Exhibit 10(bb)
EXECUTION VERSION

TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of December 8, 2008
by and among
GREIF RECEIVABLES FUNDING LLC,
GREIF PACKAGING LLC,
as initial Servicer
GREIF PACKAGING LLC,
and each other entity from time to time party hereto
as an Originator, as Originators
YC SUSI TRUST,
as Conduit Investor and Uncommitted Investor
BANK OF AMERICA,
NATIONAL ASSOCIATION,
as Agent, a Managing Agent, an Administrator and a Committed Investor
and
THE VARIOUS INVESTOR GROUPS, MANAGING AGENTS AND
ADMINISTRATORS FROM TIME TO
TIME PARTIES HERETO

[***] = PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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Schedules

Schedule 1.01	List of Agricultural Receivables Eligible Obligors
Schedule 4.1(d)	Perfection Representations, Warranties and Covenants
Schedule 4.1(g)	List of Actions and Suits
Schedule 4.1(i)	Location of Certain Offices and Records
Schedule 4.1(j)	List of Subsidiaries, Divisions and Tradenames; FEIN
Schedule 4.1(s)	List of Blocked Account Banks and Blocked Accounts
Schedule 6.1(a)	Agreed-Upon Procedures
Schedule 11.3	Address and Payment Information
Exhibits

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Credit and Collection Policies and Practices
Exhibit C	Form of Investment Request
Exhibit D	Form of Servicer Report
Exhibit E	Form of SPV Secretary’s Certificate
Exhibit F	Forms of Originator/Servicer Secretary’s Certificate

This Transfer and Administration Agreement (this “Agreement”), dated as of December 8, 2008, by and among:
(1) GREIF RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “SPV”);
(2) GREIF PACKAGING LLC, a Delaware limited liability company, as an Originator (in such capacity, the “GP Originator”) and each other entity from time to time party hereto as an “Originator” pursuant to a joinder agreement in form and substance acceptable to the Agent (each, an “Originator” and collectively, the “Originators”);
(3) GREIF PACKAGING LLC., as servicer (in such capacity, the “Servicer”);
(4) YC SUSI TRUST, a Delaware statutory trust (“YC SUSI”), as a Conduit Investor and Uncommitted Investor;
(5) BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as the Agent, a Managing Agent, an Administrator and a Committed Investor; and
(6) the various Investor Groups, Managing Agents and Administrators from time to time parties hereto.
ARTICLE I
DEFINITIONS
SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Accounts” means the Blocked Accounts, the Collection Account and each other account into which Collections may be deposited or received.
“Administrators” means the YC SUSI Administrator and any other Person that becomes a party to this Agreement as an “Administrator”.
“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person; provided that “Adverse Claim” shall not include any “precautionary” financing statement filed by any Person not evidencing any such Lien.
“Affected Assets” means, collectively, (a) the Receivables, (b) the Related Security, (c) with respect to any Receivable, all rights and remedies of the SPV under the First Tier Agreement, together with all financing statements filed by the SPV against the Originators in connection therewith, (d) all Blocked Accounts and all funds and investments therein and all of the SPV’s rights in the Blocked Account Agreements and (e) all proceeds of the foregoing.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with such Person, in each case whether beneficially, or as a trustee, guardian or other fiduciary. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.
“Agent” means Bank of America, in its capacity as agent for the Secured Parties, and any successor thereto appointed pursuant to Article X.
“Agents” means, collectively, the Managing Agents and the Agent.
“Agent-Related Persons” means, with respect to any Managing Agent or the Agent, such Person together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.
“Aggregate Unpaid Balance” means, as of any date of determination, the sum of the Unpaid Balances of all Receivables which constitute Eligible Receivables as of such date of determination.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of (a) the aggregate unpaid Yield accrued and to accrue through the end of all Rate Periods in existence at such time, (b) the Net Investment at such time and (c) all other amounts owed (whether or not then due and payable) hereunder and under the other Transaction Documents by the SPV and each Originator to the Agent, the Managing Agents, the Administrators, the Investors or the Indemnified Parties at such time.
“Agreement” is defined in the Preamble.
“Agricultural Receivable” means any Eligible Receivable originated on or after April 1st of any calendar year and payable on or prior to October 15th of such calendar year to an Agricultural Receivable Eligible Obligor.
“Agricultural Receivable Eligible Obligor” means any Eligible Obligor or their corporate successor listed on Schedule 1.01 hereto as such Schedule 1.01 may be updated from time to time at the request of the SPV and with the consent of the Administrative Agent.
“Alternate Rate” means, for any Rate Period for any Portion of Investment, an interest rate per annum equal to 1.75% per annum above the Offshore Rate for such Rate Period; provided that in the case of:
(i) any Rate Period which commences on a date prior to the Agent receiving at least three (3) Business Days’ notice thereof, or
(ii) any Rate Period relating to a Portion of Investment which is less than $1,000,000, the “Alternate Rate” for each day in such Rate Period shall be an interest rate per annum equal to the Base Rate in effect on such day. The “Alternate Rate” for any date on or after the declaration or automatic occurrence of Termination Date pursuant to Section 8.2 shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.
“Asset Interest” is defined in Section 2.1(b).
“Assignment Amount” means, with respect to a Committed Investor at the time of any assignment pursuant to Section 3.1, an amount equal to the least of (a) such Committed Investor’s Pro Rata Share of the Net Investment requested by the Uncommitted Investor in its Investor Group to be assigned at such time; (b) such Committed Investor’s unused Commitment (minus the unrecovered principal amount of such Committed Investor’s investments in the Asset Interest pursuant to the Program Support Agreement to which it is a party); and (c) in the case of an assignment on or after the applicable Conduit Investment Termination Date, an amount equal to (A) the sum of such Committed Investor’s Pro Rata Share of the Investor Group Percentage of (i) the aggregate Unpaid Balance of the Receivables (other than Defaulted Receivables), plus (ii) all Collections received by the Servicer but not yet remitted by the Servicer to the Agent, plus (iii) any amounts in respect of Deemed Collections required to be paid by the SPV at such time.
“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A.
“Assignment Date” is defined in Section 3.1(a).
“Attributable Indebtedness” means, on any date, but without duplication, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Bank of America” is defined in the Preamble.
“Bank of America Investor Group” is defined in the definition of Investor Group.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate for such day, plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the applicable Managing Agent as its “prime rate” or (c) the daily Offshore Rate plus 1.75%. The “prime rate” is a rate set by the applicable Managing Agent based upon various factors including such Managing Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by a Managing Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Blocked Account” means an account and any associated lock-box maintained by the Servicer or SPV at a Blocked Account Bank for the purpose of receiving Collections or concentrating Collections received, set forth in Schedule 4.1(s), or any account added as a Blocked Account pursuant to and in accordance with Section 4.1(s) and which, if not maintained at and in the name of the Agent, is subject to a Blocked Account Agreement.
“Blocked Account Agreement” means a deposit account control agreement among the Servicer or SPV, the Agent and a Blocked Account Bank, in form and substance reasonably acceptable to the Agent.
“Blocked Account Bank” means each of the banks set forth in Schedule 4.1(s), as such Schedule 4.1(s) may be modified pursuant to Section 4.1(s).
“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, or the State of Ohio, are authorized or required by law to close, and, when used with respect to the determination of any Offshore Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.
“Calculation Period” means: (a) the period from and including the Closing Date to and including the next Month End Date; and (b) thereafter, each period from but excluding a Month End Date to and including the earlier to occur of the next Month End Date or the Final Payout Date.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Change in Law” is defined in Section 9.3(a).
“Change of Control” means (a) any failure by Greif, Inc. to beneficially own and control, directly or indirectly, more than 50% of the total voting power and economic interests represented by the issued and outstanding Equity Interests of the SPV or any Originator (other than the GI Originator), or (b) any “Change of Control” as defined in the Senior Credit Agreement.
“Charged-Off Receivable” means a Receivable (a) as to which the Obligor thereof has become the subject of any Event of Bankruptcy, (b) which has been identified by the SPV, any

Originator or the Servicer as uncollectible, or (c) which, consistent with the Credit and Collection Policy, would be written off as uncollectible.
“Closing Date” means December 8, 2008.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Collection Account” is defined in Section 2.9.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including (i) all scheduled interest and principal payments, and any applicable late fees, in any such case, received and collected on such Receivable, (ii) all proceeds received by virtue of the liquidation of such Receivable, net of expenses incurred in connection with such liquidation, (iii) all proceeds received (net of any such proceeds which are required by law to be paid to the applicable Obligor) under any damage, casualty or other insurance policy with respect to such Receivable, (iv) all cash proceeds of the Related Security related to or otherwise attributable to such Receivable, (v) any repurchase payment received with respect to such Receivable pursuant to any applicable recourse obligation of the Servicer or any Originator under this Agreement or any other Transaction Document and (vi) all Deemed Collections received with respect to such Receivable.
“Commercial Paper” means the promissory notes issued or to be issued by a Conduit Investor (or its related commercial paper issuer if such Conduit Investor does not itself issue commercial paper) in the commercial paper market.
“Commitment” means, with respect to each Committed Investor, as the context requires, (a) the commitment of such Committed Investor to make Investments and to pay Assignment Amounts in accordance herewith in an amount not to exceed the amount described in the following clause (b), and (b) the dollar amount set forth opposite such Committed Investor’s signature on the signature pages hereof under the heading “Commitment” (or, in the case of a Committed Investor which becomes a party hereto pursuant to an Assignment and Assumption Agreement, as set forth in such Assignment and Assumption Agreement), minus the dollar amount of any Commitment or portion thereof assigned by such Committed Investor pursuant to an Assignment and Assumption Agreement, plus the dollar amount of any increase to such Committed Investor’s Commitment consented to by such Committed Investor prior to the time of determination; provided that if the Facility Limit is reduced, the aggregate of the Commitments of all the Committed Investors shall be reduced in a like amount and the Commitment of each Committed Investor shall be reduced in proportion to such reduction.
“Commitment Termination Date” means December 7, 2009, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent and the Committed Investors (each in their sole discretion).
“Committed Investors” means (a) for the Bank of America Investor Group, the YC SUSI Committed Investors and (b) for any other Investor Group, each of the Persons executing this Agreement in the capacity of a “Committed Investor” for such Investor Group in accordance with the terms of this Agreement, and, in each case, successors and permitted assigns.

“Concentration Limits” shall, at any time, be deemed exceeded if:
(a) the aggregate Unpaid Balance of all Receivables relating to a single Obligor (together with its subsidiaries and Affiliates) exceeds (i) 3.00% of the Aggregate Unpaid Balance at such time or (ii) if higher, the percentage of the Aggregate Unpaid Balance specified below, contingent upon the Obligor’s public unsecured debt rating.

Obligor’s Public Unsecured Debt Rating
(S&P/Moody’s)[1]	Concentration Limit

A/A2 or better	7.50%

A-/A3	5.00%

Below A/A3 or unrated	3.00%
(b) the aggregate Unpaid Balance of all Extended Term Receivables exceeds 3.5% of the Aggregate Unpaid Balance at such time, or
(c) the aggregate Unpaid Balance of all Agricultural Receivables exceeds 9.0% of the Aggregate Unpaid Balance at such time.
“Conduit Assignee” means, with respect to any Conduit Investor, any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and is administered by a Managing Agent or any of its Affiliates and designated by such Conduit Investor’s Managing Agent from time to time to accept an assignment from such Conduit Investor of all or a portion of the Net Investment.
“Conduit Investment Termination Date” means, with respect to any Conduit Investor, the date of the delivery by such Conduit Investor to the SPV of written notice that such Conduit Investor elects, in its sole discretion, to permanently cease to fund Investments hereunder. For the avoidance of doubt, the delivery of any such written notice by such Conduit Investor shall not relieve or terminate the obligations of any Committed Investor hereunder to fund any Investment.
“Conduit Investor” means YC SUSI and any other Person that shall become a party to this Agreement in the capacity as a “Conduit Investor” and any Conduit Assignee of any of the foregoing.
“Continuing Fortis Obligations” means those obligations which are identified to continue as obligations under the Termination and Payoff Letter.
“Contract” means, in relation to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or

[1]
The rating of an Obligor will be the lower of any public unsecured debt rating of such Obligor as issued by either S&P or Moody’s. If such Obligor has only one rating from either S&P or Moody’s, that rating shall be used.

which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“CP Rate” means, for any Rate Period for any Portion of Investment and a particular Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Administrator and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by the Conduit Investor or its Administrator to fund or maintain such Portion of Investment (and which may be also allocated in part to the funding of other assets of the Conduit Investor); provided that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Investment for such Rate Period, such Conduit Investor shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Credit and Collection Policy” means the Originators’ credit and collection policy or policies and practices relating to Receivables as in effect on the Closing Date and set forth in Exhibit B, as modified, from time to time, in compliance with Sections 6.1(a)(vii) and 6.2(c).
“Days Sales Outstanding” means, for any Calculation Period, the product, rounded upward, if necessary, to the next higher whole number, obtained by multiplying (a) 121 by (b) the quotient obtained by dividing (i) the aggregate Unpaid Balance of Receivables as of the most recent Month End Date by (ii) the aggregate amount of sales giving rise to Receivables originated during the consecutive four (4) month period ended on the most recent Month End Date.
“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar Laws affecting the rights, remedies, or recourse of creditors generally, including the Bankruptcy Code and all amendments thereto, as are in effect from time to time.
“Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Sections 2.6.
“Default Rate” means a per annum rate equal to the sum of (a) the Base Rate plus (b) 2.00%.
“Default Ratio” means, for any Calculation Period, the ratio (expressed as a percentage) computed as of the most recent Month End Date of (a) the sum of (i) the aggregate initial Unpaid Balance of all Receivables as to which, as of such Month End Date, any payment, or any part thereof, remained unpaid 91 days or more, but not more than 120 days, from the original due date thereof, plus (without duplication) (ii) the aggregate initial Unpaid Balance of all Charged-Off Receivables arising as of such Month End Date, divided by (b) the aggregate amount of sales by the Originators giving rise to Receivables in the fourth month prior to the month of determination.

“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.
“Delinquency Ratio” means, for any Calculation Period, the ratio (expressed as a percentage) equal to the quotient of (a) the aggregate Unpaid Balance of all Delinquent Receivables as of the most recent Month End Date divided by (b) the aggregate amount of sales by the Originator giving rise to the Receivables in the third month prior to the month of determination.
“Delinquent Receivable” means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date for such payment and (b) which is not a Defaulted Receivable.
“Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the Unpaid Balances of the Receivables attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, disputes (it being understood that a Receivable is “subject to dispute” only if and to the extent that, in the reasonable good faith judgment of the applicable Originator (which shall be exercised in the ordinary course of business) such Obligor’s obligation in respect of such Receivable is reduced on account of any performance failure on the part of such Originator), set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors; provided that writeoffs related to an Obligor’s bad credit, inability to pay or insolvency shall not constitute Dilution, and contractual adjustments to the amounts payable by the Obligor that are eliminated from the Receivables balance sold through a reduction in purchase price shall not constitute Dilution.
“Dilution Horizon Ratio” means, for any Calculation Period, the greater of (a) 200% and (b) the ratio (expressed as a percentage) computed as of the most recent Month End Date by dividing (i) the aggregate initial Unpaid Balance of sales by the Originators giving rise to Receivables during the calendar month and the two preceding calendar months ended on such Month End Date by (ii) the Aggregate Unpaid Balance as of such Month End Date.
“Dilution Ratio” means, for any Calculation Period, the ratio (expressed as a percentage) computed as of the most recent Month End Date by dividing (a) the aggregate Dilution incurred during such period, by (b) the aggregate amount of sales by the Originators giving rise to Receivables in the month prior to the month of determination.
“Dilution Reserve Percentage” means, for any Calculation Period, a percentage equal to:

where:

SF	=	the Stress Factor;

EDR	=	the Expected Dilution Ratio;

DS	=	the Dilution Spike; and

DHR	=	the Dilution Horizon Ratio.
“Dilution Spike” means, as of any date of determination, the highest average Dilution Ratio for any two consecutive calendar months during the immediately preceding 12 calendar months.
“Dollar” or “$” means the lawful currency of the United States.
“Downgrade Collateral Account” is defined in Section 3.2(a).
“Downgrade Draw” is defined in Section 3.2(a).
“Eligible Investments” means any of the following investments denominated and payable solely in Dollars: (a) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States, (b) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated “A-1+” by S&P, “P-1” by Moody’s and “A-1+” by Fitch (if rated by Fitch), (c) no load money market funds rated in the highest ratings category by each of the Rating Agencies (without the “r” symbol attached to any such rating by S&P), and (d) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof, provided that such commercial paper is rated “A-1+” by S&P, “P-1” by Moody’s and “A-1+” by Fitch (if rated by Fitch) (without the “r” symbol attached to any such rating by S&P).
“Eligible Obligor” means, at any time, any Obligor:
(a) which is a United States resident (or, if a corporation or other registered organization, is organized and in existence under the laws of the United States or any state or political subdivision thereof);
(b) which is not an Affiliate or employee of any of the originators, SPV or Servicer;
(c) which is not an Official Body; and
(d) which does not have more than 35.0% of Defaulted Receivables with respect to the Receivables owed by such Obligor.
“Eligible Receivable” means, at any time, any Receivable:
(a) which was originated by an Originator in the ordinary course of its business;
(b) (i) with respect to which each of the applicable Originator and the SPV has performed all obligations required to be performed by it thereunder or under any related Contract, including shipment of the merchandise and/or the performance of the services purchased thereunder; (ii) which has been billed to the relevant Obligor; and (iii) which, according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date therefor, provided, however, that up to 3.5% of the Aggregate Unpaid Balance may consist of Extended Term Receivables and 9.0% of the Aggregate Unpaid Balance may consist of Agricultural Receivables, provided, further, that the Administrative Agent may deem any Extended Term Receivable or Agricultural Receivable to be ineligible at any time in its discretion upon twenty (20) days advance written notice to the SPV;
(c) which was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policy;
(d) which has been sold or contributed to the SPV pursuant to (and in accordance with) the First Tier Agreement and to which the SPV has good and marketable title, free and clear of all Adverse Claims;
(e) the Obligor of which has been directed to make all payments to a Blocked Account;
(f) which is assignable without the consent of, or notice to, the Obligor thereunder unless such consent has been obtained and is in effect or such notice has been given;
(g) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any asserted litigation, dispute, offset, holdback, counterclaim or other defense; provided that with respect to offsets and holdbacks only the portion of such Receivable that is the subject of such offset or holdback shall be deemed to be ineligible pursuant to the terms of this clause (g);
(h) which is denominated and payable only in Dollars in the United States;
(i) which is not a Defaulted Receivable;
(j) which is not a Charged-Off Receivable;
(k) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits) in a manner not otherwise authorized by this Agreement; provided that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (l);
(l) which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions and is not evidenced by instruments or chattel paper;
(m) which, together with the Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(n) the assignment of which under the First Tier Agreement by the applicable Originator to the SPV and hereunder by the SPV to the Agent does not violate, conflict or contravene any applicable Law or any enforceable contractual or other restriction, limitation or encumbrance;
(o) such Receivable is not a Receivable which arose as a result of the sale of consigned inventory owned by a third party or a sale in which the Originator acted as agent of any other Person or otherwise not as principal;
(p) such Receivable has not been selected for funding under the Facility pursuant to any “adverse selection” procedures;
(q) such Receivable is not an Impaired Eligible Receivable, provided that if such Receivable is an Impaired Eligible Receivable it shall be deemed to be an Deemed Collection;
(r) which (together with the Related Security related thereto) has been the subject of either a valid transfer and assignment from, or the grant of a first priority perfected security interest therein by, the SPV to the Agent, on behalf of the Investors, of all of the SPV’s right, title and interest therein, effective until the Final Payout Date (unless repurchased by the SPV at an earlier date pursuant to this Agreement); and
(s) the Obligor of which is an Eligible Obligor.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting or whether certificated or not certificated), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued thereafter.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974 and any regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any corporation, partnership, trust, sole proprietorship or trade or business which, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or, with respect to any liability for contributions under Section 302(c) of ERISA, Section 414(m) or Section 414(o) of the Code.
“Eurodollar Reserve Percentage” means, for any day during any Rate Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Investor, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Bankruptcy” means, with respect to any Person, (a) that such Person becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (b) that any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; (c) that such Person institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (d) that any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or (e) that any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding.
“Excluded Amounts” is defined in Section 4.1(s).
“Excluded Taxes” means, with respect to the Managing Agent, any Investor, any other Secured Party, or any other recipient of any payment to be made by or on account of any obligation of a payor hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Investor, in which its applicable Funding Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the payor is located and (c) in the case of a Foreign Investor, any withholding tax that is imposed on amounts payable to such Foreign Investor at the time such Foreign Investor becomes a party hereto (or designates a new Funding Office) or is attributable to such Foreign Investor’s failure or inability (other than as a result of a Change in Law) to comply with Section 9.5) except to the extent that such Foreign Investor (or its assignor, if any) was entitled, at the time of designation of a new Funding Office (or assignment), to receive additional amounts from the SPV with respect to such withholding tax pursuant to Section 9.4.
“Expected Dilution Ratio” means, for any Calculation Period, the average of the Dilution Ratios for the 12 calendar months ending on the most recent Month End Date.
“Extended Term Receivable” means any Eligible Receivable with a maturity greater than 60 days but less than 91 days.
“Facility Fee” is defined in the Fee Letter.
“Facility Limit” means at any time $137,700,000, as such amount may be reduced in accordance with Section 2.16; provided that such amount may not at any time exceed the aggregate Commitments then in effect.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the applicable Managing Agent on such day on such transactions as determined by it.
“Fee Letter” means, as applicable, (i) the confidential letter agreement among the SPV and the Managing Agent for the Bank of America Investor Group and (ii) each confidential letter agreement entered into by the SPV with any Managing Agent for an Investor Group that becomes a party to this Agreement on or after the Closing Date.
“Final Payout Date” means the date, after the Termination Date, on which the Net Investment has been reduced to zero, all accrued Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full in cash.
“First Tier Agreement” means the Sale Agreement, dated as of the Closing Date, among the Originators and the SPV.
“Fluctuation Factor” means 1.2.
“Foreign Investor” means any Investor that is not (i) a citizen or resident of the jurisdiction in which the SPV is resident for tax purposes, or (ii) a corporation, partnership, national bank association trust, or other entity created or organized in or under the laws of the jurisdiction referenced in clause (i) or any estate or trust that is subject to taxation by such jurisdiction regardless of the source of its income. For purposes of this definition, the United States, each state thereof, and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Funding Office” of an Investor means the office from which such Investor funds its Investment.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, in effect from time to time.
“Greif Guaranty” means the Guaranty dated as of the date hereof (as hereafter amended, supplemented or restated) delivered by Greif, Inc. to the Persons named therein in relation to the obligations of the Originators and the Servicer under the Transaction Documents.
“Guarantee” means, with respect to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such

Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Impaired Eligible Receivable” means an Eligible Receivable which contains a confidentiality provision that purports to restrict the ability of the SPV or its assignees to exercise their rights under the related Contract or the First Tier Agreement, including, without limitation, the SPV’s or its assignees’ right to review such Contract.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c) net obligations of such Person under any Swap Contract;
(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts and other accrued liabilities incurred payable in the ordinary course of business);
(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) all Attributable Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and Synthetic Debt of such Person; and

(g) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other entity the obligations of which are not, by operation of law, the joint or several obligations of the holders of its Equity Interests) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Indebtedness would not be required to be consolidated with the other Indebtedness of such Person under GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Amounts” is defined in Section 9.1.
“Indemnified Parties” is defined in Section 9.1.
“Interest Component” means, at any time of determination for any Conduit Investor, the aggregate Yield accrued and to accrue through the end of the current Rate Period for the Portion of Investment accruing Yield calculated by reference to the CP Rate at such time (determined for such purpose using the CP Rate most recently determined by its Administrator).
“Interest Coverage Ratio” has the meaning assigned to such term in the Senior Credit Agreement.
“Investment” is defined in Section 2.2(a).
“Investment Date” is defined in Section 2.3(a).
“Investment Request” means each request substantially in the form of Exhibit C.
“Investor(s)” means the Conduit Investors, the Committed Investors and/or the Uncommitted Investors, as the context may require.
“Investor Group” means each of the following groups of Investors:
(a) YC SUSI, any Conduit Assignee thereof, Bank of America, as Administrator and Managing Agent, and the YC SUSI Committed Investors from time to time party hereto (the “Bank of America Investor Group”); and
(b) any Conduit Investor, its Administrator, its Managing Agent and its related Committed Investors from time to time party hereto.
“Investor Group Percentage” means, for any Investor Group, the percentage equivalent (carried out to five decimal places) of a fraction the numerator of which is the aggregate amount of the Commitments of all Committed Investors in that Investor Group and the denominator of which is the sum of such numerators for each of the Investor Groups.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body.

“Leverage Ratio” has the meaning assigned to such term in the Senior Credit Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“Loss Horizon Ratio” means, for any Calculation Period, the quotient, expressed as a percentage, of (a) the aggregate initial Unpaid Balance of Eligible Receivables which arose during the period ending on the most recent Month End Date and the three immediately preceding Calculation Periods, divided by (b) the aggregate initial Unpaid Balance of Eligible Receivables at the most recent Month End Date.
“Loss Reserve Ratio” means, for any Calculation Period, the product of (a) the Stress Factor, (b) the highest three-month average, during the twelve-month period ending on the most recent Month End Date, of the Default Ratio and (c) the Loss Horizon Ratio for such Calculation Period.
“Majority Investors” means, at any time, those Committed Investors that hold Commitments aggregating in excess of fifty percent (50%) of the Facility Limit as of such date (or, if the Commitments shall have been terminated, the Investors whose aggregate pro rata shares of the Net Investment exceed fifty percent (50%) of the Net Investment).
“Managing Agent” means, with respect to any Investor Group, the Person acting as Managing Agent for such Investor Group and designated as such on the signature pages hereto or in any Assignment and Assumption Agreement for such Investor Group under this Agreement, and each of its successors and assigns.
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that materially and adversely affects (a) the collectibility of a material portion of the Receivables, (b) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the SPV individually or Greif and its consolidated Subsidiaries (taken as a whole), (c) the ability of the SPV, the Servicer or any of the Originators to perform its respective material obligations under the Transaction Documents to which it is a party, or (d) the rights of or benefits available to the Agent, the Managing Agents or the Investors under the Transaction Documents.
“Material Subsidiary” has the meaning assigned to such term in the Senior Credit Agreement.
“Maturity Date” means the fifth anniversary of the Closing Date unless otherwise extended with the consent of each Managing Agent.
“Maximum Commitment” means, as of any date of determination, the sum of the maximum Commitments of all Committed Investors hereunder.

“Maximum Net Investment” means, at any time, an amount equal to the Facility Limit divided by 1.02.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Greif, Inc. or any other Originator, as applicable.
“Minimum Percentage” means, for any Calculation Period, the sum of (a) 0.15 plus (b) the product of (i) the Expected Dilution Ratio and (ii) the Dilution Horizon Ratio.
“Month End Date” means the last day of each calendar month.
“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.
“Multiemployer Plan” is defined in Section 4001(a)(3) of ERISA.
“Net Investment” at any time means (a) the cash amounts paid to the SPV pursuant to Sections 2.2 and 2.3, together with the amount of any funding under a Program Support Agreement allocated to the Interest Component at the time of such funding less (b) the aggregate amount of Collections theretofore received and applied by the Agent to reduce such Net Investment pursuant to Section 2.12; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment shall be increased by the amount described in Section 3.1(b) as described therein.
“Net Pool Balance” means, at any time, (a) the Aggregate Unpaid Balance at such time, minus (b) the sum of (i) the aggregate Unpaid Balances of such Eligible Receivables that have become Defaulted Receivables, (ii) for each category of Receivables subject to a Concentration Limit, the amount by which the Unpaid Balances of any Eligible Receivable or category of Eligible Receivables exceeds the applicable Concentration Limits set forth in the definition of “Concentration Limit”, and (iii) without duplication of clause (i), the aggregate Unpaid Balance of any Impaired Eligible Receivables identified as such by or to the Servicer.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments in respect of such Receivable pursuant to a Contract.
“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Offshore Base Rate” means, for any Rate Period:
(i) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate that appears on the page of the Telerate, Inc. screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in Dollars (for delivery on the first day of such Rate Period) with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Rate Period, or
(ii) in the event the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Rate Period) with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Rate Period, or
(iii) in the event the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the applicable Managing Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Rate Period) in same day funds in the approximate amount of the applicable Portion of Investment to be funded by reference to the Offshore Rate and with a term equivalent to such Rate Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Rate Period.
“Offshore Rate” means, for any Rate Period, a rate per annum determined by the applicable Managing Agent pursuant to the following formula:

Offshore Rate =	Offshore Base Rate

1.00 — Eurodollar Reserve Percentage
“Originator” is defined in the Preamble.
“Pension Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Originator, the SPV or an ERISA Affiliate of any of them may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.
“Portion of Investment” is defined in Section 2.4(a).

“Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.
“Pro Rata Share” means, with respect to a Committed Investor and a particular Investor Group at any time, the Commitment of such Committed Investor, divided by the sum of the Commitments of all Committed Investors in such Investor Group (or, if the Commitments shall have been terminated, its pro rata share of the Net Investment funded by such Investor Group).
“Program Fee” is defined in the Fee Letter.
“Program Support Agreement” means and includes, with respect to any Conduit Investor, any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Conduit Investor (or any related commercial paper issuer that finances the Conduit Investor), the issuance of one or more surety bonds for which the Conduit Investor (or such related issuer) is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Investor (or such related issuer) to any Program Support Provider of the Asset Interest (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to the Conduit Investor (or such related issuer) in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Investor, any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Conduit Investor (or any related commercial paper issuer that finances the Conduit Investor) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Conduit Investor’s (or such related issuer’s) commercial paper program.
“Rate Period” means (a) with respect to any Portion of Investment funded by the issuance of Commercial Paper, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Rate Period for such Portion of Investment and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Investment not funded by the issuance of Commercial Paper, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (but excluding) the next following Settlement Date, and (ii) thereafter, each period commencing on (and including) a Settlement Date and ending on (but excluding) the next following Settlement Date; provided that
(A) any Rate Period with respect to any Portion of Investment (other than any Portion of Investment accruing Yield at the CP Rate) that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided that if Yield in respect of such Rate Period is computed by reference to the Offshore Rate, and such Rate Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Rate Period shall end on the next preceding Business Day;

(B) in the case of any Rate Period for any Portion of Investment that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Rate Period shall end on such Termination Date and the duration of each Rate Period which commences on or after the Termination Date shall be of such duration as shall be selected by such Managing Agent; and
(C) any Rate Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the SPV by, the applicable Managing Agent any time, in which case the Portion of Investment allocated to such terminated Rate Period shall be allocated to a new Rate Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Yield at the Alternate Rate.
“Rate Type” means the Offshore Rate, the Base Rate or the CP Rate.
“Receivable” means any right to payment owed by any Obligor or evidenced by a Contract arising in connection with the sale of goods or the rendering of services by an Originator or any right of an Originator or the SPV to payment from or on behalf of an Obligor, in respect of any scheduled payment of interest, principal or otherwise under a Contract, or any right to reimbursement for funds paid or advanced by an Originator or the SPV on behalf of an Obligor under such Contract, whether constituting an account, chattel paper, instrument, payment intangible, or general intangible, (whether or not earned by performance), together with all supplemental or additional payments required by the terms of such Contract with respect to insurance, maintenance, ancillary products and services and any other specific charges (including the obligation to pay any finance charges, fees and other charges with respect thereto), other than a Retained Receivable.
“Recipient” is defined in Section 2.10.
“Records” means all Contracts and other documents, purchase orders, invoices, agreements, books, records and any other media, materials or devices for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by the SPV, any Originator or the Servicer with respect to the Receivables, any other Affected Assets or the Obligors.
“Register” is defined in Section 11.8.
“Reinvestment” is defined in Section 2.2(b).
“Reinvestment Period” means the period commencing on the Closing Date and ending on the Termination Date.
“Related Committed Investor” means, with respect to any Uncommitted Investor, the Committed Investors in such Uncommitted Investor’s Investor Group.
“Related Security” means, with respect to any Receivable, all of the applicable Originator’s (without giving effect to any transfer under the First Tier Agreement) or the SPV’s rights, title and interest in, to and under:

(a) any goods (including returned or repossessed goods) and documentation or title evidencing the shipment or storage of any goods relating to any sale giving rise to such Receivable;
(b) all other Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the related Contract or otherwise, together with all financing statements and other filings authorized by an Obligor relating thereto;
(c) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(d) all records, instruments, documents and other agreements (including any Contract with respect thereto) related to such Receivable;
(e) all Collections with respect to such Receivable and all of the SPV’s or the applicable Originator’s right, title and interest in and to any deposit or other account (including the Blocked Accounts and the Collection Account) into which such Collections may be deposited or received; and
(f) all proceeds of the foregoing.
“Reportable Event” means any event, transaction or circumstance which is required to be reported with respect to any Pension Plan under Section 4043 of ERISA and the applicable regulations thereunder.
“Reporting Date” is defined in Section 2.8.
“Required Downgrade Assignment Period” is defined in Section 3.2(a).
“Required Reserves” at any time means the product of (x) the Net Pool Balance and (y) the sum of (a) the Yield Reserve, plus (b) the Servicing Fee Reserve, plus (c) the greater of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Percentage and (ii) the Minimum Percentage, each as in effect at such time.
“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, executive vice president or treasurer, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; and (c) in the case of a limited liability company, the chairman, chief executive officer, president, chief operating officer, chief financial officer, executive vice president or senior vice president of such limited liability company or of the manager, managing member or sole member of such limited liability company, acting on behalf of such manager, managing member or sole member in its capacity as manager, managing member or sole member.

“Restricted Payments” is defined in Section 6.2(l).
“Retained Receivable” has the meaning provided in the First Tier Agreement.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.
“Secured Parties” means the Investors, the Agent, each Managing Agent, each Administrator and the Program Support Providers.
“Senior Credit Agreement” means:
(a) the Credit Agreement dated as of March 2, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among Greif, Inc., Greif Spain Holdings, S.L., sociedad unipersonal, a private limited liability company (sociedad de responsabilidad limitada), organized under the laws of Spain, Greif Bros. Canada Inc., a corporation continued and existing under the laws of Canada, Greif UK Ltd., a company organized under the laws of England and Wales, Greif International Holding B.V., a private limited liability company (besloten vennootschap met beperlite aansprakelijkheid) organized under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands, and Greif Australia PTY. Ltd., a corporation organized under the laws of the Australian Capital Territory, the financial institutions party thereto, including Deutsche Bank AG, New York Branch, in their capacities as lenders thereunder and Deutsche Bank AG, New York Branch, as administrative agent; or
(b) if the agreement referred to in paragraph (a) is terminated or cancelled, any secured or unsecured revolving credit or term loan agreement between or among Greif, Inc., as borrower, and any bank or banks or financial institutions, as lenders(s), for borrowed monies to be used for general corporate purposes of Greif, Inc. and/or its Subsidiaries, with an original term of not less than 3 years and an original aggregate loan commitment of at least U.S.$250,000,000 or the equivalent thereof in any other currency and, if there is more than one such revolving credit or term loan agreement, then such agreement which involves the greatest original aggregate loan commitment(s) and, as between agreements having the same aggregate original loan commitment(s), then the one which has the most recent date; or
(c) if the agreement referred to in paragraph (a) above and all agreements, if any, which apply under paragraph (b) have been terminated or cancelled, then so long as paragraph (b) does not apply as the result of one or more new agreements being entered into, the agreement which is the last such agreement under paragraph (a) or (b) to be so terminated or cancelled as in effect (for purposes of this definition) pursuant to such paragraphs immediately prior to such termination or cancellation.
“Servicer” is defined in the Preamble.
“Servicer Default” is defined in Section 7.5.

“Servicer Indemnified Amounts” is defined in Section 9.2.
“Servicer Indemnified Parties” is defined in Section 9.2.
“Servicer Report” means a report, in substantially the form attached hereto as Exhibit D or in such other form as is mutually agreed to by the SPV, the Servicer and the Agent, furnished by the Servicer pursuant to Section 2.8.
“Servicing Fee” means the fees payable to the Servicer from Collections, in an amount equal to either (i) at any time when the Servicer is an Affiliate of Greif, Inc., 1.0% per annum on the weighted daily average of the aggregate Unpaid Balances of the Receivables for the preceding calendar month, or (ii) at any time when the Servicer is not an Affiliate of Greif, Inc., the amount determined upon the agreement of the Servicer, and the Agent, payable in arrears on each Settlement Date from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.12. With respect to any Portion of Investment, the Servicing Fee allocable thereto shall be equal to the Servicing Fee determined as set forth above, times a fraction, the numerator of which is the amount of such Portion of Investment and the denominator of which is the Net Investment.
“Servicing Fee Reserve” means, at any time, an amount equal to the sum of (a) the current Servicing Fee rate, plus (b) the product of (i) a fraction, the numerator of which is the Days Sales Outstanding and the denominator of which is 360 multiplied by (ii) the aggregate Unpaid Balance of all Receivables.
“Settlement Date” means (a) prior to the Termination Date, the 17th day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day as agreed upon in writing by the SPV and the Agent, after consultation with the Managing Agents, and (b) for any Portion of Investment on and after the Termination Date, each day selected from time to time by the Agent, after consultation with the Managing Agents (it being understood that the Agent may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such Portion of Investment pursuant to clause (a) of this definition.
“Solvent” has the meaning provided in the First Tier Agreement.
“Stress Factor” means 2.25.
“SPV” is defined in the Preamble.
“Subsidiary” means, with respect to any Person, any corporation or other Person (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” is defined in Section 9.4(a).
“Termination Date” means the earliest of (a) the Business Day designated by the SPV to the Agent and the Managing Agents as the Termination Date at any time following not less than five (5) days’ written notice to the Agent and the Managing Agents, (b) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 8.2, (c) the day that is five (5) Business Days prior to the Commitment Termination Date and (d) the Maturity Date.
“Termination Event” is defined in Section 8.1.
“Termination and Payoff Letter” means that certain letter agreement, dated the date hereof, among the SPV, the Originators, Fortis Bank S.A./N.V. and the Agent, pursuant to which

Fortis Bank S.A./N.V. acknowledges receipt of all monies outstanding pursuant to, and agrees to terminate, the receivables purchase facility evidenced by that certain Receivables Purchase Agreement, dated as of October 31, 2003, among the SPV, the Originators, Scaldis Capital LLC and Fortis Bank S.A./N.V.
“Three-Month Default Ratio” means, for any Calculation Period, the average of the Default Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.
“Three-Month Delinquency Ratio” means, for any Calculation Period, the average of the Delinquency Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.
“Transaction Costs” is defined in Section 9.5(a).
“Transaction Documents” means, collectively, this Agreement, the First Tier Agreement, the Fee Letters, the Blocked Account Agreements, Guaranty, each Assignment and Assumption Agreement and all of the other instruments, documents and other agreements executed and delivered by the Servicer, any Originator or the SPV in connection with any of the foregoing.
“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction or jurisdictions.
“Uncommitted Investor” means YC SUSI and any other Conduit Investor designated as an “Uncommitted Investor” for any Investor Group and any of their respective Conduit Assignees.
“Unpaid Balance” of any Receivable means at any time the unpaid principal amount thereof.
“U.S.” or “United States” means the United States of America.
“YC SUSI” is defined in the Preamble.
“YC SUSI Administrator” means Bank of America or an Affiliate thereof, as Administrative Trustee for YC SUSI, or Bank of America or an Affiliate thereof, as administrator for any Conduit Assignee of YC SUSI.
“YC SUSI Committed Investors” means each financial institution party to this Agreement as a YC SUSI Committed Investor.
“Yield” means:
(i) for any Portion of Investment during any Rate Period to the extent a Conduit Investor funds such Portion of Investment through the issuance of Commercial Paper (directly or indirectly through a related commercial paper issuer),

(ii) for any Portion of Investment funded by a Committed Investor and for any Portion of Investment to the extent a Conduit Investor will not be funding such Portion of Investment through the issuance of Commercial Paper (directly or indirectly through a related commercial paper issuer), where:

AR	=	the Alternate Rate for such Portion of Investment for such Rate Period,

CPR	=	the CP Rate for such Conduit Investor for such Portion of Investment for such Rate Period (as determined by the Administrator on or prior to the fifth (5th) Business Day of the calendar month next following such Rate Period),

D	=	the actual number of days during such Rate Period, and

I	=	the weighted average of such Portion of Investment during such Rate Period;
provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that at all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 8.2, Yield for all Portion of Investment shall be determined as provided in clause (ii) of this definition; and provided further that notwithstanding the forgoing, all computations of Yield based on the Base Rate shall be based on a year of 365 or 366 days, as applicable.
“Yield Reserve” means, as of any date of determination, an amount equal to (a) the product of (i) the Stress Factor times (ii) the Days Sales Outstanding in effect on such date times (iii) the sum of the Base Rate in effect on such date (as determined by the Agent) plus 2%, divided by (b) 360, multiplied by (c) the Net Pool Balance on such date.
SECTION 1.2 Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Law refer to that Law as amended from time to time and include any successor Law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.
SECTION 1.4 Times of Day. Unless otherwise specified in this Agreement, time references are to time in New York, New York.
ARTICLE II
PURCHASES AND SETTLEMENTS
SECTION 2.1 Transfer of Affected Assets; Intended Characterization. (a) Sale of Asset Interest. In consideration of the payment by each Managing Agent (on behalf of the applicable Investors in the related Investor Group as determined pursuant to Section 2.3) of the amount of the applicable Investor Group Percentage of the initial Investment on the Closing Date and each Managing Agent’s agreement (on behalf of the applicable Investors as determined below) to make payments to the SPV from time to time in accordance with Section 2.2, effective upon the SPV’s (or its designee’s) receipt of payment for such Investment on the Closing Date, the SPV hereby sells, conveys, transfers and assigns to the Agent, on behalf of the Investors, (i) all Receivables existing on the date of the initial Investment hereunder or thereafter arising or acquired by the SPV from time to time prior to the Final Payout Date under the First Tier Agreement, and (ii) all other Affected Assets, whether existing on the Closing Date or thereafter arising at any time and acquired by the SPV under the First Tier Agreement.
(b) Purchase of Asset Interest. Subject to the terms and conditions hereof, the Agent (on behalf of the Investors) hereby purchases and accepts from the SPV the Receivables and all other Affected Assets sold, assigned and transferred pursuant to Section 2.1(a). The Agent’s right, title and interest in and to such Receivables and all other Affected Assets (on behalf of the Investors) hereunder is herein called the “Asset Interest”. Each Investment hereunder shall be made by the Investor Groups pro rata according to their respective Investor

Group Percentages. The Agent shall hold the Asset Interest on behalf of the Investors in each Investor Group in accordance with the respective portions of the Net Investment funded by that Investor Group from time to time. Within each Investor Group, except as otherwise provided in Section 3.3(b), the Agent shall hold the applicable Investor Group Percentage of the Asset Interest on behalf of the Investors in that Investor Group in accordance with the respective outstanding portions of the Net Investment funded by them.
(c) Obligations Not Assumed. The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Agent, the Managing Agents or any Investor, of any obligation of the SPV, any Originator, or any other Person under or in connection with the Receivables or any other Affected Asset, all of which shall remain the obligations and liabilities of the SPV and/or the Originators, as applicable.
(d) Intended Characterization; Grant of Security Interest.
(i) The SPV, the Agent, the Managing Agents and the Investors intend that the sale, assignment and transfer of the Affected Assets to the Agent (on behalf of the Investors) hereunder shall be treated as a sale for all purposes, other than accounting and federal and state income tax purposes. If notwithstanding the intent of the parties, the sale, assignment and transfer of the Affected Assets to the Agent (on behalf of the Investors) is not treated as a sale for all purposes, other than accounting and federal and state income tax purposes, the sale, assignment and transfer of the Affected Assets shall be treated as the grant of, and the SPV hereby does grant, a security interest in the Affected Assets to secure the payment and performance of the SPV’s obligations to the Agent (on behalf of the Investors) hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law. The SPV and Agent agree, and each Investor by acquiring an Investment or other interest in the Affected Assets agrees, to treat and report such Investment or other interests in the Affected Assets as indebtedness for U.S. federal and state income tax purposes.
(ii) The SPV hereby grants to the Agent (on behalf of the Investors) a security interest in the Accounts as additional collateral to secure the payment and performance of the SPV’s obligations to the Agent (on behalf of the Investors) hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law.
(iii) Each of the parties hereto further expressly acknowledges and agrees that the Commitments of the Committed Investors hereunder, regardless of the intended true sale nature of the overall transaction, are financial accommodations (within the meaning of Section 365(c)(2) of the Bankruptcy Code) to or for the benefit of SPV.
SECTION 2.2 Purchase Price. Subject to the terms and conditions hereof, including Article V, in consideration for the sale, assignment and transfer of the Affected Assets by the SPV to the Agent (on behalf of the Investors) hereunder:

(a) Investments. On the Closing Date, and thereafter from time to time prior to the Termination Date, on request of the SPV in accordance with Section 2.3, each Managing Agent (on behalf of the applicable Investors as determined pursuant to Section 2.3) shall pay to the SPV the applicable Investor Group Percentage of an amount equal in each instance to the lesser of (i) the amount requested by the SPV under Section 2.3(a), and (ii) the largest amount that will not cause (A) the Net Investment to exceed the Maximum Net Investment and (B) the sum of the Net Investment and Required Reserves to exceed the Net Pool Balance. Each such payment is herein called an “Investment”.
(b) Reinvestments. On each Business Day during the Reinvestment Period, the Servicer, on behalf of the Agent (on behalf of the Managing Agents and the Investors), shall pay to the SPV, out of Collections, the amount available for Reinvestment in accordance with Section 2.12(a)(iii). Each such payment is hereinafter called a “Reinvestment”. All Reinvestments with respect to the applicable Investor Group Percentage of the Asset Interest shall be made ratably on behalf of the Investors in the relevant Investor Group in accordance with the respective outstanding portions of the Net Investment funded by them.
(c) Deferred Purchase Price. On each Business Day on and after the Final Payout Date, the Servicer, on behalf of the Agent, shall pay to the SPV an amount equal to the Collections of Receivables received by the SPV less the accrued and unpaid Servicing Fee (and the SPV (or the Servicer on its behalf) shall apply such Collections in the manner described in Section 2.14).
(d) SPV Payments Limited to Collections. Notwithstanding any provision contained in this Agreement to the contrary, no Managing Agent shall, nor shall be obligated (whether on behalf of the applicable Uncommitted Investor or the Committed Investors in such Managing Agent’s Investor Group), to pay any amount to the SPV as the purchase price of Receivables pursuant to subsections (b) and (c) above except to the extent of Collections on Receivables available for distribution to the SPV in accordance with this Agreement (but without otherwise limiting any obligations under Section 2.3). Any amount that any Managing Agent (whether on behalf of the Uncommitted Investors or the Committed Investors in such Managing Agent’s Investor Group) does not pay pursuant to the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or corporate obligation of such Managing Agent for any such insufficiency unless and until such amount becomes available for distribution to the SPV under Section 2.12.
SECTION 2.3 Investment Procedures.
(a) Notice. The SPV shall request an Investment hereunder, by request to the Agent (which shall promptly provide a copy to each Managing Agent) given by facsimile in the form of an Investment Request at least three (3) Business Days prior to the proposed date of any Investment (including the initial Investment). Each such Investment Request shall specify (i) the desired amount of such Investment (which shall be at least $1,000,000 in the aggregate for all Investor Groups or an integral aggregate multiple of $100,000 in excess thereof per Investor Group or, to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount equal to such available unused portion of the

Maximum Net Investment), and (ii) the desired date of such Investment (the “Investment Date”) which shall be a Business Day.
(b) Conduit Investor Acceptance or Rejection; Investment Request
Irrevocable.
(i) Each Managing Agent will promptly notify the Conduit Investors in its Investor Group and their respective Administrators of the Managing Agent’s receipt of any Investment Request. If the Investment Request is received prior to the Conduit Investment Termination Date, each Conduit Investor shall instruct its Administrator to cause its Managing Agent to accept or reject such Investment Request by notice given to the SPV, its Managing Agent and the Agent by telephone or facsimile by no later than the close of its business on the Business Day following its receipt of any such Investment Request. Any rejection by a Conduit Investor shall not relieve or terminate the obligations of any Committed Investor hereunder to fund any Investment.
(ii) Each Investment Request shall be irrevocable and binding on the SPV, and the SPV shall indemnify each Investor against any loss or expense incurred by such Investor, either directly or indirectly (including, in the case of any Conduit Investor, through a Program Support Agreement) as a result of any failure by the SPV to complete such Investment, including any loss (including loss of profit) or expense incurred by the Agent, any Managing Agent or any Investor, either directly or indirectly (including, in the case of any Conduit Investor, pursuant to a Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Investor (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Investment.
(c) Committed Investor’s Commitment. Subject to the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2 and the other terms and conditions hereof, each Committed Investor hereby agrees to make Investments during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate amount up to but not exceeding the Commitment of such Committed Investor as in effect from time to time. Subject to Section 2.2(b) concerning Reinvestments, at no time will any Uncommitted Investor have any obligation to fund an Investment or Reinvestment. At all times on and after the Conduit Investment Termination Date with respect to a Conduit Investor, all Investments and Reinvestments shall be made by the Managing Agent on behalf of the Committed Investors in such Investor Group. At any time when any Uncommitted Investor has rejected a request to fund its Investor Group Percentage of an Investment, its Managing Agent shall so notify the Related Committed Investors and such Related Committed Investors shall fund their respective share of such Investment, on a pro rata basis, in accordance with their respective Pro Rata Shares. Notwithstanding anything contained in this Section 2.3(c) or elsewhere in this Agreement to the contrary, no Committed Investor shall be obligated to provide its Managing Agent or the SPV with funds in connection with an Investment in an amount that would result in the portion of the Net Investment then funded by it exceeding its Commitment then in effect (inclusive of any amounts funded by such Committed Investor under the Program Support Agreement to which it is a party). The obligation of the Committed Investors in each Investor Group to remit the applicable Investor Group Percentage of any Investment shall be several from that of the other Committed Investors in the other Investor Groups and within the each Investor Group each Committed Investor’s obligation to fund its portion of the Investments shall be several from the obligations of the other Investors. The failure of any Committed Investor to so make such amount available to its Managing Agent shall not relieve any other Committed Investor of its obligation hereunder.
(d) Payment of Investment. On any Investment Date, each Uncommitted Investor or each Committed Investor, as the case may be, shall remit its share of the aggregate amount of such Investment (determined pursuant to Section 2.2(a)) to the account of the Managing Agent specified therefor from time to time by the Managing Agent by notice to such Persons by wire transfer of same day funds. Following the Managing Agent’s receipt of funds from the Investors as aforesaid, the Managing Agent shall remit such funds received to the SPV’s account at the location indicated in Schedule 11.3, by wire transfer of same day funds.
(e) Managing Agent May Advance Funds. Unless a Managing Agent shall have received notice from any Investor in its Investor Group that such Person will not make its share of any Investment available on the applicable Investment Date therefor, a Managing Agent may (but shall have no obligation to) make any such Investor’s share of any such Investment available to the SPV in anticipation of the receipt by the Managing Agent of such amount from the applicable Investor. Subject to Section 2.3(c), to the extent any such Investor fails to remit any such amount to its Managing Agent after any such advance by such Managing Agent on such Investment Date, such Investor, and if such Investor does not, upon the request of the applicable Managing Agent, the SPV, shall be required to pay such amount to the Agent for payment to such Managing Agent for its own account, together with interest thereon at a per annum rate equal to the Federal Funds Rate, in the case of such Investor, or the Base Rate, in the case of the SPV, to the Agent for payment to such Managing Agent (provided that a Conduit Investor shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the applicable Managing Agent and such Managing Agent shall be deemed to be the owner of an interest in the Asset Interest hereunder to the extent of such Investment. Upon the payment of such amount to the Agent for payment to the applicable Managing Agent (i) by the SPV, the amount of the aggregate Net Investment shall be reduced by such amount or (ii) by such Investor, such payment shall constitute such Person’s payment of its share of the applicable Investment.
SECTION 2.4 Determination of Yield and Rate Periods.
(a) From time to time, for purposes of determining the Rate Periods applicable to the different portions of the Net Investment funded by its Investor Group and of calculating Yield with respect thereto, each Managing Agent shall allocate the Net Investment allocable to its Investor Group to one or more tranches (each a “Portion of Investment”). At any time, each Portion of Investment shall have only one Rate Period and one Rate Type.

(b) Offshore Rate Protection; Illegality. (i) If any Managing Agent is unable to obtain on a timely basis the information necessary to determine the Offshore Rate for any proposed Rate Period, then:
(A) such Managing Agent shall forthwith notify its Conduit Investor or Committed Investors, as applicable, and the SPV that the Offshore Rate cannot be determined for such Rate Period, and
(B) while such circumstances exist, none of such Conduit Investor, such Committed Investors or such Managing Agent shall allocate any Portion of Investment with respect to Investments made during such period or reallocate any Portion of Investment allocated to any then existing Rate Period ending during such period, to a Rate Period with respect to which Yield is calculated by reference to the Offshore Rate.
(i) If, with respect to any outstanding Rate Period, a Conduit Investor or any Committed Investor on behalf of which a Managing Agent holds any Portion of Investment notifies such Managing Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Portion of Investment or that the Offshore Rate applicable to such Portion of Investment will not adequately reflect the cost to the Person of funding or maintaining such Portion of Investment for such Rate Period, then (A) such Managing Agent shall forthwith so notify the SPV and (B) upon such notice and thereafter while such circumstances exist none of such Managing Agent, such Conduit Investor or such Committed Investor, as applicable, shall allocate any other Portion of Investment with respect to Investments made during such period or reallocate any Portion of Investment allocated to any Rate Period ending during such period, to a Rate Period with respect to which Yield is calculated by reference to the Offshore Rate.
(ii) Notwithstanding any other provision of this Agreement, if a Conduit Investor or any of the Committed Investors, as applicable, shall notify their respective Managing Agent that such Person has determined (or has been notified by any Program Support Provider) that the introduction after the Closing Date of or any change in or in the interpretation of any Law makes it unlawful (either for such Conduit Investor, such Committed Investor or such Program Support Provider, as applicable), or any central bank or other Official Body asserts that it is unlawful for such Conduit Investor, such Committed Investor or such Program Support Provider, as applicable, to fund the purchases or maintenance of any Portion of Investment accruing Yield calculated by reference to the Offshore Rate, then (A) as of the effective date of such notice from such Person to its Managing Agent, the obligation or ability of such Conduit Investor or such Committed Investor, as applicable, to fund the making or maintenance of any Portion of Investment accruing Yield calculated by reference to the Offshore Rate shall be suspended until such Person notifies its Managing Agent that the circumstances causing such suspension no longer exist and (B) each Portion of Investment made or maintained by such Person shall either (1) if such Person may lawfully continue to maintain such Portion of Investment accruing Yield calculated by reference to the Offshore Rate until the last day of the applicable Rate Period, be reallocated on the last day of such Rate Period to another Rate Period and shall accrue Yield calculated by reference to the Base Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Portion of Investment accruing Yield calculated by reference to the Offshore Rate until the end of the applicable Rate Period, such Person’s share of such Portion of Investment allocated to such Rate Period shall be deemed to accrue Yield at the Base Rate from the effective date of such notice until the end of such Rate Period.
SECTION 2.5 Yield, Fees and Other Costs and Expenses. Notwithstanding any limitation on recourse herein, the SPV shall pay, as and when due in accordance with this Agreement:
(a) to the Agent and each Managing Agent, all fees hereunder and under each Fee Letter, all amounts payable pursuant to Article IX, if any, and the Servicing Fees, if required pursuant to Section 2.12(b); and
(b) on each Settlement Date, to the extent not paid pursuant to Section 2.12 for any reason, to the Agent, on behalf of the Conduit Investor or the Committed Investors, as applicable, an amount equal to the accrued and unpaid Yield for the related Rate Period.
Nothing in this Agreement shall limit in any way the obligations of the SPV to pay the amounts set forth in this Section 2.5.
SECTION 2.6 Deemed Collections. (a) Dilutions. If on any day the Unpaid Balance of an Eligible Receivable is reduced (but not cancelled) as a result of any Dilution, the SPV shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction. If on any day an Eligible Receivable is canceled as a result of any Dilution, the SPV shall be deemed to have received on such day a Collection of such Eligible Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Eligible Receivable. Any amount deemed to have been received under this Section 2.6(a) shall constitute a “Deemed Collection”. Upon any such Deemed Collection, the SPV shall, on the second Business Day following its knowledge of such Dilution, pay to the Servicer an amount equal to such Deemed Collection and such amount shall be applied by the Servicer as a Collection in accordance with Section 2.12.
(b) Breach of Representation or Warranty. If on any day any representation or warranty in Sections 4.1(d), (k), (t) or (u) with respect to any Eligible Receivable (whether on or after the date of transfer thereof to the Agent, for the benefit of the Investors, as contemplated hereunder) is determined to have been incorrect at the time such representation or warranty was made or deemed made, the SPV shall be deemed to have received on such day a Collection of such Eligible Receivable equal to its Unpaid Balance. Any amount deemed to have been received under this Section 2.6(b) shall constitute a “Deemed Collection”. Upon any such Deemed Collection, the SPV shall, on the second Business Day following its knowledge thereof, deposit into the Collection Account an amount equal to such Deemed Collection and such amount shall be applied by the Servicer as a Collection in accordance with Section 2.12.

SECTION 2.7 Payments and Computations, Etc. All amounts to be paid or deposited by the SPV or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon on the day when due in immediately available funds; if such amounts are payable to the Agent or any Managing Agent (whether on behalf of any Investor or otherwise) they shall be paid or deposited in the account indicated under the heading “Payment Information” in Section 11.3, until otherwise notified by the Agent or any Managing Agent. The SPV shall, to the extent permitted by Law, pay to the Agent or the applicable Managing Agent, for the benefit of the Investors, upon demand, interest on all amounts not paid or deposited when due hereunder (subject to any applicable grace period) at the Default Rate. All computations of per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations made by the Agent or any Managing Agent of amounts payable by the SPV hereunder shall be binding upon the SPV absent manifest error.
SECTION 2.8 Reports. By no later than 4:00 p.m. on the second Business Day prior to each Settlement Date (and within four (4) Business Days after a request from the Agent) (each, a “Reporting Date”), the Servicer shall prepare and forward to the Agent and each Managing Agent a Servicer Report, certified by the Servicer.
SECTION 2.9 Collection Account. The Agent shall establish in its name on or prior to the day of the initial Investment hereunder and shall maintain a segregated account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Secured Parties. The Agent shall have exclusive dominion and control over the Collection Account and all monies, instruments and other property from time to time in the Collection Account. The SPV and the Servicer shall remit to the Collection Account on the dates specified in Section 2.12(b) all amounts due and owing thereunder. At all other times, any Collections received directly by the SPV, any of the Originators or the Servicer shall be sent promptly (but in any event within two (2) Business Days of receipt) to a Blocked Account. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent, in the name of the Agent, in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the next Settlement Date and otherwise in accordance with the provisions of Section 2.12; provided that such funds shall not reduce the Net Investment or accrued Yield hereunder until so applied under Section 2.12. On each Settlement Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be applied as Collections. On the Final Payout Date, any and all funds remaining on deposit in the Collection Account shall be paid to the SPV.
SECTION 2.10 Sharing of Payments, Etc. If any Investor (for purposes of this Section only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Asset Interest owned by it (other than pursuant to a Fee Letter, Section 3.3(b) or Article IX and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.12 and other than a result of the different methods for calculating Yield) in excess of its ratable share of payments on account of the Asset Interest obtained by the Investors entitled thereto, such Recipient shall forthwith purchase from the Investors entitled to a share of such amount participations in the portions of the Asset Interest owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.
SECTION 2.11 Right of Setoff. Without in any way limiting the provisions of Section 2.10, each of the Agent, each Managing Agent and each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence and continuation of a Termination Event, upon prior written notice to the SPV, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent, the Managing Agent or such Investor to, or for the account of, the SPV against the amount of the Aggregate Unpaids owing by the SPV to such Person or to the Agent or the Managing Agent on behalf of such Person (even if contingent or unmatured).
SECTION 2.12 Settlement Procedures. (a) Daily Procedure. On each day, the Servicer shall, out of the Collections received or deemed received by the SPV and after return of any Excluded Amounts received in error, any of the Originators or the Servicer (including in any Blocked Account) on such day:
(i) hold in trust for the benefit of the Managing Agents (on behalf of such Managing Agents’ Investor Groups) an amount equal to the aggregate of the Yield (which, in the case of Yield computed by reference to the CP Rate, shall be determined for such purpose using the CP Rate most recently determined by the applicable Administrator, multiplied by the Fluctuation Factor) and the Program Fee, in each case for the related Rate Period accrued through such day for all Portions of Investment, the Facility Fee and the Servicing Fee accrued through such day, and any other Aggregate Unpaids (other than Net Investment not then due and owing) accrued through such day and not previously held in trust (and which are then due);
(ii) hold in trust for the benefit of the Managing Agents (on behalf of such Managing Agents’ Investor Groups) an amount equal to the excess, if any, of:
(A)	the greatest of:
(1)	if the SPV shall have elected to reduce the Net Investment under Section 2.13, the amount of the proposed reduction,
(2)	the amount, if any, by which the sum of the Net Investment and Required Reserves shall exceed the Net Pool Balance,

together with the amount, if any, by which the Net Investment shall exceed the Maximum Net Investment, and

(3)	if such day is on or after the Termination Date, the Net Investment; over
(B) the aggregate of the amounts theretofore set aside and then so held for the benefit of the Managing Agents (on behalf of such Managing Agents’ Investor Groups) pursuant to this clause (ii); and
(iii) pay the remainder, if any, of such Collections to the SPV for application to Reinvestment, for the benefit of the Agent (for the benefit of the Investor), in the Receivables and other Affected Assets in accordance with Section 2.2(b). To the extent and for so long as such Collections may not be reinvested pursuant to Section 2.2(b), the Servicer shall hold such Collections in trust for the benefit of the Agent (for the benefit of the Investors).
(b) Settlement Procedures.
(i) The Servicer shall deposit into the Collection Account, on each Business Day selected by the SPV for a reduction of the Net Investment under Section 2.13 the amount of Collections held for the Agent pursuant to Section 2.12(a)(ii)(A)(1).
(ii) On any date on or prior to the Termination Date, if the sum of the Net Investment and Required Reserves exceeds the Net Pool Balance, the Servicer shall immediately pay to the Collection Account from amounts set aside pursuant to Section 2.12(a)(ii)(A)(2) an amount equal to such excess.
(iii) On each Settlement Date, the Servicer shall deposit to the Collection Account out of the amount, if any, held in trust pursuant to Section 2.12(a)(i) and (to the extent not theretofore reinvested) Section 2.12(a)(iii) and not theretofore deposited to the Collection Account pursuant to this Section 2.12(b), an amount equal to the lesser of such amount and the Net Investment;
provided, that if the Agent gives its consent (which consent may be revoked at any time during the continuation of a Termination Event or a Potential Termination Event), the Servicer may retain amounts which would otherwise be deposited in respect of the accrued and unpaid Servicing Fee, in which case no distribution shall be made in respect of such Servicing Fee under clause (c) below. Any amounts set aside pursuant to Section 2.12(a) in excess of the amount required to be deposited in the Collection Account pursuant to this subsection (b) shall continue to be set aside and held in trust by the Servicer for application on the next succeeding Settlement Date, and provided, further, that if (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check that is not honored for any reason, (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection or (iii) the deposit was made in error and constitutes an Excluded Amount, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any payment in respect of which a dishonored check is received shall be deemed not to have been paid.
(c) Order of Application. Upon receipt by the Agent of funds deposited to the Collection Account pursuant to Section 2.12(b), the Agent shall distribute them to the Persons, for the purposes and in the order of priority set forth below:
(i) to each Managing Agent, pro rata based on the amount of accrued and unpaid Yield owing to such Managing Agent’s Investor Group, in payment of the accrued and unpaid Yield and Program Fee on all Portions of Investment and for the related Rate Period and the Facility Fee then due and owing;
(ii) if an Originator or any Affiliate of an Originator is not then the Servicer, to the Servicer, in payment of the accrued and unpaid Servicing Fee then due and owing on such Settlement Date;
(iii) to each Managing Agent (A) prior to the Termination Date, pro rata based upon the Net Investment attributable to such Managing Agent’s Investor Group in reduction of the outstanding Net Investment, an amount equal to the sum of (x) the positive difference (if any) of (I) the sum of the Net Investment plus the Required Reserves minus (II) the Net Pool Balance and (y) the amount of any optional reduction of the Net Investment specified by the SPV in accordance with Section 2.13, and (B) on or after the Termination Date, pro rata based upon the Net Investment attributable to such Managing Agent’s Investor Group in reduction of the outstanding Net Investment, an amount equal to the outstanding Net Investment;
(iv) to the Agent and each other Secured Party as may be entitled to such payment, pro rata based on the amounts due and owing to each of them, in payment of any other Aggregate Unpaids (other than Net Investment not then due and owing) then due and owing by the SPV hereunder to such Person (in each case, without duplication);
(v) if an Originator or any Affiliate of an Originator is the Servicer, to the Servicer in payment of the accrued Servicing Fee then due and owing on such Settlement Date, to the extent not paid pursuant to clause (ii) above or retained pursuant to Section 2.12(b) above; and
(vi) to the SPV, any remaining amounts.
SECTION 2.13 Optional Reduction of Net Investment. The SPV may at any time elect to cause the reduction of the Net Investment as follows:
(a) the SPV shall instruct the Servicer to (and the Servicer shall) set aside Collections and hold them in trust for the Managing Agents (on behalf of such Managing

Agents’ Investor Groups) under Section 2.12(a)(ii)(A)(1) until the amount so set aside shall equal the desired amount of reduction;
(b) the SPV shall give the Agent and the Managing Agents at least two (2) Business Days’ prior written notice (or at least four (4) Business Days’ prior written notice in the case of any reduction of the Net Investment by more than $20,000,000) of the amount of such reduction and the date on which such reduction will occur; and
(c) on any Business Day occurring at least two (2) Business Days after the date of the SPV’s notice, the Servicer shall pay to each applicable Managing Agent (on a pro rata basis based on the Net Investment attributed to such Managing Agents’ Investor Group), in reduction of the Net Investment, the amount of such Collections so held or, if less, the Net Investment (it being understood that the Net Investment shall not be deemed reduced by any amount set aside or held pursuant to this Section 2.13 unless and until, and then only to the extent that, such amount is finally paid to the applicable Managing Agents as aforesaid); provided that the amount of any such reduction shall be not less than $1,000,000.
SECTION 2.14 Application of Collections Distributable to SPV. The Servicer shall allocate and apply, on behalf of the SPV, Collections distributable to the SPV hereunder pursuant to Section 2.12(c)(vi), in accordance with the instructions of the SPV, provided that the SPV shall instruct the Servicer to allocate and apply such Collections so that the operating expenses and other contractual obligations of the SPV are timely paid when due.
SECTION 2.15 Collections Held in Trust. So long as the SPV or the Servicer shall hold any Collections or Deemed Collections then or thereafter required to be paid by the SPV to the Servicer or by the SPV or the Servicer to the Agent, it shall hold such Collections in trust, and shall deposit such Collections into a Blocked Account or the Collection Account at such times otherwise required by this Agreement. The Net Investment shall not be deemed reduced by any amount held in trust or in the Collection Account pursuant to Sections 2.12 or 2.13 unless and until, and then only to the extent that, such amount is finally paid to the Agent or the applicable Managing Agent in accordance with Sections 2.12 or 2.13.
SECTION 2.16 Reduction of Facility Limit. The SPV may, upon at least ten (10) Business Days’ written notice to the Agent and each Managing Agent, terminate the facility provided in this Article II in whole or, from time to time, irrevocably reduce in part the unused portion of the Facility Limit; provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Facility Limit shall in no event be reduced below $50,000,000; and provided further that (in addition to and without limiting any other requirements for termination or prepayment hereunder) no such termination in whole shall be effective unless and until all Aggregate Unpaids have been paid in full. The Agent shall advise the Managing Agents of any notice it receives pursuant to this Section 2.16.

ARTICLE III
ADDITIONAL COMMITTED INVESTOR PROVISIONS
SECTION 3.1 Assignment to Committed Investors.
(a) Assignment Amounts. At any time on or prior to the Commitment Termination Date for the applicable Conduit Investor, if the related Administrator on behalf of such Conduit Investor in such Investor Group so elects, by written notice to the Agent, the SPV hereby irrevocably requests and directs that such Conduit Investor assign, and such Conduit Investor does hereby assign effective on the Assignment Date referred to below all or such portions as may be elected by the Conduit Investor of its interest in the Net Investment and the Asset Interest at such time to the Committed Investors in its Investor Group pursuant to this Section 3.1 and the SPV hereby agrees to pay the amounts described in Section 3.1(b); provided that unless such assignment is an assignment of all of such Conduit Investor’s interest in the Net Investment and the Asset Interest in whole on or after such Conduit Investment Termination Date, no such assignment shall take place pursuant to this Section 3.1 if a Termination Event described in Section 8.1(g) shall then exist; and provided further that no such assignment shall take place pursuant to this Section 3.1 at a time when an Event of Bankruptcy with respect to such Conduit Investor exists. No further documentation or action on the part of such Conduit Investor or the SPV shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the related Administrator on behalf of such Conduit Investor referred to in such sentence and the delivery by the related Administrator of a copy of such notice to each Committed Investor in its Investor Group (the date of the receipt by such Administrator of any such notice being the “Assignment Date”). Each Committed Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to the applicable Conduit Investor in immediately available funds to an account designated by the related Administrator. Upon payment of its Assignment Amount, each related Committed Investor shall acquire an interest in the Asset Interest and the Net Investment equal to its pro rata share (based on the outstanding portions of the Net Investment funded by it) of the assigned portion of the Net Investment. Upon any assignment in whole by a Conduit Investor to the Committed Investors in its Investor Group on or after the Conduit Investment Termination Date as contemplated hereunder, such Conduit Investor shall cease to make any additional Investments or Reinvestments hereunder. At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent the Conduit Investor from making a subsequent Investment or Reinvestment hereunder, in its sole discretion, following any assignment pursuant to this Section 3.1 or from making more than one assignment pursuant to this Section 3.1.
(b) SPV’s Obligation to Pay Certain Amounts; Additional Assignment Amount. The SPV shall pay to the applicable Administrator, for the account of the applicable Uncommitted Investor, in connection with any assignment by such Uncommitted Investor to the Committed Investors in its Investor Group pursuant to this Section 3.1, an aggregate amount equal to all Yield to accrue through the end of the current Rate Period to the extent attributable to the portion of the Net Investment so assigned to the Committed Investors (which Yield shall be determined for such purpose using the CP Rate most recently determined by the applicable Administrator) (as determined immediately prior to giving effect to such assignment), plus all other Aggregate Unpaids then owing to such Uncommitted Investor (other than the Net Investment and other than any Yield not described above) related to the portion of the Net Investment so assigned to the Committed Investors in its Investor Group. If the SPV fails to make payment of such amounts at or prior to the time of assignment by the Uncommitted Investor to the Committed Investors, such amount shall be paid by the Committed Investors (in accordance with their respective Pro Rata Shares) to the Uncommitted Investor as additional consideration for the interests assigned to the Committed Investors and the amount of the “Net Investment” hereunder held by the Committed Investors shall be increased by an amount equal to the additional amount so paid by the Committed Investors.
(c) Administration of Agreement after Assignment from Conduit Investor to Committed Investors following the Conduit Investment Termination Date. After any assignment in whole by a Conduit Investor to the Committed Investors in its Investor Group pursuant to this Section 3.1 at any time on or after the related Conduit Investment Termination Date (and the payment of all amounts owing to the Conduit Investor in connection therewith), all rights of the applicable Administrator set forth herein shall be given to the Managing Agent on behalf of the applicable Committed Investors instead of the Administrator.
(d) Payments to Agent’s Account. After any assignment in whole by a Conduit Investor to the Committed Investors in its Investor Group pursuant to this Section 3.1 at any time on or after the related Conduit Investment Termination Date, all payments to be made hereunder by the SPV or the Servicer to such Conduit Investor shall be made to the applicable Managing Agent’s account as such account shall have been notified to the SPV and the Servicer.
(e) Recovery of Net Investment. In the event that the aggregate of the Assignment Amounts paid by the Committed Investors pursuant to this Section 3.1 on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the Net Investment of the Conduit Investor on such Assignment Date, then to the extent Collections thereafter received by its Managing Agent hereunder in respect of the Net Investment exceed the aggregate of the unrecovered Assignment Amounts and Net Investment funded by such Committed Investors, such excess shall be remitted by such Managing Agent to the Conduit Investor (or to the applicable Administrator on its behalf) for the account of the Conduit Investor.
SECTION 3.2 Downgrade of Committed Investor. (a) Downgrades Generally. If at any time on or prior to the Commitment Termination Date for a Conduit Investor, the short term debt rating of any Committed Investor in such Conduit Investor’s Investor Group shall be “A-2” or “P-2” from S&P or Moody’s, respectively, with negative credit implications, such Committed Investor, upon request of its Managing Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution in accordance with Section 11.8 (which institution’s short term debt shall be rated at least “A-2” or “P-2” from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Conduit Investor and its Managing Agent). If the short term debt rating of a Committed Investor shall be “A-3” or “P-3”, or lower, from S&P or Moody’s, respectively (or such rating shall have been withdrawn by S&P or Moody’s), such Committed Investor, upon request of its Managing Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2”, from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the applicable Conduit Investor and its Managing Agent). In either such case, if any such Committed Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the “Required Downgrade Assignment Period”), its Managing Agent on behalf of the applicable Conduit Investor shall have the right to require such Committed Investor to pay upon one (1) Business Day’s notice at any time after the Required Downgrade Assignment Period (and each such Committed Investor hereby agrees in such event to pay within such time) to such Managing Agent an amount equal to such Committed Investor’s unused Commitment (a “Downgrade Draw”) for deposit by such Managing Agent into an account, in the name of such Managing Agent (a “Downgrade Collateral Account”), which shall be in satisfaction of such Committed Investor’s obligations to make Investments and to pay its Assignment Amount upon an assignment from a Conduit Investor in accordance with Section 3.1; provided that if, during the Required Downgrade Assignment Period, such Committed Investor delivers a written notice to such Managing Agent of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Committed Investor will not be required to fund such Downgrade Draw. If any Committed Investor gives its Managing Agent such notice, then such Committed Investor shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to such Managing Agent a direct pay irrevocable letter of credit in favor of such Managing Agent in an amount equal to the unused portion of such Committed Investor’s Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody’s are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper of its related Conduit Investor and (ii) that is acceptable to the applicable Conduit Investor and its Managing Agent. Such letter of credit shall provide that the Managing Agent may draw thereon for payment of any Investment or Assignment Amount payable by such Committed Investor which is not paid hereunder when required, shall expire no earlier than the related Commitment Termination Date and shall otherwise be in form and substance acceptable to the Managing Agent.
(b) Application of Funds in Downgrade Collateral Account. If any Committed Investor shall be required pursuant to Section 3.2(a) to fund a Downgrade Draw, then its Managing Agent shall apply the monies in the Downgrade Collateral Account applicable to such Committed Investor’s share of Investments required to be made by the Committed Investors and to any Assignment Amount payable by such Committed Investor pursuant to Section 3.1 at the times, in the manner and subject to the conditions precedent set forth in this Agreement. The deposit of monies in such Downgrade Collateral Account by any Committed Investor shall not constitute an Investment or the payment of any Assignment Amount (and such Committed Investor shall not be entitled to interest on such monies except as provided below in this Section 3.2(b), unless and until (and then only to the extent that) such monies are used to fund Investments or to pay any Assignment Amount. The amount on deposit in such Downgrade Collateral Account shall be invested by the applicable Managing Agent in Eligible Investments and such Eligible Investments shall be selected by the applicable Managing Agent in its sole discretion. The Agent shall remit to such Committed Investor, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided below in this subsection, Collections received by the Agent in respect of such Committed Investor’s portion of the Net Investment shall be deposited in the Downgrade Collateral Account for such

Committed Investor. Amounts on deposit in such Downgrade Collateral Account shall be released to such Committed Investor (or the stated amount of the letter of credit delivered by such Committed Investor pursuant to subsection (a) above may be reduced) within one (1) Business Day after each Settlement Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Investors on such Settlement Date, the amount on deposit in such Downgrade Collateral Account would exceed such Committed Investor’s pro rata share (determined as of the day prior to the Termination Date) of the sum of all Portions of Investment then funded by the applicable Conduit Investor, plus the Interest Component. All amounts remaining in such Downgrade Collateral Account shall be released to such Committed Investor no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such Committed Investor or removal of such Committed Investor as a party to this Agreement, (ii) the date on which such Committed Investor shall furnish its Managing Agent with confirmation that such Committed Investor shall have short-term debt ratings of at least “A-2” or “P-2” from S&P and Moody’s, respectively, without negative credit implications, and (iii) the Commitment Termination Date (or if earlier, the Commitment Termination Date in effect prior to any renewal pursuant to Section 3.3 to which such Committed Investor does not consent. Nothing in this Section 3.2 shall affect or diminish in any way any such downgraded Committed Investor’s Commitment to the SPV or the applicable Conduit Investor or such downgraded Committed Investor’s other obligations and liabilities hereunder and under the other Transaction Documents.
(c) Program Support Agreement Downgrade Provisions. Notwithstanding the other provisions of this Section 3.2, a Committed Investor shall not be required to make a Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 3.2(a) at a time when such Committed Investor has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to the Program Support Agreement relating to the transactions contemplated by this Agreement to which it is a party in an amount at least equal to its unused Commitment, and its Managing Agent may apply monies in such downgrade collateral account in the manner described in Section 3.2(b) as if such downgrade collateral account were a Downgrade Collateral Account.
SECTION 3.3 Extension of Commitment Termination Date/Non-Renewing Committed Investors. Not more than ninety (90) days or less than sixty (60) days prior to the then current Commitment Termination Date, the SPV may request an extension thereof for an additional period not to exceed 364 days. Each Committed Investor will inform the SPV at least forty-five (45) days prior to the then current Commitment Termination Date whether it consents to such extension (which election is in the sole discretion of each Committed Investor.) If at any time the SPV requests that the Committed Investors renew their Commitments hereunder and some but less than all the Committed Investors consent to such renewal, the SPV may arrange for an assignment, and such non-consenting Committed Investors shall agree to assign, to one or more financial institutions acceptable to the related Conduit Investor and the SPV of all the rights and obligations hereunder of each such non-consenting Committed Investor in accordance with Section 11.8. Any such assignment shall become effective on the then-current Commitment Termination Date. Each Committed Investor which does not so consent to any renewal shall cooperate fully with the SPV in effectuating any such assignment. If none or less than all the Commitments of the non-renewing Committed Investors are so assigned as provided above, then the Commitment Termination Date shall not be renewed.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.1 Representations and Warranties of the SPV and the Initial Servicer. Each of the SPV and the initial Servicer represents and warrants to the Agent, each Managing Agent, the Administrators, the Investors and the other Secured Parties, as to itself only, that, on the Closing Date, on each Investment Date and on each date of Reinvestment:
(a) Corporate Existence and Power. It (i) is validly existing and in good standing under the laws of its jurisdiction of formation, (ii) with respect to the SPV, was duly organized, (iii) with respect to the Servicer, was duly incorporated, (iv) has all corporate or limited liability company power and all licenses, authorizations, consents and approvals of all Official Bodies required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect) and (v) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
(b) Authorization; No Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (i) are within its corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by this Agreement, all of which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property or (v) result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated hereby).
(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally (whether at law or equity).
(d) Perfection. In the case of the SPV, the representations and warranties set forth on Schedule 4.1(d) hereto are true and correct.
(e) Accuracy of Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the SPV, the Servicer, the Originator or Greif, Inc. or any of their Subsidiaries or Affiliates in writing to any Investor, Managing Agent or the Agent (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the SPV, the Servicer, the Originator or Greif, Inc. or any of their Subsidiaries or Affiliates in writing to any Investor, Managing Agent or the Agent for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, do not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The SPV, the Servicer, the Originator and Greif, Inc. and any of their Subsidiaries or Affiliates have disclosed to each Investor, each Managing Agent and the Agent (a) all agreements, instruments and corporate or other restrictions to which SPV, the Servicer, the Originator or Greif, Inc. or any of their Subsidiaries or Affiliates is subject, and (b) all other matters known to any of them, that individually or in the aggregate with respect to (a) and (b) above, would reasonably be expected to result in a Material Adverse Effect.
(f) Tax Status. It has (i) timely filed all material tax returns (federal, state and local) required to be filed and (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except (a) taxes, assessments and other governmental charges that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books and records, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(g) Action, Suits. It is not in violation of any order of any Official Body. Except as set forth in Schedule 4.1(g), there are no actions, suits or proceedings pending or, to the best knowledge of the SPV, threatened (i) against the SPV, the Servicer, any Originator or Greif, Inc. or any of their Subsidiaries or Affiliates challenging the validity or enforceability of any material provision of any Transaction Document, or (ii) that would reasonably be expected to have a Material Adverse Effect.
(h) Use of Proceeds. In the case of the SPV, no proceeds of any Investment or Reinvestment will be used by it (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (iii) for any other purpose that violates applicable Law, including Regulation U of the Federal Reserve Board.
(i) Principal Place of Business; Chief Executive Office; Location of Records. Its principal place of business, chief executive office and the offices where it keeps all its Records, are located at the address(es) described on Schedule 4.1(i) or such other locations notified to each Managing Agent in accordance with Section 7.7 in jurisdictions where all action required by Section 7.7 has been taken and completed.
(j) Subsidiaries; Tradenames, Etc. In the case of the SPV, as of the Closing Date: (i) it has no Subsidiaries; and (ii) it has not, within the last five (5) years, operated under any tradename other than its legal name, and, within the last five (5) years, it has not changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code. Schedule 4.1(j) lists the correct Federal Employer Identification Number of the SPV.

(k) Good Title. In the case of the SPV, upon each Investment and Reinvestment, the Agent shall acquire a valid and enforceable perfected first priority ownership interest or a first priority perfected security interest in each Receivable and all other Affected Assets that exist on the date of such Investment or Reinvestment, with respect thereto, free and clear of any Adverse Claim.
(l) Nature of Receivables. Each Receivable (i) represented by it to be an Eligible Receivable in any Servicer Report or (ii) included in the calculation of the Net Pool Balance in such Servicer Report in fact satisfies at the time of such calculation the definition of “Eligible Receivable” set forth herein. On the date of the applicable initial Investment therein by the Investors hereunder, it has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect any payments on such Eligible Receivable not to be paid in full when due.
(m) Coverage Requirement. In the case of the SPV, the sum of the Net Investment plus the Required Reserves does not exceed the Net Pool Balance.
(n) Credit and Collection Policy. It has at all times complied in all material respects with the Credit and Collection Policy with regard to each Eligible Receivable.
(o) Material Adverse Effect. On and since the Closing Date, there has been no Material Adverse Effect.
(p) No Termination Event or Potential Termination Event. In the case of the SPV, no event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.
(q) Not an Investment Company or Holding Company. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.
(r) ERISA. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA), no contribution failure has occurred or is expected to occur with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code.
(s) Blocked Accounts. The names and addresses of all the Blocked Account Banks, together with the account numbers of the Blocked Accounts at such Blocked Account Banks, are specified in Schedule 4.1(s) (or at such other Blocked Account Banks and/or with such other Blocked Accounts as have been notified to each Managing Agent and for which Blocked Account Agreements have been executed in accordance with Section 7.3 and delivered to the Servicer and the Agent). All Blocked Accounts are subject to Blocked Account Agreements. All Obligors have been instructed to make payment to a Blocked Account; provided that if cash or cash proceeds other than Collections on Receivables are deposited into a Blocked Account (the “Excluded Amounts”), such Excluded Amounts shall not constitute

Related Security, and the Agent shall have no right, title or interest in any such Excluded Amounts.
(t) Bulk Sales. In the case of the SPV, no transaction contemplated hereby or by the First Tier Agreement requires compliance with any bulk sales act or similar law.
(u) Transfers Under First Tier Agreement. In the case of the SPV, each Receivable has been purchased or otherwise acquired by it from the applicable Originator pursuant to, and in accordance with, the terms of the First Tier Agreement.
(v) Preference; Voidability. In the case of the SPV, it shall have given reasonably equivalent value to each Originator in consideration for the transfer to it of the Affected Assets from such Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by any Originator to it and no such transfer is or may be voidable under any section of the Bankruptcy Code.
(w) Compliance with Applicable Laws; Licenses, etc. (i) Each of the SPV and Servicer is in compliance in all material respects with the requirements of all applicable laws, rules, regulations, and orders of all Official Bodies (including the Federal Consumer Credit Protection Act, as amended, Regulation Z of the Board of Governors of the Federal Reserve System, as amended, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws, rules and regulations applicable to the Receivables), a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and
(ii) it has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business (including any registration requirements or other actions as may be necessary in any applicable jurisdiction in connection with the ownership of the Contracts or the Receivables and other related assets), which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(x) Nonconsolidation. The SPV is operated in such a manner that the separate corporate existence of the SPV, on the one hand, and the Servicer and each Originator or any Affiliate thereof, on the other, would not be disregarded in the event of the bankruptcy or insolvency of the Servicer, such Originator or any Affiliate thereof and, without limiting the generality of the foregoing:
(i) the SPV is a limited purpose entity whose activities are restricted in its organizational documents to activities related to purchasing or otherwise acquiring receivables (including the Receivables) and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into the Transaction Documents;
(ii) the SPV has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Transaction Documents, nor, after the execution of the Termination and Payoff Letter, will the SPV be party to any agreement other than this Agreement, the other Transaction Documents to which it is a party and a services agreement with its independent manager, and with the prior written consent of the Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;
(iii) (A) the SPV maintains its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions, (B) the funds of the SPV are not and have not been diverted to any other Person or for other than the corporate use of the SPV and (C) except as may be expressly permitted by this Agreement, the funds of the SPV are not and have not been commingled with those of any of its Affiliates;
(iv) to the extent that the SPV contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are fairly allocated to or among the SPV and such entities for whose benefit the goods and services are provided, and each of the SPV and each such entity bears its fair share of such costs; and all material transactions between the SPV and any of its Affiliates shall be on an arm’s-length basis;
(v) the SPV maintains a principal executive and administrative office through which its business is conducted and a telephone number and stationery through which all business correspondence and communication are conducted, in each case separate from those of any Originator and its Affiliates;
(vi) the SPV conducts its affairs strictly in accordance with its organizational documents and observes all necessary, appropriate and customary limited liability company formalities, including (A) holding all regular and special directors’/managers’ meetings appropriate to authorize all limited liability company action, (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken, and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts;
(vii) all decisions with respect to its business and daily operations are independently made by the SPV (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the SPV) and are not dictated by any Affiliate of the SPV (it being understood that the Servicer, which is an Affiliate of the SPV, will undertake and perform all of the operations, functions and obligations of it set forth herein and it may appoint Sub-Servicers, which may be Affiliates of the SPV, to perform certain of such operations, functions and obligations);

(viii) the SPV acts solely in its own name and through its own authorized officers and agents, and no Affiliate of the SPV shall be appointed to act as its agent, except as expressly contemplated by this Agreement;
(ix) no Affiliate of the SPV advances funds to the SPV, other than as is otherwise provided herein or in the other Transaction Documents, and no Affiliate of the SPV otherwise supplies funds to, or guaranties debts of, the SPV; provided that an Affiliate of the SPV may provide funds to the SPV in connection with the capitalization of the SPV;
(x) other than organizational expenses and as expressly provided herein, the SPV pays all expenses, Indebtedness and other obligations incurred by it;
(xi) the SPV does not guarantee, and is not otherwise liable, with respect to any obligation of any of its Affiliates;
(xii) any financial reports required of the SPV comply with GAAP and are issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates;
(xiii) at all times the SPV is adequately capitalized to engage in the transactions contemplated in its organizational documents;
(xiv) the financial statements and books and records of the SPV and the Originators reflect the separate limited liability company existence of the SPV;
(xv) the SPV does not act as agent for any of the Originators or any Affiliate thereof, but instead presents itself to the public as a entity separate from each such Person and independently engaged in the business of purchasing and financing Receivables;
(xvi) the SPV maintains a five-person board of managers, including at least one independent manager, who has never been, and shall at no time be a equity owned, director, officer, employee or associate, or any relative of the foregoing, of any Originator or any Affiliate thereof (other than the SPV and any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any Originator or any Affiliate thereof), all as provided in its organizational documents, and is otherwise reasonably acceptable to the Agent;
(xvii) the organizational documents of the SPV require the affirmative vote of the independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the SPV;
(xviii) the SPV complies with (and causes to be true and correct) each of the facts and assumptions relating to it contained in the opinion(s) of Vorys, Sater, Seymour and Pease LLP, delivered pursuant to Section 5.1(m); and

Notwithstanding the foregoing, the SPV was party to a certain receivables purchase facility with Fortis Bank S.A./N.V., which was terminated and paid off on the date hereof in accordance with the Termination and Payoff Letter, and as to which certain Continuing Fortis Obligations exist.
(y) Other Debt. Except as provided herein, the SPV has not created, incurred, assumed or suffered to exist any Indebtedness whether current or funded, or any other liability other than (i) Indebtedness of the SPV representing fees, expenses and indemnities arising hereunder or under the First Tier Agreement for the purchase price of the Receivables and other Affected Assets under the First Tier Agreement, (ii) indebtedness to one or more Originators for the Deferred Purchase Price, (iii) other outstanding Indebtedness incurred in the ordinary course of its business in an amount that does not exceed $10,000, and (iv) Continuing Fortis Obligations.
(z) Representations and Warranties in other Related Documents. Each of the representations and warranties made by it contained in the Transaction Documents is true, complete and correct in all material respects (except any representation or warranty qualified by materiality or by reference to a material adverse effect, which is true, complete and correct in all respects) and it hereby makes each such representation and warranty to, and for the benefit of, the Agent, each Managing Agent, the Administrators, the Investors and the other Secured Parties as if the same were set forth in full herein.
(aa) No Servicer Default. In the case of the Servicer, no event has occurred and is continuing and no condition exists which constitutes or may reasonably be expected to constitute a Servicer Default.
ARTICLE V
CONDITIONS PRECEDENT
SECTION 5.1 Conditions Precedent to Closing. The occurrence of the Closing Date and the effectiveness of the Commitments hereunder shall be subject to the conditions precedent that (i) the SPV or the Originators shall have paid in full (A) all amounts required to be paid by each of them on or prior to the Closing Date pursuant to the Fee Letters and (B) the fees and expenses described in clause (i) of Section 9.4(a) and invoiced prior to the Closing Date, (ii) satisfactory completion by the Agent of its due diligence process, and (iii) each Managing Agent shall have received, for itself and each of the Investors in its Investor Group, an original (unless otherwise indicated) of each of the following documents, each in form and substance satisfactory to each Managing Agent:
(a) A duly executed counterpart of this Agreement, the First Tier Agreement, the Guaranty, the Fee Letters, the Termination and Payoff Letter and each of the other Transaction Documents executed by the Originators, the SPV or the Servicer, as applicable.
(b) A certificate, substantially in the form of Exhibit E, of the secretary or assistant secretary of the SPV, certifying and attaching as exhibits thereto, among other things:
(i) the organizational documents;

(ii) resolutions of the board of managers or other governing body of the SPV authorizing the execution, delivery and performance by the SPV of this Agreement, the First Tier Agreement and the other Transaction Documents to be delivered by the SPV hereunder or thereunder and all other documents evidencing necessary limited liability company action and government approvals, if any; and
(iii) the incumbency, authority and signature of each officer of the SPV executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on behalf of the SPV.
(c) A certificate, substantially in the form of Exhibit F, of the secretary or assistant secretary of each Originator and the Servicer certifying and attaching as exhibits thereto, among other things:
(i) the articles of incorporation or other organizing document of each Originator and the Servicer (certified by the Secretary of State or other similar official of its jurisdiction of incorporation or organization, as applicable, as of a recent date);
(ii) the by-laws of each Originator and the Servicer;
(iii) resolutions of the board of directors or other governing body of each Originator and the Servicer authorizing the execution, delivery and performance by it of this Agreement, the First Tier Agreement and the other Transaction Documents to be delivered by it hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and
(iv) the incumbency, authority and signature of each officer of each of the Originators and the Servicer executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on its behalf.
(d) A good standing certificate for the SPV issued by the Secretary of State or a similar official of the SPV’s jurisdiction of formation, dated as of a recent date.
(e) A good standing certificate for each of the Originators and the Servicer issued by the Secretary of State or a similar official of its jurisdiction of incorporation or organization, as applicable, dated as of a recent date.
(f) Acknowledgment copies or other evidence of filing acceptable to the Agent of proper financing statements (Form UCC-1) naming the SPV, as debtor, in favor of the Agent, as secured party, for the benefit of the Secured Parties or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s ownership or security interest in all Receivables and the other Affected Assets.
(g) Acknowledgment copies or other evidence of filing acceptable to the Agent of proper financing statements (Form UCC-1), naming each Originator, as the debtor, in favor of the SPV, as assignor secured party, and the Agent, for the benefit of the Secured Parties, as assignee secured party, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the SPV’s ownership interest in all Receivables and the other Affected Assets.
(h) Copies of proper financing statements (Form UCC-3) necessary to terminate all security interests and other rights of any Person in Receivables or the other Affected Assets previously granted by each Originator and the SPV.
(i) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the Closing Date listing all effective financing statements which name the SPV or each Originator as debtor and which are filed in jurisdictions in which the filings were made pursuant to clauses (f) or (g) above and such other jurisdictions where the Agent may reasonably request, together with copies of such financing statements, and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions.
(j) Executed copies of the Blocked Account Agreements relating to each of the Blocked Accounts.
(k) A favorable opinion of Gary R. Martz, General Counsel of Greif, Inc., covering certain corporate matters with respect to the Servicer and the SPV in for and substance satisfactory to the Agent and Agent’s counsel.
(l) A favorable opinion of Vorys, Sater, Seymour and Pease LLP, special counsel to the SPV, the Servicer and the Originators, covering certain corporate and UCC matters in form and substance satisfactory to the Agent and Agent’s counsel.
(m) A favorable opinion of Vorys, Sater, Seymour and Pease LLP, special counsel to the SPV and the Originators, covering certain bankruptcy and insolvency matters in form and substance satisfactory to the Agent and Agent’s counsel.
(n) An electronic file identifying all Receivables and the Unpaid Balances thereon and such other information with respect to the Receivables as any Managing Agent may reasonably request.
(o) Satisfactory results of a review and audit of the SPV’s and the Originators’ collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Originators’ operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the First Tier Agreement and a written outside audit report of a nationally-recognized accounting firm as to such matters.
(p) A Servicer Report as of October 31, 2008.
(q) Evidence that the Collection Account has been established.

(r) Such other approvals, documents, instruments, certificates and opinions as the Agent, any Managing Agent, any Administrator or any Investor may reasonably request.
SECTION 5.2 Conditions Precedent to All Investments and Reinvestments. Each Investment hereunder (including the initial Investment) and each Reinvestment hereunder shall be subject to the conditions precedent that (i) the Closing Date shall have occurred, and (ii) on the date of such Investment or Reinvestment, as the case may be, the following statements shall be true (and the SPV by accepting the amount of such Investment or Reinvestment shall be deemed to have certified that):
(a) The representations and warranties contained in Section 4.1 are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (unless such representations and warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day); provided that no such representation, warranty, or certification hereunder shall be deemed to be incorrect or violated to the extent any affected Receivable is subject to a Deemed Collection and all required amounts with respect to which have been deposited into a Blocked Account or the Collection Account.
(b) In the case of an Investment, each Managing Agent shall have received an Investment Request, appropriately completed, within the time period required by Section 2.3.
(c) In the case of an Investment, the Agent and each Managing Agent shall have received a Servicer Report dated no more than 30 days prior to the proposed Investment Date, and the information set forth therein shall be true, complete and correct in all material respects.
(d) The Termination Date has not occurred.
(e) In the case of an Investment, the amount of such Investment will not exceed the amount available therefor under Section 2.2 and, after giving effect thereto, the sum of the Net Investment and the Required Reserves will not exceed the Net Pool Balance.
ARTICLE VI
COVENANTS
SECTION 6.1 Affirmative Covenants of the SPV and Servicer. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:
(a) Reporting Requirements. The SPV shall furnish to the Agent (with a copy to each Managing Agent):

(i) Annual Reporting. Within ninety (90) days after the close of Greif, Inc.’s fiscal year, (A) audited financial statements, prepared by a nationally-recognized accounting firm in accordance with GAAP on a consolidated basis for Greif, Inc. and its Subsidiaries (which shall include the SPV), including balance sheets as of the end of such period, related statements of operations, shareholder’s equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to each Managing Agent, prepared in accordance with GAAP and any management letter prepared by said accountants and a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof, and (B) a report covering such fiscal year to the effect that such accounting firm has applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule 6.1(a), it being understood that the Servicer and the Agent will provide an updated Schedule 6.1(a) reflecting any further amendments to such Schedule 6.1(a) prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule 6.1(a)) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicer Reports delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.
(ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of Greif, Inc.’s fiscal year, for Greif, Inc. and its other Subsidiaries (which shall include the SPV), in each case, consolidated balance sheets as at the close of each such period and consolidated related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.
(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by Greif, Inc.’s chief financial officer or treasurer stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the SPV or the Originators and their respective Subsidiaries, as applicable, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial triggers set forth in Sections 7.5(g) and (h) and Sections 8.1(h), (i), (j) and (k) hereof.
(iv) Notices. Promptly after receipt thereof, copies of all notices received by the SPV from any Originator.

(v) SEC Filings. So long as they include the information set forth in subclauses (i) and (ii), the timely filings by Greif, Inc. of its form 10-K and form 10-Q, respectively, will satisfy the delivery requirements set forth in such clauses. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports and all special shareholder reports and proxy statements, if any, which any Originator or any Subsidiary thereof files with the Securities and Exchange Commission; provided that, so long as such reports are publicly available on the SEC’s EDGAR website or any successor thereto, physical delivery of such documents shall not be required.
(vi) Notice of Termination Events or Potential Termination Events; Etc. (A) As soon as possible and in any event within two (2) Business Days after it obtains knowledge of the occurrence of each Termination Event or Potential Termination Event, a statement of its chief financial officer or chief accounting officer setting forth details of such Termination Event or Potential Termination Event and the action which it proposes to take with respect thereto, which information shall be updated promptly from time to time upon the request of the Agent; (B) promptly after it obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between it and any Person, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document; and (C) promptly after knowledge of the occurrence thereof, notice of a Material Adverse Effect.
(vii) Change in Credit and Collection Policy. At least ten (10) Business Days prior to the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.
(viii) Credit and Collection Policy. If so requested by the Agent, within ninety (90) days after the close of each of the Originator’s and the SPV’s fiscal years, a complete copy of the Credit and Collection Policy then in effect, if requested by any Managing Agent in writing.
(ix) ERISA. Promptly after the filing, giving or receiving thereof, copies of all reports and notices with respect to any Reportable Event pertaining to any Pension Plan and copies of any notice by any Person of its intent to terminate any Pension Plan, and promptly upon the occurrence thereof, written notice of any contribution failure with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA, in each case if it is reasonably likely that such occurrence would have a Material Adverse Effect.
(x) Change in Accountants or Accounting Policy. Promptly after the occurrence thereof, notice of any change in the accountants of the SPV or any of the Originators.

(xi) Other Information. Such other information (including non-financial information) as the Agent, any Managing Agent or the Administrators may from time to time reasonably request with respect to any Originator, the SPV or the Servicer.
(b) Conduct of Business; Ownership. Each of the SPV and the Servicer shall continue to engage in business of the same general types as now conducted by them (including businesses reasonably related or incidental thereto) as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The SPV shall at all times be a wholly-owned direct or indirect Subsidiary of Greif, Inc.
(c) Compliance with Laws, Etc. Each of the SPV and the Servicer shall comply in all material respects with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate or limited liability company existence, rights, franchises, qualifications and privileges, except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect.
(d) Furnishing of Information and Inspection of Records. Each of the SPV and the Servicer shall furnish to the Agent and each Managing Agent from time to time such information with respect to the Affected Assets as the Agent or a Managing Agent may reasonably request, including listings identifying the Obligor and the Unpaid Balance for each Receivable. Each of the SPV and the Servicer shall, at any time and from time to time during regular business hours upon reasonable notice (which shall be at least two (2) Business Days), as requested by the Agent or a Managing Agent, permit the Agent or Managing Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or other Affected Assets, including the related Contracts and (ii) to visit the offices and properties of the SPV, each Originator or the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Affected Assets or the SPV’s, each Originator’s or the Servicer’s performance hereunder, under the Contracts and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the SPV (but only in the presence of an officer of the SPV), each Originator or the Servicer, as applicable, having knowledge of such matters; provided that unless a Termination Event or Potential Termination Event shall have occurred and be continuing, the SPV and the Servicer shall not be required to reimburse the reasonable expenses of more than one (1) such visit in the aggregate among the SPV and the Servicer per calendar year.
(e) Keeping of Records and Books of Account. Each of the SPV and the Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer tapes, disks, records and other information, reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of the SPV and the Servicer shall give the Agent and each Managing Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.
(f) Performance and Compliance with Receivables, Contracts and Credit and Collection Policy. Each of the SPV and the Servicer shall, (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables in accordance with the Credit and Collection Policy; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Eligible Receivable and the related Contract.
(g) Notice of Agent’s Interest. In the event that the SPV shall sell or otherwise transfer any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Servicer in connection with any such sale or transfer shall disclose the SPV’s ownership of the Receivables and the Agent’s interest therein.
(h) Collections. The SPV and the Servicer have instructed, or shall instruct, all Obligors to cause all Collections to be deposited directly to a Blocked Account or to post office boxes to which only Blocked Account Banks have access and shall instruct the Blocked Account Banks to cause all items and amounts relating to such Collections received in such post office boxes to be removed and deposited into a Blocked Account on a daily basis.
(i) Collections Received. Each of the SPV and the Servicer shall hold in trust, and deposit, promptly, but in any event not later than two (2) Business Days following its receipt thereof, to a Blocked Account or, if required by Section 2.9, to the Collection Account, all Collections received by it from time to time.
(j) Blocked Accounts. Each Blocked Account shall at all times be subject to a Blocked Account Agreement.
(k) Sale Treatment. The SPV shall not (i) treat, the transactions contemplated by the First Tier Agreement in any manner other than as a sale or contribution (as applicable) of Receivables by the Originators to the SPV, except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP or are disregarded for tax purposes or (ii) treat (other than for tax and accounting purposes) the transactions contemplated hereby in any manner other than as a sale of the Asset Interest by the SPV to the Agent on behalf of the Investors. In addition, the SPV shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Person’s financial statements) the existence and nature of the transaction contemplated hereby and by the First Tier Agreement and the interest of the SPV (in the case of an Originator’s financial statements) and the Agent, on behalf of the Investors, in the Affected Assets.
(l) Separate Business; Nonconsolidation. The SPV shall not (i) engage in any business not permitted by its organizational documents or (ii) conduct its business or act in any other manner which is inconsistent with Section 4.1(w).

(m) Corporate Documents. The SPV shall only amend, alter, change or repeal its organizational documents with the prior written consent of the Agent.
(n) Ownership Interest, Etc. The SPV shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable ownership or security interest in the Receivables, the Related Security and proceeds with respect thereto, and a first priority perfected security interest in the Affected Assets, in each case free and clear of any Adverse Claim, in favor of the Agent for the benefit of the Secured Parties, including taking such action to perfect, protect or more fully evidence the interest of the Agent, as any Managing Agent may request.
(o) Enforcement of First Tier Agreement. The SPV, on its own behalf and, during the continuation of a Termination Event or Potential Termination Event, on behalf of the Agent, each Managing Agent and each Secured Party, shall promptly enforce all covenants and obligations of the Originators contained in the First Tier Agreement. During the continuation of a Termination Event or Potential Termination Event, the SPV shall deliver consents, approvals, directions, notices, waivers and take other actions under the First Tier Agreement as may be directed by any Managing Agent consistent with the SPV’s rights thereunder.
(p) Perfection Covenants. The SPV shall comply with each of the covenants set forth in the Schedule 4.1(d) which are incorporated herein by reference.
(q) Solvency of SPV. The fair value of the assets of the SPV, at a fair valuation, will, at all times prior to the Final Payout Date, exceed its debts and liabilities, subordinated, contingent or otherwise. The present fair saleable value of the property of the SPV, at all times prior to the Final Payout Date, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The SPV will, at all times prior to the Final Payout Date, be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. The SPV will not, at any time prior to the Final Payout Date, have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(r) Good Title. In the case of the SPV, upon each Investment and Reinvestment, the Agent shall acquire a valid and enforceable perfected first priority ownership interest or a first priority perfected security interest in each Eligible Receivable and all other Affected Assets that exist on the date of such Investment or Reinvestment, with respect thereto, free and clear of any Adverse Claim.
SECTION 6.2 Negative Covenants of the SPV and Servicer. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:
(a) No Sales, Liens, Etc. (i) Except as otherwise provided herein and in the First Tier Agreement, neither the SPV nor the Servicer shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (A) any of the Affected Assets, or (B) any proceeds of inventory or goods, the sale of which may give rise to a Receivable, or assign any right to receive income in respect thereof and (ii) the SPV shall not issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets (including the property sold to it by an Originator under Section 2.1 of the First Tier Agreement) to, any Person other than an Affiliate (which Affiliate is not a special purpose entity organized for the sole purpose of issuing asset backed securities) or as otherwise expressly provided for in the Transaction Documents.
(b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 7.2, neither the SPV nor the Servicer shall extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.
(c) No Change in Business or Credit and Collection Policy. Neither the SPV nor the Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, materially impair the collectibility of any Eligible Receivable or reasonably be expected to have a Material Adverse Effect.
(d) No Subsidiaries, Mergers, Etc. Neither the SPV nor the Servicer shall consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless in the case of any such action by the Servicer (i) no Termination Event or Material Adverse Effect would occur or be reasonably likely to occur as a result of such transaction and (ii) such Person executes and delivers to the Agent and each Managing Agent an agreement by which such Person assumes the obligations of the Servicer hereunder and under the other Transaction Documents to which it is a party, or confirms that such obligations remain enforceable against it, together with such certificates and opinions of counsel as any Managing Agent may reasonably request. The SPV shall not form or create any Subsidiary.
(e) Change in Payment Instructions to Obligors. Neither the SPV nor the Servicer shall add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account to or from those listed in Schedule 4.1(s) or make any change in its instructions to Obligors regarding payments to be made to any Blocked Account, unless (i) such instructions are to deposit such payments to another existing Blocked Account or to the Collection Account or (ii) the Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Agent shall have received a Blocked Account Agreement executed by each new Blocked Account Bank or an existing Blocked Account Bank with respect to each new Blocked Account, as applicable.
(f) Deposits to Lock-Box Accounts. Neither the SPV nor the Servicer shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Blocked Account or the Collection Account cash or cash proceeds other than Collections. If such funds are accidentally or mistakenly deposited into any Blocked Account, the SPV will (or will cause the Servicer to) promptly identify such funds for segregation. The SPV will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Agent or any other Secured Party is entitled with any other funds.
(g) Change of Name, Etc. The SPV shall not change its name, identity or structure (including a merger) or the location of its jurisdiction of formation or any other change which could render any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC, unless at least thirty (30) days prior to the effective date of any such change the SPV delivers to each Managing Agent (i) such documents, instruments or agreements, executed by the SPV as are necessary to reflect such change and to continue the perfection of the Agent’s ownership interests or security interests in the Affected Assets and (ii) new or revised Blocked Account Agreements executed by the Blocked Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 7.3.
(h) Amendment to First Tier Agreement. The SPV shall not amend, modify, or supplement the First Tier Agreement or waive any provision thereof, in each case except with the prior written consent of the Majority Investors; nor shall the SPV take, or permit any Originator to take, any other action under the First Tier Agreement that would reasonably be expected to result in a material adverse effect on the Agent, any Managing Agent or any Investor or which is inconsistent in any material manner with the terms of this Agreement.
(i) Amendment to Organizational Documents. The SPV will not amend its Articles of Organization filed with the Secretary of the State of Delaware or any provision of the LLC Agreement without the consent of the Agent.
(j) Other Debt. Except as provided herein and the Continuing Fortis Obligations, after the date hereof, the SPV shall not create, incur, assume or suffer to exist any Indebtedness whether current or funded, or any other liability other than (i) Indebtedness of the SPV representing fees, expenses and indemnities arising hereunder or under the First Tier Agreement for the purchase price of the Receivables and other Affected Assets under the First Tier Agreement, (ii) the Deferred Purchase Price payable in respect of the Receivables acquired pursuant to the First Tier Agreement and (iii) other Indebtedness incurred in the ordinary course of its business in an amount not to exceed $10,000 at any time outstanding.
(k) Payment to the Originators. The SPV shall not acquire any Receivable other than through, under, and pursuant to the terms of the First Tier Agreement, through the payment by the SPV either in cash or by increase of the capital contribution of the Originators pursuant to the First Tier Agreement, by increase in the Deferred Purchase Price, in an amount equal to the unpaid purchase price for such Receivable as required by the terms of the First Tier Agreement.
(l) Restricted Payments. The SPV shall not (A) purchase or redeem any equity interest in the SPV, (B) prepay, purchase or redeem any Indebtedness, (C) lend or advance any funds or (D) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (D) being referred to as “Restricted Payments”), except that the SPV may (1) make Restricted Payments out of funds received pursuant to Section 2.2 and (2) may make other Restricted Payments (including the payment of dividends or distributions, and payments of the Deferred Purchase Price) if, after giving effect thereto, no Termination Event or Potential Termination Event shall have occurred and be continuing.

ARTICLE VII
ADMINISTRATION AND COLLECTIONS
SECTION 7.1 Appointment of Servicer.
(a) The servicing, administering and collection of the Receivables shall be conducted by the Person (the “Servicer”) so designated from time to time as Servicer in accordance with this Section 7.1. Each of the SPV, the Managing Agents and the Investors hereby appoints as its agent the Servicer, from time to time designated pursuant to this Section, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the SPV and the Originators (to the extent not then acting as Servicer hereunder and only to the extent consistent with its obligations under the First Tier Agreement) hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the SPV’s and/or such Originator’s name and on behalf of the SPV or such Originator as necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including endorsing the SPV’s and/or such Originator’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts and to take all such other actions set forth in this Article VII. Until the Agent gives notice to the existing Servicer (in accordance with this Section 7.1) of the designation of a new Servicer, the existing Servicer is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. At any time following the occurrence and during the continuation of a Servicer Default, the Agent may upon the direction of the Majority Investors, designate as Servicer any Person (including the Agent) to succeed the initial Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b) Upon the designation of a successor Servicer as set forth above, the existing Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and the existing Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records and use by the new Servicer of all records, licenses, hardware or software necessary or desirable to collect the Receivables and the Related Security.
(c) The existing Servicer acknowledges that the SPV, the Agent, each Managing Agent and the Investors have relied on the existing Servicer’s agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the existing Servicer agrees that it will not voluntarily resign as Servicer.
(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the SPV, the Agent, the Managing Agents and the Investors for the performance of the duties and obligations so delegated, (iii) the SPV and the Majority Investors shall consent in writing to any material delegation of servicing duties different in scope or nature than those delegations typically made by the Servicer as of the Closing Date and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).
SECTION 7.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all reasonable action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement and all applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside (and, if applicable, segregate) and hold in trust for the accounts of the SPV, the Agent and each Managing Agent the amount of the Collections to which each is entitled in accordance with Article II. So long as no Termination Event or Potential Termination Event shall have occurred and be continuing, the Servicer may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Unpaid Balance of any Receivable, including any Defaulted Receivable, or amend, modify or waive any term or condition of any Contract related thereto, in each case, as the Servicer may determine to be appropriate to maximize Collections thereof; provided that (i) such extension, adjustment or modification shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the SPV or any Secured Party under this Agreement and (ii) if a Termination Event is continuing, then the Servicer may make such extension, adjustment or modification only with the approval of the Agent. The SPV shall deliver to the Servicer and the Servicer shall hold in trust for the SPV and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to any Affected Asset. Notwithstanding anything to the contrary contained herein, at any time when a Termination Event is continuing, the Agent shall have the right to direct the Servicer to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Affected Asset. The Servicer shall not make the Administrator, the Agent, any Managing Agent or any other Secured Party a party to any litigation without the prior written consent of such Person. At any time when a Termination Event exists and is continuing, the Agent may notify any Obligor of its interest in the Receivables and the other Affected Assets.
(b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the SPV all collections from any Person of indebtedness of such Person which are not on account of a Receivable. Notwithstanding anything to the contrary contained in this Article VII, the Servicer, if not the SPV, an Originator or any Affiliate of the SPV or an Originator, shall have no obligation to collect, enforce or take any other action described in this Article VII with respect to any indebtedness that is not included in the Asset Interest other than to deliver to the SPV the Collections and documents with respect to any such indebtedness as described above in this Section 7.2(b).
(c) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor, required by contract or law or clearly indicated by facts or circumstances (including by way of example an equivalence of a payment and the amount of a particular invoice), and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

SECTION 7.3 Blocked Account Arrangements. Prior to the Closing Date the Servicer and SPV shall enter into Blocked Account Agreements with all of the Blocked Account Banks, and deliver original counterparts thereof to the Agent. The Agent may at any time after the occurrence and during the continuation of a Termination Event or Potential Termination Event give notice to each Blocked Account Bank that the Agent is exercising its rights under the Blocked Account Agreements to do any or all of the following: (i) to have the exclusive control of the Blocked Accounts transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Blocked Accounts be redirected pursuant to its instructions rather than deposited in the applicable Blocked Account, and (iii) to take any or all other actions permitted under the applicable Blocked Account Agreement; provided that the Agent shall have no right, title or interest in any Excluded Amounts deposited into Blocked Accounts and shall cause such Excluded Amounts to be transferred to the applicable Originator at its direction. Each of the Servicer and SPV hereby agrees that if the Agent, at any time, takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Receivables and each of the Servicer and SPV hereby further agrees to take any other action that the Agent may reasonably request to transfer such control. Except as provided in Section 2.9, any proceeds of Receivables received by any of the Originators, the Servicer or the SPV thereafter shall be sent promptly (but in any event within two (2) Business Days of receipt) to a Blocked Account. The parties hereto hereby acknowledge that if at any time the Agent takes control of any Blocked Account, the Agent shall distribute or cause to be distributed such funds in accordance with Section 7.2(b) and Article II (in each case as if such funds were held by the Servicer thereunder). The Servicer and the SPV further agree that at any time after the occurrence and during the continuation of a Termination Event or Potential Termination Event, they will not withdraw or transfer any amounts from a Blocked Account, except: (i) to another Blocked Account, (ii) to the Collection Account as and when required hereunder, or (iii) otherwise with the written consent of the Agent.
SECTION 7.4 Enforcement Rights. (a) At any time following the occurrence and during the continuation of a Termination Event:
(i) the Agent may direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Agent or its designee;
(ii) the SPV shall, at the Agent’s request and at the SPV’s expense, give notice of the Agent’s, the SPV’s, and/or the Investors’ ownership of the Receivables and (in the case of the Agent) interest in the Asset Interest to each Obligor and direct that payments be made directly to the Agent or its designee, except that if the SPV fails to so notify each obligor, the Agent may so notify the Obligors; and
(iii) the SPV shall, at the Agent’s request, (A) assemble all of the Records and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.
(b) Each of the SPV and the Originators hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the SPV or the Originators, as applicable, which appointment is coupled with an interest, to take any and all steps in the name of the SPV or the Originators, as applicable, and on behalf of the SPV or the Originators, as applicable, necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including endorsing the name of the applicable Originator on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever, in each case, other than actions resulting from the gross negligence or willful misconduct of such attorney-in-fact. The Agent hereby agrees only to use such power of attorney following the occurrence and during the continuation of a Termination Event.
SECTION 7.5 Servicer Default. The occurrence of any one or more of the following events shall constitute a “Servicer Default”:
(a) The Servicer (i) shall fail to make any payment or deposit required to be made by it hereunder when due and such failure continues for one (1) Business Day or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer’s part to be performed under Sections 6.1(b) (conduct of business, ownership), 6.1(f) (performance and compliance with receivables, contracts and credit and collection policy), 6.1(h) (obligor payments), 6.1(i) (handling collections), 6.2(a) (no sales or liens), 6.2(c) (no change in business or credit and collection policy), 6.2(d) (no subsidiaries, mergers, etc.), 6.2(e) (change in payment instructions to obligors), or 6.2(f) (deposits to lock-box accounts) (any of the preceding parenthetical phrases in this clause (i) are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof) and such failure continues for two (2) Business Days, or (ii) shall fail to observe or perform any other term, covenant or agreement to be observed or performed by it under Sections 2.8, 2.9, 2.12 or 2.15 and such failure continues for two (2) Business Days, or (iii) shall fail to observe or perform in any material respect any other term, covenant or agreement hereunder or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for thirty (30) days after the earlier to occur of (i) receipt of notice thereof from any Managing Agent, any Investor or the Agent or (ii) actual knowledge thereof by a Responsible Officer; or
(b) any representation, warranty, certification or statement made by the Servicer in this Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made (except any representation or warranty qualified by materiality or by reference to a material adverse effect, which shall prove to have been incorrect in any respect) when made or confirmed and such circumstance shall remain uncured for thirty (30) days after the earlier to occur of (i) receipt of notice thereof from any Managing Agent, any Investor or the Agent or (ii) actual knowledge thereof by a Responsible Officer; provided that no such representation, warranty, or certification hereunder shall be deemed to be incorrect or violated to the extent any affected Receivable is subject to a Deemed Collection and all required amounts with respect to such Receivable have been deposited into a Blocked Account or the Collection Account; or
(c) failure of the Servicer or any of its Subsidiaries (other than the SPV) to pay when due any amounts due under any agreement under which any Indebtedness greater than $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement) is governed; or the default by the Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement) was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness of the Servicer or any of its Subsidiaries (other than the SPV) greater than $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or
(d) there is entered against the Servicer or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(e) [Reserved]; or
(f) any Event of Bankruptcy shall occur with respect to the Servicer or any of its Material Subsidiaries; or
(g) the Interest Coverage Ratio of the last day of any fiscal quarter of the Servicer is less than 3.00 to 1.00 (or such other threshold as may from time to time be set forth in the Senior Credit Agreement); or
(h) the Leverage Ratio as of the last day of any fiscal quarter of the Servicer is greater than 3.50 to 1.00 (or such other threshold as may from time to time be set forth in the Senior Credit Agreement); or

(i) an “Event of Default” under the Senior Credit Agreement has occurred and is continuing.
SECTION 7.6 Servicing Fee. The Servicer shall be paid a Servicing Fee in accordance with 2.12 and subject to the priorities therein.
SECTION 7.7 Protection of Ownership Interest of the Investors. Each of the Originators and the SPV agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Asset Interest or to enable the Agent, each Managing Agent or the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, each of the Originators and the SPV shall, upon the request of the Agent, any Managing Agent or any of the Investors, in order to accurately reflect the transactions evidenced by the Transaction Documents, (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the Agent, any Managing Agent or any of the Investors and (ii) mark its respective master data processing records and other documents with a legend describing the conveyance to the Agent, for the benefit of the Secured Parties, of the Asset Interest. Each of the Originators and the SPV shall, upon request of the Agent, any Managing Agent or any of the Investors, obtain such additional search reports as the Agent, any Managing Agent or any of the Investors shall request. To the fullest extent permitted by applicable law, the Agent is hereby authorized to sign and file continuation statements and amendments thereto and assignments thereof without the SPV’s or any Originator’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The SPV shall not change its name, identity or corporate (or limited liability company) structure nor change its jurisdiction of formation unless it shall have: (A) given the Agent at least thirty (30) days prior notice thereof and (B) prepared at the SPV’s expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Asset Interest or requested by the Agent in connection with such change. Any filings under the UCC or otherwise that are occasioned by such change shall be made at the expense of the SPV.
ARTICLE VIII
TERMINATION EVENTS
SECTION 8.1 Termination Events. The occurrence of any one or more of the following events shall constitute a “Termination Event”:
(a) the SPV or any Originator shall fail to make any payment or deposit to be made by it hereunder or under any other Transaction Document when due hereunder or thereunder and such failure shall continue for two (2) Business Day; or
(b) any representation, warranty, certification or statement made or deemed made by the SPV or any Originator in this Agreement, any other Transaction Document to which it is a party or in any other information, report or document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect (except any representation or warranty qualified by materiality or by reference to a material adverse effect, which shall prove to have been incorrect in any respect) when made or confirmed and such circumstance shall remain uncured for thirty (30) days after the earlier to occur of (i) receipt of notice thereof from any Managing Agent, any Investor or the Agent or (ii) actual knowledge thereof by a Responsible Officer; provided that no such representation, warranty, or certification hereunder shall be deemed to be incorrect or violated to the extent any affected Receivable is subject to a Deemed Collection and all required amounts with respect to such Receivable have been deposited into a Blocked Account or the Collection Account; or
(c) the SPV or any Originator (i) shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure remains unremedied for 10 days or (ii) shall fail to perform the covenant listed in Section 6.1(a)(iv) and such failure remains unremedied for 30 days after written notice thereof has been given to the SPV or any Originator by the Agent; or
(d) any Event of Bankruptcy shall occur with respect to the SPV, Greif, Inc., any Originator, or any Material Subsidiary.
(e) the Agent, on behalf of the Secured Parties, shall for any reason (other than as a result of the actions of the Agent or any of the other Secured Parties) fail or cease to have a valid and enforceable perfected first priority ownership or security interest in the Affected Assets, free and clear of any Adverse Claim (it being understood that the forgoing shall not apply to any Receivable subject to a Deemed Collection and all required amounts with respect to which have been deposited into a Blocked Account or the Collection Account); or
(f) a Servicer Default shall have occurred and be continuing; or
(g) the Net Investment (as determined after giving effect to all distributions pursuant to this Agreement on such date) plus the Required Reserves shall exceed the Net Pool Balance for one (1) Business Day; or
(h) the Delinquency Ratio is greater than 4.75%; or
(i) the Dilution Ratio is greater than 3.50%; or
(j) the Three-Month Default Ratio is greater than 1.50%; or
(k) the Three-Month Delinquency Ratio is greater than 4.00%; or
(l) the corporate family rating of Greif, Inc. is below “Ba3” by Moody’s or “BB-” by S&P; or
(m) failure of the SPV or any Originator to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $10,000 in the case of the SPV, or $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement), in the case of any Originator; or the default by the SPV or any Originator in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the SPV or any Originator greater than such respective amounts was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement if the effect of such default is to cause, or to permit the holder of such Indebtedness to cause, such Indebtedness to become due and payable prior to its stated maturity; or any Indebtedness owing by the SPV or any Originator greater than such respective amounts shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or
(n) the SPV is not Solvent and the Originator ceases selling Receivables to the SPV under the Sale Agreement; or
(o) there shall be a Change of Control with respect to the SPV or the Originators or the Servicer; or
(p) any Person shall institute steps to terminate any Pension Plan if the assets of such Pension Plan are insufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA), or a contribution failure occurs with respect to any Pension Plan which is sufficient to give rise to a lien under Section 302(f) of ERISA if as of the date thereof or any subsequent date, the sum of each of Greif, Inc.’s and its Subsidiaries’ various liabilities as a result of such events listed in this clause exceeds $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement) in the aggregate; or
(q) any material provision of this Agreement or any other Transaction Document to which an Originator, the Servicer or the SPV is a party shall cease to be in full force and effect or such Originator, the Servicer or the SPV shall so state in writing; or
(r) there is entered against any Originator or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $30,000,000 (or such other amount as may from time to time be set forth in the Senior Credit Agreement) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.
SECTION 8.2 Termination. During the continuation of any Termination Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the SPV and the Servicer, declare the Termination Date to have occurred; provided that in the case of any event described in Section 8.1(d), the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION; EXPENSES; RELATED MATTERS
SECTION 9.1 Indemnities by the SPV. Without limiting any other rights which the Indemnified Parties may have hereunder or under applicable Law, the SPV hereby agrees to indemnify the Investors, the Agent, each Managing Agent, each Administrator, the Program Support Providers and their respective officers, directors, employees, counsel and other agents (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which attorneys may be employees of the Indemnified Parties) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the SPV or any Originator (including any Originator in its capacity as the Servicer or any Affiliate of an Originator acting as Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party, in each case arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, any Managing Agent or any Investor of the Asset Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction, (ii) recourse for uncollectible Receivables or (iii) any Taxes which are covered by Section 9.4 or any Excluded Taxes. Without limiting the generality of the foregoing, the SPV shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a) any representation or warranty made by the SPV, any Originator (including any Affiliate of any Originator in its capacity as the Servicer) or any officers of the SPV, any Originator (including, in its capacity as the Servicer or any Affiliate of an Originator acting as Servicer) under or in connection with this Agreement, the First Tier Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by the SPV, the Servicer or any Originator pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;
(b) the failure by the SPV or any Originator (including, in its capacity as the Servicer or any Affiliate of an Originator acting as Servicer) to comply with any applicable Law with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable Law;
(c) the failure (i) to vest and maintain vested in the Agent, on behalf of the Secured Parties, a first priority, perfected ownership interest in the Asset Interest free and clear of any Adverse Claim or (ii) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Secured Parties, in the Affected Assets, free and clear of any Adverse Claim, in each case, other than as a result of actions of the Agent or any other Secured Creditor;
(d) at the request of the Agent, the failure by the SPV, any Originator or the Servicer to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;
(e) any dispute, claim, offset or defense (other than discharge in bankruptcy or uncollectibility of a Receivable from the related Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Receivables or the related Contracts restricting assignment of any Receivables;
(f) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof;
(g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;
(h) the failure by the SPV or any of the Originators to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Receivables or related Contracts;
(i) the Net Investment plus the Required Reserves exceeding the Net Pool Balance at any time (other than as a result of the uncollectibility of any Receivable);
(j) the failure of the SPV or any Originator to pay when due any sales, excise or personal property taxes payable in connection with any of the Receivables;
(k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;
(l) the commingling by the SPV, any Originator or the Servicer of Collections at any time with any other funds;
(m) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Investments by the SPV or any Originator, the ownership of the Asset Interest, or any Affected Asset;
(n) failure of any Blocked Account Bank to remit any amounts held in the Blocked Accounts or any related lock-boxes pursuant to the instructions of the Servicer, the SPV, any Originator or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Blocked Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

(o) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the SPV, the Servicer or any Originator to qualify to do business or file any notice of business activity report or any similar report;
(p) any attempt by any Person to void, rescind or set-aside any transfer by any Originator to the SPV of any Receivable or Related Security under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law;
(q) any action taken by the SPV, any Originator, or the Servicer (if the Servicer is an Originator or any Affiliate or designee of an Originator) in the enforcement or collection of any Receivable (unless such action is directed by the Agent or the Investors in bad faith or with gross negligence or willful misconduct); or
(r) the use of the proceeds of any Investment or Reinvestment.
SECTION 9.2 Indemnities by the Servicer. Without limiting any other rights which the Servicer Indemnified Parties may have hereunder or under applicable Law, the Servicer hereby agrees, to indemnify the Indemnified Parties and their successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Servicer Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which attorneys may be employees of any Servicer Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Servicer and any of the Servicer Indemnified Parties or between any of the Servicer Indemnified Parties and any third party arising out of the following clauses (a) through (i), excluding however, (i) Servicer Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Servicer Indemnified Party, as finally determined by a court of competent jurisdiction, (ii) recourse for uncollectible Receivables or (iii) any Taxes which are covered by Section 9.4 or any Excluded Taxes. The Servicer shall indemnify each Servicer Indemnified Party for Servicer Indemnified Amounts relating to or resulting from:
(a) any representation or warranty made by the Servicer or any of its officers under or in connection with this Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by the Servicer pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or confirmed;
(b) the failure by the Servicer to comply with any applicable Law with respect to any Receivable or the related Contract;
(c) the failure by the Servicer to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets, if such filings were previously requested in writing to be filed by the Agent;

(d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof;
(e) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its servicing duties or obligations under the Receivables or related Contracts;
(f) the commingling by the Servicer of Collections at any time with any other funds;
(g) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Servicer to qualify to do business or file any notice of business activity report or any similar report;
(h) any dispute, claim, offset or defense of an Obligor to the payment of any Receivable resulting from or related to the collection activities of the Servicer in respect of such Receivable (unless such action is directed by the Agent or Investors in bad faith or with gross negligence or willful misconduct); or
(i) any action taken by the Servicer in the enforcement or collection of any Receivable (unless such action is directed by the Agent or Investors in bad faith or with gross negligence or willful misconduct).
SECTION 9.3 Indemnity for Taxes, Reserves and Expenses. (a) If after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law) (a “Change in Law”):
(i) shall subject any Indemnified Party (or its applicable lending office) to any Taxes, duty or other charge (other than Taxes which are covered by Section 9.4 or Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest (except for Taxes which are covered by Section 9.4, and the imposition or changes in the rate of any Excluded Tax imposed on such Indemnified Party);
(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the

Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, or the ownership, maintenance or financing of the Asset Interest (other than reserves already taken into account in calculating the Eurodollar Reserve Percentage); or
(iii) shall impose upon any Indemnified Party any other condition or expense (including any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing, but excluding Taxes and Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder or its obligation to advance funds hereunder or under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, or the ownership, maintenance or financing of the Asset Interests, and the result of any of the foregoing is to increase the cost to, or to reduce the amount of any sum received or receivable by, such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, the Receivables, the obligations hereunder, the funding of any Investments hereunder or under a Program Support Agreement, by an amount deemed by such Indemnified Party to be material, then, on the Settlement Date occurring at least ten (10) days after the demand by such Indemnified Party through the applicable Managing Agent, the SPV shall pay to the applicable Managing Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.
(b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law, bank regulatory guideline regarding capital adequacy, or generally accepted accounting standard, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, or the implementation of any such change, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then on the Settlement Date occurring at least ten (10) days after demand, in the form of a notice as set forth in clause (c) below, by such Indemnified Party through the Agent or the applicable Managing Agent, the SPV shall pay to the applicable Managing Agent, for the benefit of such Indemnified

Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including Interpretation No. 46: Consolidation of Variable Interest Entities (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto)) shall constitute an adoption, change, request or directive, and any implementation thereof shall be, subject to this Section 9.3(b).
(c) Each Indemnified Party shall promptly notify the SPV in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle such Indemnified Party to compensation pursuant to this Section 9.3; provided that no failure to give or any delay in giving such notice shall affect the Indemnified Party’s right to receive such compensation. A notice by the Agent or a Managing Agent on behalf of the applicable Indemnified Party claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods. Any demand for compensation under this Section 9.3 shall be accompanied by a certificate as to the amount requested which shall set forth a reasonably detailed calculation for such requested amount. Notwithstanding anything in this Agreement to the contrary, the SPV shall not be obligated to make any payment to any Indemnified Party under this Section 9.3 for any period more than one hundred eighty (180) days prior to the date on which such Indemnified Party gives written notice to the SPV of its intent to request such payment under this Section 9.3.
(d) Notwithstanding anything herein to the contrary, any indemnity payable under this Section 9.3 shall be payable by the SPV in accordance with the priority of payments in Section 2.12.
SECTION 9.4 Taxes.
All payments and distributions made hereunder by the SPV, the Originators or the Servicer (each, a “payor”) to any Investor, any Managing Agent or any other Secured Party (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) but excluding Excluded Taxes (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:
(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;
(ii) promptly forward to the applicable Managing Agent an official receipt or other documentation satisfactory to such Managing Agent evidencing such payment to such authority; and

(iii) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.
Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay, after written demand therefor by the recipient, such additional amounts (including any penalties interest or expenses, other than those arising from the gross negligence or willful misconduct of the Agent or the recipient) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted. Any demand for compensation under this Section 9.4 shall be accompanied by a certificate as to the amount requested which shall set forth a reasonably detailed calculation for such requested amount. Any demand by a recipient under this Section 9.4 shall be made no later than 360 days after the earlier of (i) the date on which the recipient pays such Taxes or (ii) the date on which the relevant taxing authority makes written demand for payment of such Taxes by the recipient.
If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.
SECTION 9.5 Status of Investors. Any Foreign Investor that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the SPV is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Transaction Document shall deliver to the SPV (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the payor or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Foreign Investor, if requested by the SPV or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the SPV or the Agent as will enable the SPV or the Agent to determine whether or not such Investor is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that the SPV is resident for tax purposes in the United States, any Foreign Investor shall deliver to the SPV and the Agent (in such number of copies as shall be requested) on or prior to the date on which such Foreign Investor becomes an Investor under this Agreement, whichever of the following is applicable:
(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(ii) duly completed copies of Internal Revenue Service Form W-8ECI;

(iii) in the case of a Foreign Investor claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate signed under penalties of perjury, in a form reasonably satisfactory to the payor, to the effect that such Foreign Investor is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the payor within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or
(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the payor to determine the withholding or deduction required to be made.
In addition, each such Foreign Investor shall deliver such forms and certificates promptly upon the obsolescence, expiration, or invalidity of any form or certificate previously delivered by the Foreign Investor. Each such Foreign Investor shall promptly notify the payor and the Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the payor and the Agent (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this Section 9.5, a Foreign Investor shall not be required to deliver any documentation pursuant to this Section 9.5 that such Foreign Investor is not legally able to deliver.
SECTION 9.6 Other Costs and Expenses; Breakage Costs. (a) The SPV agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the Investors, the Agent, each Managing Agent and each Administrator harmless against liability for the payment of, all reasonable and documented out-of-pocket expenses (including Mayer Brown LLP’s, or any other single law firm’s, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any Investor, the Agent, each Managing Agent or any Administrator) or intangible, documentary or recording taxes incurred by or on behalf of any Investor, the Agent, any Managing Agent or any Administrator (i) in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the Asset Interest) and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with the Agent’s, any Investor’s or any Managing Agent’s enforcement or preservation of rights (including the perfection and protection of the Asset Interest under this Agreement), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).
(b) The SPV shall pay the Managing Agents for the account of the Investors, as applicable, on demand, such amount or amounts as shall compensate the Investors for any loss (including loss of profit), cost or expense incurred by the Investors (as reasonably determined by its Managing Agent) as a result of any reduction of any Portion of Investment other than on the maturity date of the Commercial Paper (or other financing source) funding such Portion of Investment, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Investors during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such Portion of Investment. The determination by any Managing Agent of the amount of any such loss or expense shall be set forth in a written notice to the SPV in reasonable detail and shall be conclusive, absent manifest error.
SECTION 9.7 Mitigation Obligations. If any Investor requests compensation under Section 9.3, or a payor is required to pay any additional amount to any Investor (or any Official Body for the account of any Investor) pursuant to Section 9.4, then such Investor shall use reasonable efforts to designate a different Funding Office for funding or booking its Investment hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Investor, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.3 or 9.4, as the case may be, in the future, and (ii) in each case, would not subject such Investor to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Investor. The SPV hereby agrees to pay all reasonable costs and expenses incurred by any Investor in connection with any such designation or assignment. Notwithstanding anything in this Section 9.7 to the contrary, under no condition will any U.S. Investor in the Bank of America Investor Group be required to designate a different Funding Office or make any assignment pursuant to this Section 9.7 if its Funding Office is in Charlotte, North Carolina or New York, New York.
ARTICLE X
THE AGENT
SECTION 10.1 Appointment and Authorization of Agent. Each Secured Party hereby irrevocably appoints, designates and authorizes the Agent and its applicable Managing Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to such Agent or Managing Agent, as applicable, by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, no Agent or Managing Agent shall have any duties or responsibilities except those expressly set forth in this Agreement, nor shall the Agent or any Managing Agent have or be deemed to have any fiduciary relationship with any Investor or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against any Agent or Managing Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Agent or Managing Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 10.2 Delegation of Duties. The Agent and each Managing Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
SECTION 10.3 Liability of Agents and Managing Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by the SPV, any Originator or the Servicer, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or such Managing Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the SPV, any Originator, the Servicer or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the SPV, any Originator, the Servicer or any of their respective Affiliates.
SECTION 10.4 Reliance by Agent. (a) The Agent and each Managing Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the SPV, any Originator and the Servicer), independent accountants and other experts selected by the Agent or such Managing Agent. The Agent and each Managing Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Managing Agents or the Investors in its Investor Group, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Investors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Managing Agents or the Investors in its Investor Group, as applicable, or, if required hereunder, all Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors.
(b) For purposes of determining compliance with the conditions specified in Article V on the Closing Date, each Investor that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent or the Managing Agent to such Investor for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Investor.
SECTION 10.5 Notice of Termination Event, Potential Termination Event or Servicer Default. Neither the Agent nor any Managing Agent shall be deemed to have knowledge or notice of the occurrence of a Potential Termination Event, a Termination Event or a Servicer Default, unless it has received written notice from an Investor or the SPV referring to this Agreement, describing such Potential Termination Event, Termination Event or Servicer Default and stating that such notice is a “Notice of Termination Event or Potential Termination Event” or “Notice of Servicer Default,” as applicable. Each Managing Agent will notify the Investors in its Investor Group of its receipt of any such notice. The Agent and each Managing Agent shall (subject to Section 10.4) take such action with respect to such Potential Termination Event, Termination Event or Servicer Default as may be requested by the Managing Agents (or its Investors in its Investor Group), provided that, unless and until the Agent shall have received any such request, the Agent (or Managing Agent) may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event, Termination Event or Servicer Default as it shall deem advisable or in the best interest of the Secured Parties or Investors, as applicable.
SECTION 10.6 Credit Decision; Disclosure of Information by the Agent. Each Secured Party acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent or any Managing Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the SPV, the Servicer, the Originators or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Secured Party as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession. Each Secured Party, including any Investor by assignment, represents to the Agent and its Managing Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Servicer, each Originator or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the SPV hereunder. Each Secured Party also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Servicer or the Originators. Except for notices, reports and other documents expressly herein required to be furnished to the Security Parties by the Agent or any Managing Agent herein, neither the Agent nor any Managing Agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the SPV, the Servicer, any Originator or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

SECTION 10.7 Indemnification of the Agent. Whether or not the transactions contemplated hereby are consummated, the Committed Investors (or the Committed Investors in the applicable Investor Group) shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the SPV and without limiting the obligation of the SPV to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided that no Committed Investor shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction; provided that no action taken by Agent (or any Managing Agent) in accordance with the directions of the Managing Agents (or the Investors in its Investor Group) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Investor shall reimburse its Managing Agent and the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees) incurred in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Agent or such Managing Agent is not reimbursed for such expenses by or on behalf of the SPV. The undertaking in this Section shall survive payment on the Final Payout Date and the resignation or replacement of the Agent or such Managing Agent.
SECTION 10.8 Agent in Individual Capacity. The Agent and each Managing Agent (and any successor thereto in such capacity) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the SPV, the Originators, the Servicer, or any of their Subsidiaries or Affiliates as though it were not the Agent, a Managing Agent or an Investor hereunder, as applicable, and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, any such Person or its Affiliates may receive information regarding the SPV, the Originators, the Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Commitment, the Agent and each Managing Agent (and any successor thereto in such capacity) in its capacity as a Committed Investor hereunder shall have the same rights and powers under this Agreement as any other Committed Investor and may exercise the same as though it were not the Agent, a Managing Agent or a Committed Investor, as applicable, and the term “Committed Investor” or “Committed Investors” shall, unless the context otherwise indicates, include the Agent and each Managing Agent in its individual capacity.
SECTION 10.9 Resignation of Agents. The Agent or any Managing Agent may resign upon thirty (30) days’ notice to the applicable Investors. If the Agent resigns under this Agreement, the Majority Investors shall (with the consent of the SPV prior to a Termination Event) appoint from among the Committed Investors a successor agent for the Secured Parties. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Investors and, prior to a Termination Event, the SPV, a successor agent from among the Committed Investors. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 10.9 and Sections 10.3 and 10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Committed Investors shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Investors appoint a successor agent as provided for above. If a Managing Agent resigns under this Agreement, the Investors in such Investor Group shall appoint a successor agent.
SECTION 10.10 Payments by the Agent. Unless specifically allocated to a Committed Investor pursuant to the terms of this Agreement, all amounts received by the Agent or a Managing Agent on behalf of the Investors shall be paid to the applicable Managing Agent or Investors pro rata in accordance with amounts then due on the Business Day received, unless such amounts are received after 12:00 noon on such Business Day, in which case the applicable agent shall use its reasonable efforts to pay such amounts on such Business Day, but, in any event, shall pay such amounts not later than the following Business Day.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1 Term of Agreement. This Agreement shall terminate on the Final Payout Date; provided that (i) the rights and remedies of the Agent, the Managing Agents, the Investors, the Administrators and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the SPV, the Originators or the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions of Article IX, (iii) the provisions of Section 10.7 and (iv) the agreements set forth in Sections 11.11 and 11.12, shall be continuing and shall survive any termination of this Agreement.
SECTION 11.2 Waivers; Amendments. (a) No failure or delay on the part of the Agent, any Managing Agent, the Investors, any Administrator or any Committed Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.
(b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the SPV, the Originators, the Servicer (but only with respect to the provisions applicable to it), the Agent and the Majority Investors; provided that no such amendment or waiver shall, unless signed by each Committed Investor directly affected thereby, (i) increase the Commitment of such Committed Investor, (ii) reduce the Net Investment or rate of Yield to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or Yield with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Committed Investors which shall be required for the Committed Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Committed Investors or (vi) extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of a Termination Event shall not constitute an extension or increase in the Commitment of any Committed Investor); and provided further that the signature of the SPV and the Originators shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not an Originator or any Affiliate of an Originator or a successor Servicer is designated pursuant to Section 7.1.
SECTION 11.3 Notices; Payment Information. Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule 11.3 or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.3 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3, provided that an Investment Request shall only be effective upon receipt by the Managing Agents. However, anything in this Section 11.3 to the contrary notwithstanding, the SPV hereby authorizes the Agent and the Managing Agents to make investments in Eligible Investments and to make Investments based on telephonic notices made by any Person which the Agent or the Managing Agents in good faith believe to be acting on behalf of the SPV. The SPV agrees to deliver promptly to the Agent or the Managing Agents a written confirmation of each telephonic notice signed by an authorized officer of SPV. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent or the Investors, the records of the Agent or the Managing Agents shall govern.
SECTION 11.4 Governing Law; Submission to Jurisdiction; Appointment of Service Agent.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE SPV, THE ORIGINATORS, THE SERVICER, THE AGENT AND THE INVESTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE SPV, THE SERVICER, THE ORIGINATORS, THE AGENT AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 11.4 SHALL AFFECT THE RIGHT OF THE SECURED PARTIES TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE SPV, THE ORIGINATOR OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
SECTION 11.5 Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
SECTION 11.6 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.
SECTION 11.7 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.
SECTION 11.8 Successors and Assigns; Binding Effect. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that none of the SPV, the Servicer or the Originators may assign any of its rights or delegate any of its duties hereunder or under the First Tier Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of each Managing Agent. Except as provided in clause (b) below, no provision of this Agreement shall in any manner restrict the ability of any Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Asset Interest.
(b) Any Committed Investor may assign all or any portion of its Commitment and its interest in the Net Investment, the Asset Interest and its other rights and obligations hereunder to any Person with the written approval of the applicable Administrator, on behalf of its Conduit Investor, and the applicable Managing Agent and, if no Termination Event is continuing, with the consent of the SPV (such consent not to be unreasonably withheld). In connection with any such assignment, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to such assignee a pro rata interest in such assignor’s Commitment and other obligations hereunder and in the Net Investment, the Asset Interest and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence, the assignee’s right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor’s Commitment and interest in the Net Investment and the Asset Interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (provided that no assignee (including an assignee that is already an Investor hereunder at the time of the assignment) shall be entitled to receive any greater amount pursuant to Section 9.4 than that to which the assignor would have been entitled had no such assignment occurred) and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Net Investment and the Asset Interest which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the SPV. In addition, if the assignee is not already an Investor, such assignee shall deliver to the Agent, the SPV and the Servicer, all applicable tax documentation (whether pursuant to Section 9.5 or otherwise) requested by the Agent, the SPV or the Servicer. All costs and expenses of the Agent incurred in connection with any assignment hereunder shall be borne by the assignee. No Committed Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Program Support Agreement to which it is a party or under which it has acquired a participation.
(c) By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the SPV, any Originator or the Servicer or the performance or observance by the SPV, any Originator or the Servicer of any of their respective obligations under this Agreement, the First Tier Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the First Tier Agreement, each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, any Managing Agent, any Investor or any of their Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent and its Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent or its Managing Agent, as applicable, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the Affected Assets; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 11.11 prior to the date which is one (1) year and one (1) day after the payment in full of all Commercial Paper of such Conduit Investor.
(d) Without limiting the foregoing, a Conduit Investor may, from time to time, with prior or concurrent notice to the SPV and the Servicer, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related Administrator for such Conduit Assignee will act as the Administrator for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrator hereunder or under the other Transaction Documents, (iii) such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) and their respective liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Conduit Investor and its Program Support Provider(s) herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Investor’s obligations, if any, hereunder or any other Transaction Document, and the Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Investor and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable Managing Agent or the related Administrator, as applicable, on behalf of the Conduit Investor and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term “CP Rate” with respect to the portion of the Net Investment funded with commercial paper issued by the Conduit Investor from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to the Conduit Investor on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (or the related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) rather than the Conduit Investor, (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, (viii) the Conduit Assignee, if it shall not be an Investor already, shall deliver to the Agent, the SPV and the Servicer, all applicable tax documentation reasonably requested by the Agent, the SPV or the Servicer and (ix) if requested by the related Managing Agent or the related Administrator with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the related Managing Agent or such Administrator may reasonably request to evidence and give effect to the foregoing. No assignment by a Conduit Investor to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Committed Investors’ obligations under Section 2.3 to fund any Investment not funded by the related Conduit Investor or such Conduit Assignee or to acquire from the Conduit Investor or such Conduit Assignee all or any portion of the Net Investment pursuant to Section 3.1.
(e) In the event that a Conduit Investor makes an assignment to a Conduit Assignee in accordance with clause (d) above, the Related Committed Investors: (i) if requested by the related Administrator, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment, (ii) if requested by the related Administrator, shall execute (either directly or through a participation agreement, as determined by such Administrator) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Committed Investor with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to the Administrator and the Related Committed Investors), (iii) if requested by the related Conduit Investor, shall enter into such agreements as requested by such Conduit Investor pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of such Conduit Investor (or which agreements shall be otherwise reasonably satisfactory to such Conduit Investor and the Committed Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.
(f) Each of the SPV, the Servicer and the Originators hereby agrees and consents to the assignment by any Conduit Investor from time to time pursuant to this Section 11.8 of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider.
(g) The Agent shall, on behalf of the SPV, maintain at its address referred to in Section 11.3 a copy of each Assignment and Assumption Agreement delivered to it and a register (the “Register”) on or in which it will record the names and addresses of the Investors and assignees, and the Commitments of, and interest in the Net Investment of each Investor and assignee from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the SPV, the Agent, and the Secured Parties shall treat each person whose name is recorded in the Register as the owner of the interest in the Net Investment recorded therein for all purposes of this Agreement. Any assignment of any Commitment and interest in the Net Investment and Asset Interest shall be effective only upon appropriate entries with respect thereto being made in the Register. The Agent will make the Register available to the

SPV and any Investor (with respect to any entry relating to such Investor) at any reasonable time and from time to time upon reasonable prior notice.
SECTION 11.9 Waiver of Confidentiality. Each of the SPV, the Servicer and the Originators hereby consents to the disclosure of any non-public information with respect to it received by the Agent, any Managing Agent, any Investor or any Administrator to any other Investor or potential Investor, any Managing Agent, any nationally recognized statistical rating organization rating a Conduit Investor’s Commercial Paper, any dealer or placement agent of or depositary for the Conduit Investor’s Commercial Paper, any Administrator, any Program Support Provider, any credit/financing provider to any Conduit Investor or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document if they agree to hold it confidential pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the SPV. Subject to the forgoing, the Agent, the Managing Agents, the Investors, the Program Support Providers and the Administrators hereby agree to maintain the confidentiality of any non-public information.
SECTION 11.10 Confidentiality Agreement. Each of the SPV, the Servicer and the Originators hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to any Investor, the Agent, any Managing Agent, any Administrator or any Program Support Provider to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information and agree to use such information solely in connection with their evaluation of, or relationship with, the SPV, the Servicer, the and its affiliates, (b) as otherwise required by applicable law or order of a court of competent jurisdiction or (c) as disclosed in any public filing.
SECTION 11.11 No Bankruptcy Petition Against the Conduit Investor. Each of the SPV, the Servicer and the Originators hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of any Conduit Investor (or its related commercial paper issuer), it will not institute against, or join any other Person in instituting against, such Conduit Investor any proceeding of a type referred to in the definition of Event of Bankruptcy.
SECTION 11.12 No Recourse.
(a) Notwithstanding anything to the contrary contained in this Agreement, the obligations of any Conduit Investor under this Agreement and all other Transaction Documents are solely the corporate obligations of such Conduit Investor and shall be payable solely to the extent of funds received from the SPV in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof are in excess of funds necessary to pay its matured and maturing Commercial Paper.
(b) Any amounts which such Conduit Investors does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the

Bankruptcy Code) against or corporate obligation of such Conduit Investors for any such insufficiency unless and until such Conduit Investors satisfies the provisions above.
(c) This Section 11.12 shall survive termination of this Agreement.
SECTION 11.13 No Proceedings; Limitations on Payments.
(a) Each of the parties hereto, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the SPV, or join in any institution against the SPV of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any of the SPV’s obligations under this Agreement or other Transaction Documents.
(b) Notwithstanding any provisions contained in this Agreement to the contrary, the parties hereto acknowledge and agree that (i) all amounts payable by the SPV hereunder and under the other Transaction Documents shall be paid in accordance with the priorities set forth in Section 2.12 and (ii) the SPV shall only be required to pay amounts payable by the SPV hereunder and under the other Transaction Documents from funds of the SPV other than the proceeds of the Affected Assets to the extent it has such funds. Any amounts which the SPV does not pay pursuant to the operation of clause (ii) of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the SPV for any such insufficiency unless and until the SPV satisfies the provisions of clause (ii) above.
(c) This Section 11.13 shall survive termination of this Agreement.
[SIGNATURES FOLLOW]

In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first written above.

GREIF RECEIVABLES FUNDING LLC
By:	/s/ [ILLEGIBLE]
Name:
Title:

GREIF PACKAGING LLC, Individually, as an Originator and as the Servicer
By:	/s/ [ILLEGIBLE]
Name:
Title:

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Transfer and Administration Agreement

YC SUSI TRUST, as a Conduit Investor and an Uncommitted Investor
By:	Bank of America, National Association,
as Administrative Trustee

By:	/s/ Steven Maysonet
	Name:	Steven Maysonet
	Title:	Vice President

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Transfer and Administration Agreement

Commitment: $137,700,000	BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent, as a Managing Agent, Administrator and Committed Investor for the Bank of America Investor Group
	By:	/s/ Steven Maysonet
		Name:	Steven Maysonet
		Title:	Vice President
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Transfer and Administration Agreement

Schedule 1.01
AGRICULTURAL RECEIVABLES ELIGIBLE OBLIGORS
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Schedule 1.01

SCHEDULE 4.1(d)
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
In addition to the representations, warranties and covenants contained in this Agreement, the SPV hereby represents, warrants, and covenants as follows:
General
1. The Transfer and Administration Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Affected Assets in favor of the Agent (for the benefit of the Secured Parties), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the SPV.
2. The Eligible Receivables constitute “accounts” within the meaning of UCC Section 9-102. The rights of the SPV under the First Tier Agreement constitute “general intangibles” within the meaning of UCC Section 9-102.
3. The SPV has taken all steps necessary to perfect its security interest against the Obligor in the Related Security (if any) securing the Eligible Receivables.
4. The Collection Account constitutes a securities account.
Creation
5. Immediately prior to (or concurrent with) the transfer and assignment herein contemplated, the SPV had good title to each Eligible Receivable and its rights under the First Tier Agreement, and was the sole owner thereof, free and clear of all Adverse Claims and, upon the transfer thereof, the Agent shall have good title to each such Receivable, and will (i) be the sole owner thereof, free and clear of all Liens, or (ii) have a first priority security interest in such Eligible Receivables, and the transfer or security interest will be perfected under the UCC. Immediately prior to the sale, assignment, and transfer thereof, each Eligible Receivable was secured by a valid and enforceable perfected security interest in the related Related Security (if any) in favor of the SPV as secured party, and such security interest is prior to all other Adverse Claims in such Related Security. The SPV has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Receivables (other than with respect to servicing of Receivables by the Servicer or Sub-Servicer as permitted by this Agreement).
Perfection
6. At the request of the Agent, the SPV has caused or will have caused, within ten days after the effective date of the Transfer and Administration Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of, or security interest in, the Receivables and the rights of the SPV under the First Tier Agreement from SPV to the Agent.

Schedule 4.1(d)-1

7. With respect to the Collection Account either: (i) the SPV has delivered to the Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Agent relating to each of the Collection Account without further consent by the SPV; or (ii) the SPV has taken all steps necessary to cause the securities intermediary to identify in its records the Agent as the person having a security entitlement against the securities intermediary in each of the Collection Account.
Priority
8. Other than the transfer of the Receivables under the First Tier Agreement and to the Agent under the Transfer and Administration Agreement, none of the Originators nor the SPV has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the other Affected Assets. None of the Originators nor the SPV has authorized the filing of, or is aware of, any financing statements against the SPV that include a description of collateral covering the Receivables or the other Affected Assets other than any financing statement relating to the transfers under the First Tier Agreement and to the Agent under the Transfer and Administration Agreement or that has been terminated.
9. None of the Originators nor the SPV has any knowledge of any judgment, ERISA or tax lien filings against it which would reasonably be expected to have a Material Adverse Effect.
10. The Collection Account is not in the name of any person other than the Agent. The SPV has not consented to the securities intermediary of the Collection Account to comply with entitlement orders of any person other than the Agent.
11. Notwithstanding any other provision of this Agreement or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under this Agreement have been finally and fully paid and performed.
12. The parties to the Transfer and Administration Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the applicable Commercial Paper, waive any of the Perfection Representations; and (ii) shall provide S&P with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the applicable Commercial Paper (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.
13. In order to evidence the interests of the Agent under the Transfer and Administration Agreement, the Servicer shall, from time to time, take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary (including such actions as are requested in writing by any Managing Agent) to maintain the Agent’s ownership interest and to maintain and to perfect, as a first-priority interest, the Agent’s security interest in the Receivables and the other Affected Assets. At the request of the Agent, the Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent’s authorization and approval all financing statements,

Schedule 4.1(d)-2

amendments, continuations or other filings necessary to continue, maintain and perfect as a first-priority interest the Agent’s interest in the Receivables and other Affected Assets. The Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of each Managing Agent.

Schedule 4.1(d)-3

SCHEDULE 4.1(g)
Lists of Actions and Suits
None.

Schedule 4.1(i)-1

SCHEDULE 4.1(i)
Location of Certain Offices and Records

Principal Place of Business:	SPV:
366 Greif Parkway
Delaware, OH 43015

Initial Servicer:

425 Greif Parkway
Delaware, OH 43015

Chief Executive Office:	SPV:
366 Greif Parkway
Delaware, OH 43015

Initial Servicer:
425 Winter Road
Delaware, OH 43015

Location of Records:	SPV:
366 Greif Parkway
Delaware, OH 43015

Initial Servicer:
425 Winter Road
Delaware, OH 43015

Schedule 4.1(i)-2

SCHEDULE 4.1(j)

Federal Employer
Identification Number:	[***]

Schedule 4.1(j)-1

SCHEDULE 4.1(s)
List of Blocked Account Banks and Blocked Accounts

Bank Name & Address	Type of Account	Account / ABA Nos.	Lockbox Address (PO Box & Street)
[***]	[***]	Acct # [***]	Greif
[***]		LBX # [***]	[***]
[***]		ABA # [***]	[***]
[***]	[***]	Acct # [***]	Greif
[***]		LBX # [***]	[***]
[***]		ABA # [***]	[***]
[***]	[***]	Acct # [***]	Greif
[***]		LBX # [***]	[***]
[***]		LBX # [***]	[***]
ABA # [***]

Greif
[***]
[***]
[***]	[***]	Acct # [***]	Greif
[***]		LBX # [***]	[***]
[***]		LBX # [***]	[***]
ABA # [***]

Greif
[***]
[***]
[***]	Concentration	Acct # [***]
[***]		ABA # [***]
[***]

Schedule 4.1(s)-1

SCHEDULE 6.1(a)
Agreed-Upon Procedures
[See Attached]

Schedule 6.1(a)-2

Greif
Scope of the Procedures to be Performed	October [24], 2008
Scope of Services
Exhibit A to Statement of Work Dated
between Protiviti Inc.
and
Bank of America, N.A.
Company: Greif Incorporated
(“Greif” or the “Company”)
Time Periods to be tested:
September 2008 — tie in monthly reports
October 2007 — tie in monthly reports & detailed testing
(Note: All samples are judgmentally selected)
Describe and document the following as it relates to the Company’s policies and procedures (through inquiry and observation, except where testing is noted):
The following are the procedures to be completed by the consultants:
1.	Monthly Servicer Report (Information Package)
Obtain the Monthly Servicer reports for the time periods to be tested. Test the accuracy of the Servicer reports submitted by performing the following procedures:
A.
Test the calculation of the accounts receivable rollforward, aging spreads, eligible collateral and concentrations reported on the existing Monthly Servicer Report for the periods subject to testing. Calculate additional ineligibles for the selected time period, as applicable, as required in the Sale and Contribution Agreement dated October 8, 2003 (Note that testing of reserves, ratios and financial covenants is not included in the scope of the procedures to be performed.)

B.	Trace and agree line items to supporting documentation (including the general ledger and aged trial balance, if applicable). Recalculate line items. Explain the type of supporting documentation.

C.	Prepare a chart of the line items analyzed and a comparison of the Company prepared figures to recomputed amounts.

D.
Discuss other potential forms of non-cash offsets with appropriate management personnel. Also, scan the general ledger for any general ledger accounts that disclose non-cash credits and/or potential offsets to receivables. Explain any such accounts that are noted that have not been previously identified and included in the rollforward.

E.
Obtain a reconciliation of receivables per the aged trial balance(s) to the general ledger for the most recent month subject to testing. Report frequency of (monthly, weekly, daily) and procedures used in reconciling via discussions with Servicer personnel, and note any significant discrepancies (resolved or unresolved). Compare to summary aging balances, noting whether the

Confidential

1

Greif
Scope of the Procedures to be Performed	October [24], 2008
appropriate reconciled amount was included. Prepare summary aging charts for each and attach the charts to your report.
2.	Obligor Concentration
A.	Obtain a listing of the ten largest obligors as of the most recent period subject to testing and test the accuracy of this information by tracing amounts to the receivable trial balance.

B.
Scan the trial balance noting any unidentified obligor concentrations. Document if the Company is properly aggregating exposure among affiliated obligors and, if more than one entity is originating the receivables, exposure among the various related entities. Note the process by which this aggregation is accomplished. Include a listing of the largest obligors with the report.

3.	Credit File Review
A.
Select a judgmental sample of 5 obligors and obtain the credit files. For the sample selected, test that the credit limit was appropriately authorized (as per the Company’s authorization matrix), a current review was completed, and that relevant documentation is on file per the Company’s policy.

4.	Invoice Testing and Receivable Aging
A.	Document through inquiry the company’s aging methodology (i.e., invoice/contract date versus due date, etc.) Include a description of the aging methodology in the report.

B.	Judgmentally (from each division being tested) select 15 accounts/invoices from among the eligible aging categories on the selected aging report and perform the following procedures:
1)	Test whether the accounts are being properly aged in accordance with the terms and methodology. Note any accounts that may be aged in a non-conforming manner.
2)
Document any invoices noted which contain terms, such as terms of payment that would make the invoice ineligible to be included in the borrowing base. If so, document if the Company is properly excluding such invoices from the borrowing base.

3)
For the invoices selected above, obtain the related documentation pertaining to purchase order, proof of shipment of goods or performance of services and payment/resolution. Document whether the invoices were issued either coincident with or subsequent to the shipment of goods or performance of services.

4)	Prepare a listing of the accounts analyzed with an indication of the aging accuracy, the payment terms and reason for delinquency, if any.
5.	Invoice Resolution
A.	For the same 15 invoices selected in step 2 trace the amount owing through to final resolution (billing, aging, cash receipt and application against the invoice or write off/collection efforts).
Confidential

2

Greif
Scope of the Procedures to be Performed	October [24], 2008
6.	Delinquent Obligors
A.
Obtain form Management a listing of the top 15 invoices aged greater than 60 days from original due date and report the reason for non-payment and action taken, if such information is available in the credit file, or report that such information was not available.

7.	Write-Offs
A.	Obtain an understanding of the method used to write-off uncollectible accounts (i.e. direct method or allowance method).

B.	Obtain a list of the write-offs in the time periods subject to testing and present a reconciliation to the write-offs per the respective AR rollforwards and the general ledger.

C.
Obtain a list of the 10 largest write offs in the 12 months prior to September 2008. The results of testing should be documented in a table which lists the following items: Customer name, invoice number, invoice amount, invoice date, date of write-off, average age of the receivables at the time of write-off and reason for write-off, if available. Also report compliance with the Servicer’s procedures, including proper authorization per the Company’s policy and procedures.

8.	Dilutions
A.	Judgmentally select a sample of 30 recent credit memos for the time periods subject to testing and prepare a table outlining the nature of the credit memos.

B.	For each credit memo selected in the sample, record the related invoice date, credit memo issuance date and rebill date (as applicable). Describe the method by which credits are aged in the AR.

C.
Calculate and report the simple and weighted average (weighted by dollar value) dilution horizons. The dilution horizon is defined as the number of days between the original invoice date and credit memo issuance date.

D.
Document the Servicer’s procedures for identifying non-cash credits to AR for purposes of the monthly accounts receivable rollforward, and test the adequacy of such procedures using the Analysis Report tested in the procedures outlined above.

E.	Document how rebills are reflected in the AR rollforward and whether rebills result in the reaging of receivables.
9.	Rebates
A.
Discuss with management the existence of any rebate programs. Obtain evidence of any current accruals for rebate programs and calculate the aggregate amount of such accruals. Inquire how rebates are paid (e.g. by separate payments or by offsetting against accounts receivable). Document any discussions.

Confidential

3

Greif
Scope of the Procedures to be Performed	October [24], 2008
10.	Contras
A.
Discuss with management any offset practices and document your findings. Specifically discuss any obligors that are also vendors, and document the treatment of respective payable amounts for the purposes of the securitization program.

11.	Collection Methodology & Cash Application
A.	Document how partially paid, unapplied and unidentified cash is processed by and whether such procedures result in reaging accounts receivable.

B.
Obtain a current listing of the lockbox account(s) and concentration/depository account(s) into which collections on purchased receivables are deposited. Attach this listing as an exhibit to the report.

C.	For the time periods subject to testing, obtain from Management a table summarizing collections by method of receipt, in a format similar to the one shown below:

METHOD OF RECEIPT	[MONTH]	%
	($000’s)
Obligor mailed/sent payment directly to a lockbox	$
Electronic payments (ACH/wire) to a account
Other (describe)
Total Deposits related to Collections per Bank Statement(s)	$	100%
Total Collections per Monthly Report
Difference (ask Management for an explanation of significant causes of the difference, if any)
12.	Daily Balances
A.
Obtain and attach, if available, daily accounts receivable balances for the most recent month subject to testing. Otherwise, obtain and attach daily sales and collection information for a recent month. Prepare a chart summarizing the data.

13.	Internal Audit
A.	Provide a brief overview of the internal audit department including, number of personnel / planned changes and co-sourcing relationships.

B.
Inquire if the internal auditors have performed any reviews of credit, receivables, systems or other areas related to receivables in the 12 months ended September 2008. Obtain a copy of the internal audit reports, as applicable and document internal audit findings and Management responses.

C.
If no internal audits were completed in the last 12 months relating to credit, receivables, systems or other areas related to receivables, inquire when such internal audits are scheduled. If no internal audits are scheduled, inquire why.

Confidential

4

SCHEDULE 11.3
Address and Payment Information

If to the Conduit Investors:

YC SUSI Trust
c/o Bank of America, National Association,
as Administrative Trustee
214 North Tryon Street, 19th Floor NC1-027-19-01
Charlotte, North Carolina 28255
Telephone: (704) 386-7922
Facsimile: (704) 386-9169

(with a copy to the YC SUSI Administrator)

If to the SPV:

Greif Receivables Funding LLC
425 Winter Road
Delaware, OH 43015
Facsimile: 740 549-6102
Attention: Treasurer

Payment Information:
[***]
[***]
[***]
ABA: [***]
Account: [***]

If to the Originators:

Greif Packaging LLC
425 Winter Road
Delaware, OH 43015
Telephone: 740 549-6053
Facsimile: 740 549-6102
Attention: Treasurer

Schedule 11.3-1

If to the Servicer:

Greif Packaging LLC
425 Winter Road
Delaware, OH 43015
Telephone: 740 549-6053
Facsimile: 740 549-6102
Attention: Treasurer

With a copy of any notices to the SPV, Originators sent to:
Greif, Inc.
425 Winter Road
Delaware, OH 43015
Attention: General Counsel
Phone: 740 549-6188

Fax: 740 549-6101 If to the Agent:

Bank of America, National Association,
as Agent
214 North Tryon Street, 19th Floor
NC1-027-19-01
Charlotte, North Carolina 28255
Attention: ABCP Conduit Group
Telephone: (704) 386-7922
Facsimile: (704) 388-9169

If to the YC SUSI Administrator:

Bank of America, National Association,
as Administrator
214 North Tryon Street, 19th Floor
NC1-027-19-01
Charlotte, North Carolina 28255
Attention: ABCP Conduit Group
Telephone: (704) 386-7922
Facsimile: (704) 388-9169

Payment Information:

[***]
[***]
ABA: [***]
A/C #: [***]
Ref: Greif [***]
Attn: [***]

Schedule 11.3-2

As provided to the SPV from time to time in writing.
If to the Managing Agent for the Bank of America Investor Group

Bank of America, National Association,
as Managing Agent
214 North Tryon Street, 19th Floor
NC1-027-19-01
Charlotte, North Carolina 28255
Attention: ABCP Conduit Group
Telephone: (704) 386-7922
Facsimile: (704) 388-9169

Payment Information:

Bank: [***]
Benf: [***]
ABA: [***]
A/C #: [***]
Ref: Greif / [Wire Description]
Attn: [***]

Schedule 11.3-3

Exhibit A
Form of Assignment and Assumption Agreement
Reference is made to the Transfer and Administration Agreement dated as of December 8, 2008 as it may be amended or otherwise modified from time to time (as so amended or modified, the “Agreement”) among Greif Receivables Funding LLC, as transferor (in such capacity, the “SPV”), the persons from time to time party thereto as “Originators” (each an “Originator” and collectively, the “Originators”), Greif, Inc., as servicer (in such capacity, the “Servicer”), Bank of America, National Association, as agent, and each of the Conduit Investors, Committed Investors, Managing Agents and Administrators from time to time parties thereto. Terms defined in the Agreement are used herein with the same meaning.
[                                           ] (the “Assignor”) and [                                         ] (the “Assignee”) agree as follows:
1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations under the Agreement and the other Transaction Documents. Such interest expressed as a percentage of all rights and obligations of the Committed Investors, shall be equal to the percentage equivalent of a fraction the numerator of which is $[                    ] and the denominator of which is the Facility Limit. After giving effect to such sale and assignment, the Assignee’s Commitment will be as set forth on the signature page hereto.
2. [In consideration of the payment of $[                    ], being [_____]% of the existing Net Investment, and of $[                     ], being [_____]% of the aggregate unpaid accrued Yield, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a [_____]% interest in and to all of the Assignor’s right, title and interest in and to the Net Investment purchased by the undersigned on [                                        ], 20[_____] under the Agreement.] [Include if an existing Net Investment is being assigned.]
3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the SPV or the Servicer or the Originators or the performance or observance by any of the SPV or the Servicer or the Originators of any of its obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

Exhibit A-1

4. The Assignee (i) confirms that it has received a copy of the Agreement and the First Tier Agreement together with copies of the financial statements referred to in Section 6.1(a) of the Agreement, to the extent delivered through the date of this Assignment and Assumption Agreement (the “Assignment”), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document; (iii) appoints and authorizes the Agent and its Managing Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated thereto by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Committed Investor; and (v) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof; and (vi) attaches an Internal Revenue Service form W-9 evidencing their status as a U.S. Person.
5. The effective date for this Assignment shall be the later of (i) the date on which the Agent receives this Assignment executed by the parties hereto and receives the consent of [the SPV] and Administrator, on behalf of the Conduit Investor, and (ii) the date of this Assignment (the “Effective Date”). Following the execution of this Assignment and the consent of [the SPV and] the Administrator, on behalf of the Conduit Investor, this Assignment will be delivered to the Agent for acceptance and recording.
6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Committed Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement.
7. Upon such acceptance and recording, from and after the Effective Date, the Agent and the Managing Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including all payments in respect of such interest in Net Investment, Discount and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.
8. The Assignee shall not be required to fund hereunder an aggregate amount at any time outstanding in excess of $[                    ], minus the aggregate outstanding amount of any interest funded by the Assignee in its capacity as a participant under Program Support Agreement.
9. The Assignor agrees to pay the Assignee its pro rata share of fees in an amount equal to the product of (a) [                    ] per annum and (b) the Commitment during the period after the Effective Date for which such fees are owing and paid by the SPV pursuant to the Agreement.

Exhibit A-2

10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
11. This agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
12. If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.
13. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.
14. This agreement shall be binding on the parties hereto and their respective successors and assigns.
15. The Assignee shall be a [Committed Investor/Conduit Investor] in the [                    ] Investor Group.
16. The [Assignee/other name] shall be the Managing Agent and Administrator for the [                    ] Investor Group. [If other than Assignee, such person must sign this assignment agreement and agree to be bound by the terms of the Transfer and Administration Agreement in such capacity.]

Exhibit A-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:

[ASSIGNEE]
By:
Name:
Title:

Exhibit A-4

Address for notices and Account for payments:
For Credit Matters:	For Administrative Matters:

[NAME]	[NAME]

Attention:	Attention:

Telephone: [(_____) _____-_____]	Telephone: [(_____) _____-_____]
Telefax: [(_____) _____-_____]	Telefax: [(_____) _____-_____]

Account for Payments:

NAME

ABA Number: [____-_____-_____]
Account Number: [ ]
Attention: [ ]

Re: [ ]

Consented to this [_____] day of	Accepted this [_____] day of
[ ], 20[_____]	[ ], 20[_____]

[ ], as Administrator		[ ], as Agent

By:		By:
	Name:		Name:
	Title:		Title:

GREIF RECEIVABLES FUNDING LLC

By:
Name:
Title:

Exhibit A-5

Exhibit B
Credit and Collection Policies and Practices

Exhibit B-1

THE GREIF WAY
Customer to Cash

Greif North America Customer-to-Cash Policy & Process Document

Issue No	1
Date	March ____, 2004 (Updated 03/05/08) — BD
Document Ref.	Customer to Cash — Greif Global Credit Policy and Guidelines

Written by	Reviewed by	Approved by
REL — TE/LF	Greif — RZ
Greif — BD, BM

C2C Credit and Collection Policies and Procedures
CONTENTS

1 Document Overview	4
1.1 Objective	4
1.2 Scope	4
1.3 General Rules	4
1.4 Review	4

2 Credit Policies and Procedures	5
2.1 New Customer Credit Approval and Set-up	5
2.2 Promissory Note — Corporate Warrenty	8
2.3 Customer Master File Maintenance	9
2.4 Establishing New Account Credit Limits	11
2.5 Payment Terms	13
2.6 Procedure Credit Limit Monitoring and Control	16
2.7 Credit Sanctions	19
2.8 Bankruptcies	23
2.9 Write Off’s	25
2.10 Blocked Orders	26

3 Collections	27
3.1 Account segmentation	27
3.2 Collection Process	29
3.3 Consignment Billing (Process currently under revision. This will be updated upon Completion)	31
3.4 Consolidated Billing (Process currently under revision. This will be updated upon completion)	38
3.5 Cash Application	40
3.6 Terms Compliance & Unearned Discounts	43

4 Dispute Management	47
4.1 DMS Process	47
© REL Consultancy Group Ltd 2005 — Commercial in Confidence

C2C Credit and Collection Policies and Procedures

0 Document Control

0.1 Document Version History

Version	Amendment	Date
1	Document first created	October, 2003

0.2 Forecast Changes / Update
Last update 03/05/08

0.3 Document Cross References
None as yet
© REL Consultancy Group Ltd 2005 — Commercial in Confidence

C2C Credit and Collection Policies and Procedures
1	Document Overview
1.1	Objective

The objective of this document is to establish The Greif Way to manage the customer to cash cycle. This cycle begins at new customer set-up and order generation and ends with successful collection of receivables or deactivation of a customer no longer doing business with or unable to meet their financial obligation to Greif. The process includes establishing credit protocols to minimize risk exposure, developing collections strategies to maximize cash receipts and minimize receivables, and enabling the root cause elimination and timely correction of errors.

1.2	Scope
The scope of the customer-to-cash policies and procedures include: Sales, Credit and Collection, Customer Service, Shipping, Billing, Cash Applications, and Accounts Receivables.
1.3	General Rules
Signed credit applications are required for Greif to enforce its Terms and Conditions.

Greif will provide credit card processing as a customer service tool as well as a requirement for high risk customers.

Larger customers with significant A/R impact will be collected at the SBU level, while smaller accounts will be collected at the plant level for both IPS and PPS.

Where Grief offers discount terms, payment must be received in Greif’s lockbox by the discount due date, otherwise Greif reserves the right to bill back discounts taken that were received late.

Greif reserves the right to charge 1.5% interest for past due payments and will encourage EFT/ACH payments to avoid additional charges or bill backs.

Greif will maintain a dispute management process that requires prompt correction of errors that result in payment delays, at the source.

A corrective action team will be assembled to develop processes improvements that will prevent errors from occurring by eliminating the root causes.

Any change to these policy and guidelines need to be approved by the Credit Supervisor/Manager, Finance Manager, CFO/Treasurer / VP & Controller.
1.4	Review
Process Owners are responsible to ensure compliance to the process within this document and amend them as needed in accordance with changes in business requirements.

It is the responsibility of the Credit Supervisor/Manager to insure these Policies and Procedures are adhered to, remain current on an annual basis, and make the proper adjustments. The legal department will review all legal related documents and forms.

C2C Credit and Collection Policies and Procedures
2	Credit Policies and Procedures
2.1	New Customer Credit Approval and Set-up
2.1.1	Policy

Greif will only extend terms to customers who have completed the customer orientation package (Credit Application and any additional information needed such as ACH/EFT forms) and have been approved for credit.

Exceptions require Credit Supervisor/Manager approval.
2.1.2	Purpose
The process of establishing a new customer account is to ensure Greif can operate and maintain commercial transaction with the customer, including order entry, invoicing, shipping and collection.

This process insures that all current and potential customers are aware of Greif’s business practices in executing commercial transactions.
2.1.3	Process owner
The Credit Supervisor/Manager is responsible for ensuring compliance to this process and amending it in accordance with changing business needs.
2.1.4	Criteria

Any potential new customer needs to acknowledge Grief’s business practices and fulfil certain documentation pre-requisites to validate its existence and allow Greif to evaluate risk and assign a credit limit.

2.1.5	Documentation (Documentation can be found on the Greif Info Center or Credit and Collections department)
•	New Customer Orientation Package — which includes
•	Terms and Conditions

•	Tax exempt form

•	Greif’s payment remittance preferences

•	EFT/ACH payment and remittance information

•	Credit Application
2.1.6	Responsibilities
Sales/CSS:
•	Provide potential new customers with New Customer Orientation Package

•	Review credit applications and supporting documents for completeness and accuracy prior to forwarding to the Credit Department

•	Insure credit applications are signed by authorized parties

C2C Credit and Collection Policies and Procedures
•	Provide estimated annual sales to the Credit Department
Credit Department:
•	Update content of customer orientation packages

•	Assess risk and determine a credit limit for the customer

•	Determine if there is a need for an additional credit guarantee (Available upon request from Credit Department)
Credit Supervisor/Manager:
•	Credit Supervisor & Senior Credit Analysts review new accounts.

•	Credit Supervisor will review new customer’s request for credit without signed credit application. Policy is to obtain signed credit application when ever possible.
Customer Master File Administrator

Set up Customer Master File
•	Insure all required customer information is entered into the customer master file

•	Assign new customer account numbers

•	Identify duplicate customer numbers

•	Provide account number to customer service
Submit duplicate customer numbers to Credit Supervisor/Manager or the appropriate Credit Analyst for review
2.1.7	Timing
The New Customer Request must be submitted before a new customer number can be established.

A credit application and a new customer request form must be received before customer can be assigned a credit limit.

Credit limits must be established before terms can be extended to a new customer.

Upon receipt of a complete and accurate credit application with all required supporting documentation, the credit department will review the account, perform risk assessment via customer financials (public or private), D&B Reports, bank references, etc and assign a credit limit within 48 hours.

Note: If any documentation or information is missing, the new customer request will be sent back to the Sales/CSS for completion.
2.1.8	Control Reports
New Customer Report
(Ad-hock Report maintained monthly by Customer Master)

C2C Credit and Collection Policies and Procedures
2.1.9	Procedure

C2C Credit and Collection Policies and Procedures
2.2	Promissory Note — Corporate Guarantee — Personal Guarantee
2.2.1	Policy
Greif will continue to do business with companies without credit when proper guarantees are provided.
2.2.2	Purpose
To allow companies with no credit to do business with Greif, Inc. and to provide a form of guarantee protecting Greif’s assets.
2.2.3	Process Owner
The Supervisor of Credit and Collections.
2.2.4	Criteria
Any customer that does not fulfil minimum credit requirements and Greif would still want to do business with the customer, guarantees need to be obtained.
2.2.5	Documentation
Promissory Note / Corporate Guarantee / Personal Guarantee
2.2.6	Responsibilities
Credit:
•	Identify what guarantees are required

•	Control lifetime of the guarantees
Sales Admin/Customer Master:
•	Collect warranties from Customer
2.2.7	Timing
When needed.
2.2.8	Control Reports
Promissory Note due dates and Guarantee Renewals. BaaN Control Report (Finalized Transactions “By Ledger Account”)
2.2.9	Procedure

C2C Credit and Collection Policies and Procedures
2.3	Customer Master File Maintenance
2.3.1	Policy
Greif will only sell products to company’s that are formally recorded into Greif ERP system and will review customer data on a periodic basis to maintain accuracy.
2.3.2	Purpose
To ensure orders can be correctly shipped and billed to support timely collections of receivables.
2.3.3	Process Owner
The Manager Sales and Service is responsible for insuring the procedures for maintaining accurate Customer Master Files are followed and are effective.
2.3.4	Criteria
A change request is required to execute a change in a Customer Master File. Supporting documentation will be maintained for Customer Master File changes.

Changes could be: address change, new addresses, phone number, contact name, parent/subsidiary (parent-child) relationship, etc.
2.3.5	Documentation
Customer Master File Change Request “Customer Profile Form”
2.3.6	Responsibilities

Although the Customer Master File Coordinator is responsible for the Customer Master File maintenance process, the various fields within the Customer Master File have specific owners responsible for data integrity. Those owners are as follows:

Credit:
•	Terms of Payment — must approve deviations from standard terms

•	Credit Limits — assigns credit limits

•	Credit Analyst — determines collection responsibility

•	Customer Financial Group designation for PPS accounts — determines collection responsibility and strategy

•	Block field — controls the release of shipments

•	Bill-to fields — must be notified of additions or changes

•	Parent/subsidiary relationships — must insure there is documentation from the customer, on the customer’s letter head, verifying this relationship and approved by appropriate credit analyst
Sales Admin/Customer Master:

C2C Credit and Collection Policies and Procedures
•	Sales Reps — are updated for KEY & KEG accounts and listed in Customer Master

•
Accounts are set up as “HSE accounts” in the Customer Master. Account numbers are provided to Application Support Analyst where sales reps, areas, and account classifications are maintained. These are BaaN tables maintained separate because of ship-to and bill-to addresses.

•	Customer Financial Group designation for IPS and Canadian accounts — determines the level of attention Greif will provide the customer

•	Customer Addresses

•	Contact information
2.3.7	Timing
Customer Master Files will be updated as needed.

The Customer Master File field owners will use ad hoc reports to validate Customer Master File data integrity as deemed necessary.
2.3.8	Control Reports
Audit Trail Report
2.3.9	Procedure

C2C Credit and Collection Policies and Procedures
2.4	Establishing New Account Credit Limits
2.4.1	Policy
The Credit Department must approve all credit limits

The manufacturing plants are responsible to make sure House accounts are kept current.

Credit Analysts are responsible for monitoring Trade, House, and Key accounts credit limits.
2.4.2	Purpose
To manage credit exposure with new customers
2.4.3	Process Owner
The Credit Supervisor/Manager is responsible for insuring that this process is followed when assigning new credit limits, and updating these requirements, as business needs change.
2.4.4	Criteria
New small volume customers will be encouraged to purchase product via credit card.

Customers who have been in business less than 2 years may be required to provide a Personal Credit Guarantee, Corporate Guarantee at the discression of the Credit Department.

The following documentation may be used to establish customer’s credit limits:
•	Financial statements

•	References

•	D&B Reports

•	Annual sales

•	Years in business

•	Number of employees

•
Any customer who does not qualify for extended credit will be assigned a credit limit of $1, and they will be assigned an advanced payment term (i.e. Cash in Advance, Credit Card, etc). This is the default value that populates the customer’s file if a credit limit is not entered.

2.4.5	Documentation
Credit Application & supporting financial documentation

Estimated annual sales to the customer
2.4.6	Responsibilities
Credit Analyst:

Performs credit risk assessment

C2C Credit and Collection Policies and Procedures
Can issue credit limits up to [***]

Credit Supervisor:

Approves credit limits up to [***]

VP & Controllers:

Approves credit limits over [***]

Exceptions to this matrix is maintaining existing / established credit limits for updates. The Senior Credit Analysts have the ability / authority to renew or make reductions to these credit limits.
2.4.7	Timing
New customers are assigned credit limits upon receipt of a new customer request with accompanying credit application and financial information
2.4.8	Control Reports
New Customer Report
2.4.9	Procedure

C2C Credit and Collection Policies and Procedures
2.5	Payment Terms
2.5.1	Policy
Greif’s standard terms are Net [***] for [***] customers and 1% 10, Net [***] for [***] customers

For customers offered discount terms the payment must be received at the Greif lock box by the discount due date. (It is not acceptable for the payment to be postmarked by the discount due date) Any payment received in the lockbox after the discount term may be billed back for the discount.

Small or House accounts that are not credity worthy will be required to have Credit Card payment terms.

Exceptions to standard terms must be approved by the Credit Supervisor/ Finance Manager/ VP& Controllers.
2.5.2	Purpose
Control the account receivables levels to a competitive position
2.5.3	Process Owner
The VP & Controllers, Credit Supervisor and Finance Manager are responsible for defining, communicating and driving adherence to standard terms.
2.5.4	Criteria
Upon signing a Greif credit application the customer is agreeing to Greif’s Terms and Conditions

Where a credit application has been waived by the Credit Supervisor/Manager, the agreed upon payment terms must be specified in a formal signed contract and a request for extended terms.

Credit limit cross reference:
•	Acceptable Cash in Advance payments terms include:
•	CWO — Cash With Order

•	CC — Credit Card

•	COD — Cash on Delivery

•	RCT — Pay Upon Receipt
Current acceptable extended terms include
•	[***]

•	[***]

•	(See Approved Extended Terms Log and BaaN Customer Master)
2.5.5	Documentation
Signed credit application

Customer contract

C2C Credit and Collection Policies and Procedures
Request for Competitive Terms of Sale

Financial Impact of Payment Terms

Request for Extended Terms
2.5.6	Responsibilities
VP & Controllers/Finance Manager/Supervisor Credit and Collections:

Approve exceptions to standard terms

Define objectives to drive toward standard terms

Sales/CSS:

Present Greif’s standard terms to new customers

Secure customer signature on agreed upon (and approved if req) payment terms

Credit/CSS:

Drive customers to pay to formally agreed upon terms
2.5.7	Timing
Customers with extended terms will be reviewed on an annual basis
2.5.8	Control Reports
Active Payment Terms Report

Unearned Discount Report ( To be developed late-2009)

Request for Extended Terms

C2C Credit and Collection Policies and Procedures
2.5.9	Procedure

C2C Credit and Collection Policies and Procedures
2.6	Procedure Credit Limit Monitoring and Control
2.6.1	Policy
The Credit Department will monitor and update credit limits as deemed appropriate to business needs and to mitigate credit risk exposure.
2.6.2	Purpose
The purpose of reviewing credit limits is to ensure risk levels are acceptable and customers who require adjustments to their credit limits based on business volume changes have it adjusted accordingly.
2.6.3	Process Owner
The Credit Supervisor/Manager & Senior Credit Analysts are responsible to ensure periodic reviews and appropriate limits are maintained on all customers in compliance with this process.
2.6.4	Criteria
High Risk Credit Limits:
•	$1 — Cash in Advance (Note: this is the default value that populates the customers file if a credit limit is not entered)
Open Credit Terms
•	$0 credit limit is issued when the customer has open terms
Standard Credit Limits
Updated customer financials may be required to increase a customer’s credit limit depending on risk factors and Credit Department Review.
A customer’s credit may be increased more than once per year by obtaining the appropriate financial information and Credit Department Analysis.
2.6.5	Documentation
Updated financial data
Tax information/ Exempt Form
D&B report (if applicable)
Annual Sales data
Request for credit limit increase
2.6.6	Responsibilities
Credit Supervisor / Senior Credit Analysts:
•	Reviews high profile accounts for credit limits and credit risk exposure
Sales:

C2C Credit and Collection Policies and Procedures
•	Submits requests for credit limit increase
Senior Credit Analyst:
•	Reviews, assesses and responds to requests for credit limit increases

•	Maintains limits to their appropriate levels for Greif

•	Determine when customers require high risk limits to control exposure

•	Communicates changes to credit limits to sales and plant personnel
2.6.7	Timing
Customer credit limit reviews will be performed as dictated by various parameters. I.e.:
•	Past due performance

•	Debit ratio

•	Increase in sales volume

•	Changes in payment performance

•	Overall financial condition
2.6.8	Control Reports
Audit Trail Report ______ Being developed in BaaN LN 2009

C2C Credit and Collection Policies and Procedures
2.6.9	Procedure

C2C Credit and Collection Policies and Procedures
2.7	Credit Sanctions
2.7.1	Policy
Greif will use collection escalation and credit sanctions up to and including Legal Action and/or customer deactivation to assure prompt collections of receivables and mitigate credit risk exposure.
Small accounts will be sent to collections after 90 days if the customer has not identified a dispute with an aging invoice and has not made a commitment to pay the outstanding balance
Customers who have been sent to a collection agency will not be able to purchase additional products from Greif unless they pay the total outstanding amount that was sent to a collection agency, and provide a credit card for all future purchases.
2.7.2	Purpose
•	To take action in the case of breaches and restrict the customer’s ability to incur additional debt and increase the level of risk exposure.
•	Minimise risk exposure to customers that have not respected the General Terms and Conditions outlined by Greif.
2.7.3	Process Owner
The Credit Supervisor/Manager is responsible for monitoring the adherence to these guidelines and reviewing exceptions that occur.
2.7.4	Criteria
Credit Sanctioning:
The various levels of credit sanctioning are as follows:
•	Stop Shipment
•	Order Stop
•	3rd Party Collections
•	These accounts will be blocked to prevent additional invoicing
•	These credit limits will be changed to $1 to block orders
•	Payment terms will be changed to CWO (Cash With Order)
•	Credit Analyst code will be changed to 999998 for tracking purposes
•	“Placed for Collections” will be entered under the customers name in the Customer Master File
•	Sales and plant personnel will be notified of status
Customer Deactivation (Blocked on Customer Master):
Customers will be deactivated if they are escalated to a 3rd Party Collections agency
Customers can be deactivated if they have not conducted business with Greif within the last 12 months.

C2C Credit and Collection Policies and Procedures
Customer Reactivation:
Customers deactivated for credit reasons cannot be reactivated until they pay any uncollected receivables and accrued collection charges and provide a valid credit card for future terms of payment.
Customers deactivated due to lack of business must submit a new credit application with supporting documentation to be reactivated unless they provide a valid credit card for future terms of payment.
Reserves:
Once an account is sent to a 3rd Party Collection Agency, Greif will reserve for 30% of the open balance. Credit Supervisor will provide 3rd Party Collection Account list to VP & Controller for reserves.
If little recovery is projected additional reserves will be put into place.
2.7.5	Documentation
Collections history — from BaaN / BaaN LN & C2C tool
2.7.6	Responsibilities
Credit Department:
Follow collection steps as outlined in the Policy & Procedure.
Execute sanctioning steps as appropriate
Insure several attempts have been made to collect from a customer prior to escalating an account to a sanctioned status
Manually apply shipment holds in BaaN and BaaN LN as appropriate.
Notify Sales and Plant personnel of customers at risk of being escalated to a sanctioned status and communicating the ramifications of such actions
Notifying customers who are at risk of being escalated to a sanctioned status
Block the account, change credit limit, change Credit Analyst code and update terms and Customer Master File as required for 3rd Party Collection Accounts
Deactivate customers meeting deactivation criteria and communicating these accounts to Sales and Plant personnel
Communicated list of customers to deactivate to the Customer Master File Administrator to update the CMF
Insure deactivated customers are not reactivated (or assigned a new customer number) without fulfilling the reactivation requirements
Sales:
Must provide written documentation if extenuating circumstances that should exclude a customer from any sanctioning steps.

C2C Credit and Collection Policies and Procedures
Must identify customers who should not be deactivated within 2 weeks of notification, otherwise the customer will be deactivated and must submit a new credit application to resume business.
Price Desk:
Provides feedback on customers who should not be deactivated
Expires pricing on any deactivated customers
Customer Master File Administrator:
Updates Customer Master File
VP & Controllers:
Managing reserves
2.7.7	Timing
Every 3 years, the customer base will be reviewed to identify customers to be deactivated.
2.7.8	Control Reports
Monthly 3rd Party Collections Report for Reserves
Customer Hold Report __________ BaaN and BaaN LN Blocked Order Reports
Audit Trail
•	Reactivated
•	Deactivated

C2C Credit and Collection Policies and Procedures
2.7.9	Procedure

C2C Credit and Collection Policies and Procedures
2.8	Bankruptcies
2.8.1	Policy
All accounts in bankruptcy will be reserved for 100%.
Customers who file for bankruptcy may continue to do business with Greif upon review and approval of extenuating circumstances by Greif’s Senior Credit Analysts/Supervisor.
•	Need approved D.I.P financing by bankruptcy co.
•	Copy of Reorganization Plan
2.8.2	Purpose
To minimize the exposure/loss if a customer files for bankruptcy
2.8.3	Process Owner
The Credit Supervisor/Manager and the appropriate Senior Credit Analyst are responsible for managing any accounts in bankruptcy.
2.8.4	Criteria
Customers who have filed Chapter 11
Customers who have filed Chapter 7
Customers who are no longer in business
Customers Greif has files Legal actions against
Customers in liquidation
2.8.5	Documentation
DIP — Debtor in Possession
Reorganization Plan
2.8.6	Responsibilities
Senior Credit Analyst:
Upon notification that a customer is in bankruptcy:
•	Block the account to prevent further invoicing
•	Change credit limit to $1 to block orders
•	Change payment terms to CWO (Cash With Order)
•	Change Credit Analyst code to 999999 — used for all bankruptcies
•	Enter “Bankruptcy” under the customer’s name in the CMF
•	Set up DIP’s as required
•	Notify Sales and plant personnel

C2C Credit and Collection Policies and Procedures
•	Provide monthly status of bankruptcies for reserves.
VP & Controllers/ Finance Manager/ Cost Accounting Manager / Credit Supervisor:
Review monthly bankruptcy report with Senior Credit Analyst to determine if action is required
Provide monthly bankruptcy report, with updated action requirements, to Finance or Cost Accounting Manager.
Credit Supervisor/Finance Manager/ Cost Accounting Manager/VP & Controllers:
Review monthly bankruptcy report to determine the proper accruals and recoveries
2.8.7	Timing
All bankruptcies will be reviewed on a monthly basis
2.8.8	Control Reports
Monthly Bankruptcy Status/Summary
2.8.9	Procedure

C2C Credit and Collection Policies and Procedures
2.9	Write Off’s
2.9.1	Policy
Write off’s will occur on a quarterly basis for accounts and balances deemed uncollectable. Balances under $50.00 of original invoice balance will be written off automatically on a daily basis.
2.9.2	Purpose
To maintain accurate and clean accounts and the true reflection of receivables
2.9.3	Process Owner
The Credit Supervisor / VP & Controller / Finance Manager / Cost Accounting Manager are responsible for determining with write off amounts.
The VP & Controller / Finance Manager / Cost Accounting Manager will be responsible for the entry to the general ledger.
2.9.4	Criteria
Balances under $50.00 of original invoice
2.9.5	Documentation
Request for Accounts Receivable Write off
2.9.6	Responsibilities
Supervisor Credit and Collections/ Senior Credit Analysts:
•	Collecting documentation for potential write-off’s
VP Controller/Finance Manager/Costing Accounting Manager/Supervisor Credit & Collections:
Review, approve and complete write off process
2.9.7	Timing
All potential write off’s will be completed on a quarterly basis
2.9.8	Control Reports
Aging report to determine write off amounts
Daily auto write off report
2.9.9	Procedure

C2C Credit and Collection Policies and Procedures
2.10	Blocked Orders
2.10.1	Policy
Customers over credit limit and significant past due on payments will have their orders blocked.
2.10.2	Purpose
To minimize the risk of potential un-collectable accounts
2.10.3	Process Owner
The Credit Supervisor & Senior Credit Analysts are responsible to determine which customers should be placed on hold
2.10.4	Criteria
Customers over credit limit
Balances past due posing a risk to Greif, Inc.
2.10.5	Documentation
2.10.6	Responsibilities
Supervisor Credit and Collections & Senior Credit Analysts:
•	Identify customers who have potential blocked orders
•	Place customers on hold
•	Communicate to TRD, DST, KEY, & KEG customers that they are placed on hold and reason.
•	Notify Sales Rep via email regarding block status for TRD, DST, KEY, & KEG accounts. (The same information is also available on the Blocked Order Report)
•	Plants are notified of block status for HSE accounts via the Blocked Order Report.
2.10.7	Timing
As needed
2.10.8	Control Reports
Report of customers exceeding credit limit
Blocked order report
Aging report

C2C Credit and Collection Policies and Procedures
3	Collections
3.1	Account segmentation
3.1.1	Policy
Collection strategies will be segmented based on Working Capital impact.
3.1.2	Purpose
The purpose of the account segmentation is to assign proper service support to each type or group of customers based on their relevance to the organization
3.1.3	Process Owner
The Credit Supervisor/Manager will define the segment strategies and how the customers in each segment will be addressed from the customer to cash processes.
3.1.4	Criteria
Collection strategies will be segmented based on the following Customer Financial Groups in BaaN and BaaN LN:
•	KEY and KEG — Key Customers; customers who have a significant relationship with Greif (applicable to IPS and Canada customers)
•
TRD and DST — Trade accounts including Distributors; these are typically medium to large customers (for IPS and Canada these accounts will have at least one Sales Rep assigned to one ship to location; for PPS these accounts will be manually assigned and reviewed on a quarterly basis)

•
HSE — House accounts; these are typically smaller customers who require little or no special attention (for IPS, these are any accounts that do not have a Sales Rep assigned to any ship to location; for IPS, Canada and PPS these are accounts that are collected at the plant) Credit Analyst Facilitates Plants in their collection process.

Any account designated TRD, DST, KEY, KEG, HSE, will carry that designation across all Financial Companies (i.e. Co 110, 200, 300)
3.1.5	Documentation
A list of segments and customers
3.1.6	Responsibilities
Sales:
Defines Customer Financial Group for IPS and Canadian customers
Notifies Credit and CMF Administrator of changes
Credit Department:
Defines collection strategies for all customer segments

C2C Credit and Collection Policies and Procedures
Executes collection strategies for all Key (KEY/KEG) and trade (TRD/DST) customers
Defines Customer Financial Group TRD for PPS
Plant CSS:
Executes collection strategies for house accounts (HSE). Credit Analyst Facilitates Plants in their collection process.
3.1.7	Timing
As new customers are added to Greif’s portfolio, it will be assigned to specific segments.
Periodic reviews can generate customer reassignments to a new segment.
3.1.8	Control Reports
Customer Segmentation Summary

C2C Credit and Collection Policies and Procedures
3.1.9	Procedure
3.2	Collection Process
3.2.1	Policy
All customers will be contacted for collection purpose and to ensure on term payments. The contact mean (phone call, fax, email or dunning letters) will vary according to the customer segment.
Customer shipments will be held if they exceed their credit limits and may be held if they incur a high past due balance
Only the Credit Department can place or release a customer from hold status
Collection agencies will be used to collect from delinquent accounts after Greif as exercised due diligence in obtaining payment
The Credit Department will manage the accounts sent to collection agencies and accounts in bankruptcy
3.2.2	Purpose
The purpose of the collection practice is to ensure that the A/R balance has a proper coverage and all invoices are paid according to the negotiated terms.
3.2.3	Process Owner
The Credit Supervisor/Manager is responsible for insuring effective collection strategies are implemented for all customer segments.
3.2.4	Criteria
Collection strategies will be used according to its segments (proactive calls, service calls, account reconciliation calls, dunning — letters, fax or emails, etc) will be performed according to the business rules established in the Policy&Procedure following the guidelines listed below:
Key accounts (KEY & KEG)
•	Use proactive calls to verify accuracy and timely payment of large invoices
•	Use customer service calls to maintain contact and good relationships with these customers
•	Past due/reconciliation calls will be used to reconciling accounts and identify issues impeding payment
•	Dispute follow-up to insure timely resolution of problems impeding payment
•	Follow-up contacts will be used to secure payment commitments on past due invoices or on disputed invoices that have been resolved
•	Sales support will be solicited to assist in collection of severely past due invoices when deemed appropriate.

C2C Credit and Collection Policies and Procedures
•	With proper notification to sales and the inability to secure payment, future shipments may be halted.
Medium and Large Trade account (TRD & DST):
•	Use proactive calls to verify accuracy and timely payment of large invoices
•
Past due calling will be executed based on A/R impact, accounts should be contacted as they become1-30 days past due to prevent aging to 31-60 or 60-90 day buckets. These calls will target the identification of disputes impeding payment or obtaining a promise to pay from the customer

•	Dispute follow-up to insure timely resolution of problems impeding payment
•	Sales support may be solicited to assist in collection of severely past due invoices when deemed appropriate.
•	With proper notification to sales and the inability to secure payment, future shipments may be halted.
House accounts (HSE) and small Trade accounts:
•	A more cost effective strategy will be used to secure payments from small accounts that have little impact on the A/R balance
•	These accounts will initially be contacted via dunning letters to encourage the customers to contact collections if there is a problem with the past due invoice.
•	Failure to respond will result in subsequent calls and letters ultimately escalating to shipment hold and 3rd Party Collections for payment delinquencies.
•	Credit Analyst facilitates Plants/CSS with Collection process.
Collection and Bankruptcy:
•	These accounts will be managed on a monthly basis at the SBU Credit level
3.2.5	Documentation
Policy & Procedure
Dunning letters
Aging reports
Monthly 3rd Party Collections reports
Monthly Bankruptcy reports
3.2.6	Responsibilities
Credit:
Collecting on all Key (KEY & KEG) and all Trade (TRD & DST) accounts
Notifying Sales of customers with high past due balances negatively impacting company performance
Solicit Sales support in collections of accounts not paying with no identifiable invoicing or shipment issues

C2C Credit and Collection Policies and Procedures
CSS:
Collecting for all House (HSE) accounts
Credit & CSS:
Both groups must:
•	Ensure invoices are paid on a timely manner
•	Review cash applications to insure unapplied cash is not the cause for aging
•	Log disputes as they arise to prevent aging due to invoicing/order problems
•	Adhere to collection Policies and strategies
Sales:
Support collection efforts on Key and large trade accounts
3.2.7	Timing
Collection activity will be triggered according to the business rules highlighted in section Collection Policy & Procedure/C2C tool and its correspondent appendix
3.2.8	Control Reports
Aging Report
Collection Activity Report
Customer Performance Reports
Dispute Reports
3.2.9
3.3	Consignment Billing
3.3.1	Policy
Consignment agreements must be in writing, dated and signed by the customer and Greif.
3.3.2	Purpose
To accurately and efficiently maintain a consignment program for selected customers. A consignment program is when Greif places their product at a customer’s facility and Greif retains ownership of the product. The customer is invoiced as the product is consumed or sold by the customer.
3.3.3	Process Owner
Credit Department & Sales Administration

C2C Credit and Collection Policies and Procedures
3.3.4	Criteria
Credit: In order for a customer to qualify for a consignment contract, they will need to go through the credit review process. Standard credit terms for a consignment customer will be “Net 30” or “Credit Cards”. Consolidated billing is not an option for a Consignment customer.
A.	Credit Write-up: A “credit write-up” will be required on all customers requesting a Consignment agreement.
Volume: A minimum monthly volume of [***] is required in order to justify the physical inspection cost. A cost analysis is required on each potential consignment customer. The analysis will compute the cost of the periodic physical inspection, and the expense of carrying the inventory for the additional term. The cost analysis worksheets will be required as back-up documentation to management by the sales representative when requesting approval to put a customer on a consignment program
Utilization Standards: The consignment contract must dictate the level of utilization and specify the penalties if the utilization is not at the agreed upon levels. The contract can be terminated with a 30 days written notice from Greif or the customer, if the agreed upon utilization levels are not maintained or Grief can elect to assess monetary penalties such as surcharges.
Physical Location: The physical location of Greif’s product must be stated in the consignment contract.
Parameters: The consignment contract must have certain agreed upon parameters from the inception of the agreement and these parameters must be in writing and specifically detailed to help resolve any potential disputes.
A.
Terms: The “term” of the contract must be specific (a starting and ending date) and a renewal clause is to be specified. The renewal should be in writing with a reconciliation of inventory/billing at the time of renewal. The renewal should restate the beginning inventory.

B.	Duration Of the Contract: The ending of the contract must be specific, with the final physical count and payment for inventory detailed.

C.	Delivery & Acceptance: The consignment contract will state the delivery address(es) and the acceptance procedure for each delivery.

D.	Replenishment: The method and timing of the replenishment of the consigned inventory will be detailed in the contract.

C2C Credit and Collection Policies and Procedures
E.
Physical Count: The timing of the physical count must be detailed in the consignment contract. Both parties need to agree on the timing of the count, i.e., monthly, quarterly, semi-annually. The contract must detail as to who will be involved in the physical count on behalf of the customer and Greif. The consignment contract will specify that both the customer and Greif must sign the physical count form at the completion of the count.

F.	Disputes: The consignment contract must specify how to handle a disputed count and that Greif have the final decisions in all disputed items if a mutual resolution cannot be reached.

G.
Product Line: The consignment contract will detail the product to be included in the physical count and when the product is considered consumed or sold. The product is considered consumed, as the trailer seal is broken.

H.
Invoicing: The consignment contract will specify the invoicing procedure. The invoicing period will be identified, as well as the “shipped to” and “billed to” addresses, and who or what department within Greif is responsible for the generation of the invoice.

I.	Credit Terms: The contract must state the credit terms and conditions for payment of all invoices.

J.
Inventory Turns: The contract will need to specify how long inventory can remain on consignment without being considered utilized. All unbilled inventory at the customers location over 60 days will automatically be billed. If the customer elects to return the inventory to Greif and the contract allows for such a return, a re-stocking charge will be assessed. The restocking charge amount should be spelled-out in the contract.

K.	Shipping Adjustments: If inventory remains on site for over 60 days, future shipments need to be adjusted so additional inventory does not accumulate.

L.	Spoilage: The consignment contract must specify in detail how “spoilage” is determined and who is responsible for the disposal of unusable product.

M.	Dating & Signatures: The contract must be dated and signed by the authorized representative of customer and Greif.

N.	UCC Filings: A UCC-1 notification may be required for Consignment Customer agreements.

O.	Retroactive: There will be no retroactive contracts. The new contract begins at the date specified in the contract.

A.
Contract Termination: If a contract ends with Greif maintaining inventory at the customer’s site, a physical count is to be completed by Greif and the customer. Both parties are required to sign off on

C2C Credit and Collection Policies and Procedures
the final count. All agreements in reference to any inventory differences will to be addressed prior to the ending of the contract and in writing.
B.
Physical Audit: A physical count is one of the most important aspects of the consignment contract. An accurate physical count needs to be completed according to the terms in the contract. At a minimum, a quarterly count is required on all contracts with monthly volumes under $150,000 and contracts with monthly volumes exceeding $150,000 require a monthly count.

a.	Physical Count: The physical count must be recorded on a standard form provided by the Credit and Collections department.

b.	The count must break down the product type as well as its location.

c.	Under no circumstance should Greif accept either in part or in total the count from the customer. If the product is not seen and physically counted, then it will be considered consumed.

d.	The customer must “sign off” on the Physical Count form provided by Greif. Upon receipt of the customer’s signature, the customer agrees on the physical count numbers and will be billed accordingly.

e.	In order to facilitate the physical count, it is highly recommended that a customer representative accompany Grief’s employee during the physical count.

f.	When possible, all “Proof of Delivery” needs to be collected and submitted with the physical count sheets.
C.	Invoicing: The invoice is required to be generated immediately upon completion of the physical count. The customer needs to send a consumption report weekly for all used products.
a.	Dating: The invoice must state the time period covered

b.	Shipped To & Billed To Addresses: The “shipped to” and “billed to” addresses must conform to the consignment contract.

c.	Usage: The invoice will detail the number and types of units consumed, the individual unit cost, total costs, and pricing will conform to the consignment contract.

d.	Due Date: The invoice will specify the payment due date

e.	Terms: The invoice payment terms will be in compliance with the consignment contract.

C2C Credit and Collection Policies and Procedures
f.	Purchase Order Number: The customer’s purchase order number as well as the customer’s internal item number will also be affixed to the invoice.

g.	Pricing: Price is based on current contract price.

h.
Usage Reports: The contract should also specify who at the customer location is responsible for submitting weekly reports for usage. The contract also should specify who at Greif is responsible for receiving the usage reports and invoicing the customer.

D.	Disputes: Any dispute will be handled and resolved within a 15-day period in which they were discovered.

E.
Agreement Adjustments: All adjustments to the consignment contract are required to be in writing and agreed to as well as sign off, by both Greif and the customer. Under no circumstances are changes in the fundamental agreement (pricing, terms, physical count parameters, etc.) to be altered without a signed amendment to the consignment contract.

Exceptions: Any exceptions to the above policy need to be approved by the Supervisor Credit Administration, Finance Manager, and VP Controller.
3.3.5	Documentation
Consignment contract.
Consignment SLA Checklist (recommended)
3.3.6	Responsibilities
Sales & Credit:
Established consignment billing contracts with customer (Credit Dept. will assist)
Communicated to the Price Desk consignment contracts so consignment warehouses can be set up in BaaN
Insure all parties (customer, plant, credit, etc) understand if any currently billed product will be part of the consignment stock and how those invoices will be dealt with.
Price Desk:
Manages the request for set up of consignment warehouses in BaaN
Customer:
Notifies Greif when to replenish the consignment warehouse (where applicable)
Notifies Greif of what product has been used
Sales/CSS:

C2C Credit and Collection Policies and Procedures
Insures weekly or monthly physical counts are being performed (prefer weekly unless extenuating circumstances)
Insures they receive notification of billing requirements on a timely basis
Uses the physical counts to verify usage as needed
CSS:
Creates invoices to customers on an as agreed basis
3.3.7	Timing
Weekly / Monthly audits depending on the situation (where possible)
3.3.8	Control Reports
All new consignment programs will follow this procedure. Older consignments will be handled by a case by case basis.

C2C Credit and Collection Policies and Procedures
3.3.9	Procedure

3.3.9 Consignment Billing

Customer
Sales
CSS
Price Desk
Initial Set Up
Ongoing
Start
Consignment Contract Initiated
Clarify details of initial billing with customer
Communicate details of initial billing requirements to all parties
Arranges for a new consignment warehouse to be set up in BaaN
Generates initial credits
Remits payment
Requests warehouse replenishment
Receives replenishment requests but no usage
Contacts customer for usage
Notifies Greif of usage
Physical Counts
Generates Invoice
Remits payment
End
Slide 11

C2C Credit and Collection Policies and Procedures
3.4	Consolidated Billing
3.4.1	Policy
Consolidated billing terms start the first day of the month after the invoice is generated
3.4.2	Purpose
The purpose of consolidated billing is to optimise the collection effort and improve service to customer.
3.4.3	Process Owner
The Price Administration Manager / VP & Controllers are responsible for insuring the accuracy and effectiveness of this process and identifying when and where improvements are needed and driving those improvements forward.
3.4.4	Criteria
Consolidated billing can be for the whole customer account or portions of the customer’s account, according to an agreement established between Greif, Inc. & the customer.
•	Specific Product/Specs

•	Specific Customer Ship to

•	Product shipped from a specific plant
Orders for consolidated billing customers must have a certain order type to prevent printing and mailing of the invoice until the end of the consolidation cycle:
BaaN reports are run to summarize the invoices related to consolidated billing and this summary, along with the specific invoice details, is sent to the customer for payment. This report is provided to the customer in an invoice format.
3.4.5	Documentation
Summary invoice
3.4.6	Responsibilities
Sales:
Generates consolidated invoicing agreements
Notifying all parties of consolidated billing requirements
Approved Terms of Payment Form
CSS:
Must use correct order type when entering an order that falls under consolidated billing
Price Desk:
Runs reports as required to generate the summary-billing document to send to the customer

C2C Credit and Collection Policies and Procedures
Provides summary billing documentation to Cash Applications and Credit & Collections
3.4.7	Timing
Billing performed as stated in the agreement
3.4.8	Control Reports
BaaN sales order history report
3.4.9	Procedure

C2C Credit and Collection Policies and Procedures
3.5	Cash Application
3.5.1	Policy
Cash Application will apply all payments and credits to a customers account
3.5.2	Purpose
To insure accurate and timely closure of paid invoices
3.5.3	Process Owner
The Manager of Central Processing is responsible for insuring the cash application processes and policies are effective and are adhered to, as well as identifying and correcting process breakdowns and updating this document as the business and processes change.
3.5.4	Criteria
Payments will be auto matched with invoices upon electronic remittance from the bank
Any unmatched payments will need to be manually applied
The following matching tolerances will be used to apply payments to invoices with slight value differences (this is applicable to BaaN auto matching as well an manual matching):
•	Any payment/credit within [***] of the open invoice balance will be applied and the difference cleared to “Matching Tolerance”

•	Any short payment of [***] where the customer does not have discount terms, will be applied and the balance cleared to “Unearned Discounts”

•	Any short payment matching the customers approved discount payment term percentage, but received beyond the discount due date, will be applied and the balance cleared to “Discounts Taken Beyond Terms”

•	Any short payment/credit within [***], and [***] of the original invoice balance, will be applied and the balance cleared to “Payment Difference”
A report will be run monthly to review short payments trends and identify customer who chronically do not comply to Greif’s discount terms policy, or who chronically fail to pay their invoices in full.
3.5.5	Documentation
Bank remittances
Checks
3.5.6	Responsibilities
Cash Application:
Apply all payments and credits to open invoices
Credit:
Review Unearned Discount report quarterly (if applicable) and determine if action is required Assisting in the matching of payments/credits to invoices where matches have not been made

C2C Credit and Collection Policies and Procedures
Duplicate Payments:
Cash Application sends letter out to the customer when duplicate payments are made. No additional follow up is done until the quarterly reviews of (problematic payments/credits is performed.)
3.5.7	Timing
Cash Application will apply non-problematic payments/credits within 48 hours of receipt.
More-Problematic payments/credits will be reconciled quarterly between Cash Application and the Credit Department. Reconciliation amounts must be close + or — to complete the offset. More questionable reconciliation amounts will be offset at 6 months to a year of age.
3.5.8	Control Reports

C2C Credit and Collection Policies and Procedures
Unearned Discount Report
3.5.9	Procedure

C2C Credit and Collection Policies and Procedures
3.6	Terms Compliance & Unearned Discounts
3.6.1	Policy
Discounted payments must be received in to Greif lock box by the discount due date.
Discounts are only allowed if customer’s account is current except for acknowledged disputed.
3.6.2	Purpose
•	To identify and manage customers who do not comply with Greif’s early payment discount terms policy, in order and minimize profit leakage and charge back customers taking unearned discounts
3.6.3	Process Owner
Credit Supervisor/Manager — is responsible for ensuring process compliance and initiating process changes as needed
3.6.4	Criteria
Unearned discounts:
•	Discounts taken on accounts that do not allow early payment discounts (i.e. accounts with Net Payment Terms)

•	Discounts taken where remittance is received in the Greif lockbox after the discount term period has expired

•	Discounts taken above the authorized discount percentage
Customer base:
•	IPS Key Accounts (Global & North America)

•	IPS Trade Accounts

•	IPS House Accounts

•	All PPS Accounts
Relevance charge back criteria:
•	Customers taking unearned discounts over multiple months

•	Amounts exceeding [***] of discount allowed or [***] per month

•	Average Weighted Days Late > 3 day beyond grace period
3.6.5	Documentation
•
Unearned Discount Report — monthly report identifying all customers who took unauthorized discounts. (Report development and completion date Late-2009) Quarterly reviews of the reports. Present report is an ad-hock report with the bank.

•	Warning Letter — letter issued to customers the first time they take unearned discounts

•	Warning Letter & Re-billing — letter issued to customers who continue taking unearned discount; this notice includes an invoice for the amount to be rebilled with supporting

C2C Credit and Collection Policies and Procedures
information on the unauthorized discounts taken

•	Payment Terms Change Letter — letter informing customer that they no longer qualify for discount terms, that they have been moved to Net Terms.
3.6.6	Responsibilities
Credit Department
•	Review quarterly Unearned Discount report and identify customers to be considered for charged back

•	Notify Sales of customers in non-compliance with Greif’s discount payment terms and those customers under consideration for billing back of unearned discounts

•	Issue warning letters and non-compliance letters to customers identified to be chronic abusers

•	Conduct quarterly meetings with Sales to review customer non-compliance performance and determine if/what customers should be denied early payment discount terms

•	Notify customer of payment term changes
Sales
•	Review Key customer targeted for Unearned Discount letter (warning letter)

•	Provide feedback within 7 days to the Credit Department of extenuating circumstances that would exclude certain Key customers from being charged back for unearned discounts

•	Support quarterly non-compliance review meetings and complete action items

•	Participate in collection process if customers continue to take unauthorized discounts, or support change in payment terms to Net Terms for such customers
3.6.7	Timing
•	Monthly/Quarterly Reporting

•	Monthly/Quarterly Rebilling

•	Quarterly Review meetings between Credit and Sales
3.6.8	Control Reports
•	Unearned Discount Report (Report development and completion date Late-2005)

•

•
3.6.9	Procedure

C2C Credit and Collection Policies and Procedures

C2C Credit and Collection Policies and Procedures

3.6.9.b Quarterly Unearned Discount Review

Credit
Sales
Customer
Start
Schedule quarterly review
Generate & distribute quarterly performance review report
Quarterly Performance Review report
Customers warned
Customers recharged
Customers not remitting payment
Conduct Meeting
Agenda
Review list
Review previous action items
Generate new action items
Consistent discount terms abuser?
Y
N
Determine if discount payment terms should be revoked
Discount terms revoked?
Y
N
Send notification to customer
Send notification to update Customer Master File
End
Determine if/when/how unpaid charge backs should be reversed
Warn customer of ramification of not paying on time and collect on charge back
Payment terms change notification
End

C2C Credit and Collection Policies and Procedures
4	Dispute Management
4.1	DMS Process
4.1.1	Policy
A dispute is defined as “any unmet customer expectation, real or perceived, that results in short or non-payment of an invoice”.
A Dispute will be deemed “un-collectable” until it is resolved.
4.1.2	Purpose
The purpose of DMS is:
•	To accelerate the resolution of customer disputes

•	To establish a formal process for identifying, tracking routing, resolving and reporting on customer disputes

•	Capture all key dates and information throughout the lifespan of a dispute for monitoring and control of processing activity
4.1.3	Process Owner
The Manager Sales and Service aka: Pricing & Sales Administration Manager is responsible for insuring the Dispute Management process is effective and adhered to by all functions in the organization.
4.1.4	Criteria
The process of identifying a dispute defines the initial responsibilities for routing and resolution. This is accomplished by defining dispute:
•	Category — The highest classification of disputes. This defines the area that the problem has occurred. Disputes are tracked at the highest level to determine the problem area of largest impact.

•	Type — The type of dispute is dependent on the category. This defines the specific issue that is preventing the customer from paying.

•	Cause — This is the reason the problem or issue occurred.

•	Source — This is the origin or department in which the “cause” of the dispute occurred.
4.1.5	Documentation
Dispute Matrix — defines dispute categories, types, causes, sources, resolves and escalation protocols. This is maintained in the DMS tool. Current Tool/System is the C2C Tool and BaaN 4 but in 2009 it will be BaaN ERP LN.
4.1.6	Responsibilities
Identifiers:
•	Identifying, capturing and categorizing disputes.

C2C Credit and Collection Policies and Procedures
•	Encouraged the customer to pay the non-disputed amount, short paying the invoice.

•	Resolving the issues immediately where possible

•	Communicating disputes to the appropriate revolvers where routing is not automatic
Revolvers:
•	Investigating the validity, cause and source of the dispute

•	Updating and capturing the resolution and any relevant information

•	Working with the customer to agree on an appropriate resolution to the problem

•	Obtaining a promise to pay from customers where possible

•	Completing the resolution activity where possible

•	Manually escalating disputes to Management when they are unable to resolve the issue

•	Routing the dispute to the appropriate Closer when the resolution cannot be executed by the Revolver (i.e. applying a credit)
Closer:
•	Executing the resolution activity when the Revolver is unable
Escalator:
•	Driving resolution of escalated disputes

•	Assisting revolvers where necessary

•	Making required decisions to enable resolution where required
Process Owner:
•	Monitor monthly Dispute Management Performance

•	Identify areas of process breakdowns
•	Highest frequency and value of disputes

•	Excessive Cycle times

•	Excessive escalations
•	Identify dispute category and/or type of highest frequency or dollar impact

•	Assemble teams/resources to address issues

•	Determine additional types/causes/sources if necessary to achieve increased granularity for problem identification, analysis and elimination

•	Oversee the implementation of identified solutions and monitor there effectiveness
4.1.7	Timing
Monthly reviews of the data will drive corrective action activities
4.1.8	Control Reports
Dispute Causality Report
Dispute Cycle Time Report

C2C Credit and Collection Policies and Procedures
Dispute by Owner
4.1.9	Procedure

Exhibit C
Form of Investment Request
Greif Receivables Funding LLC (the “SPV”), pursuant to Section 2.2(a) of the Transfer and Administration Agreement, dated as of December 8, 2008 (as amended, modified, or supplemented from time to time, the “Agreement”), among Greif Receivables Funding LLC, as transferor (in such capacity, the “SPV”), the Originators party thereto, Greif Packaging LLC., as servicer (in such capacity, the “Servicer”), Bank of America, National Association, as agent, and each of the Conduit Investors, Committed Investors, Managing Agents and Administrators from time to time parties thereto, hereby requests that the Investors effect an Investment from it pursuant to the following instructions:
Investment Date: [                                        ]
Purchase Price: [                                        ]2
[Add appropriate level of detail for calculation of Purchase Price]
Account to be credited:
[bank name]
ABA No. [                                        ]
Account No. [                                        ]
Reference No. [                                        ]
Please credit the above-mentioned account on the Investment Date. Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.
The SPV hereby certifies as of the date hereof that the conditions precedent to such Investment set forth in Section 5.2 of the Agreement have been satisfied, and that all of the representations and warranties made in Section 4.1 of the Agreement are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects), with respect to on and as of the Investment Date, both before and after giving effect to the Investment (unless such representations or warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties as are qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day).

[2]	At least $1,000,000 and in integral multiples of $100,000.

Exhibit C-1

GREIF RECEIVABLES FUNDING LLC
Dated:	By:
Name:
Title:

Exhibit C-2

Exhibit D
Form of Servicer Report

Exhibit D-1

Trade Receivables Securitization
Monthly Report

Settlement Period:	10/1/2008	to	10/31/2008
Settlement Date: (17th Day or immediate succeeding BD)	11/17/2008
Receivables Information as of:	Oct-08
Reporting Date: (2 BD prior to Settlement Date)	11/15/2008

Aggregate Unpaid Balance Calculation
1	Beginning Aggregate Unpaid Balance			#REF!
2	Period Sales			#REF!
3	Less Unapplied Collections			#REF!
4	Less Total Period Collections			#REF!
5	Less Write-offs			#REF!
6	Less Credits (Dilution)			#REF!
7	Ending Aggregate Unpaid Balance			#REF!
Calculation of Ineligibles
8	Intercompany			#REF!
9	35% Cross-Aged			#REF!
10	Offset Payables			#REF!
11	Total Ineligibles			#REF!
Calculation of Net Pool Balance
12	Ending Aggregate Unpaid Balance			#REF!
13	Less Ineligible Receivables			#REF!

14	Aggregate Unpaid Balance of Eligible Receivables			#REF!
15	Less Receivables > 60 DPD			#REF!
16	Less Excess Obligor Concentrations			#REF!
17	Less Excess Extended Terms			#REF!
18	Less Excess Agricultural Receivables			#REF!
19	Less Impaired Eligible Receivables			#REF!

20	Net Pool Balance			#REF!
Maximum Net Investment
21	Maximum Available Net Investment (NPB minus Required Reserves)			#REF!
22	Less Current Outstanding Net Investment			$—
23	Available Net Investment			#REF!

24	YC SUSI (BofA) Maximum Net Investment Allocation			$135,000,000
25	YC SUSI (BofA) Net Investment Allocation			$—

Required Reserves

26	Concentration Percentage Floor	#REF!

27	Minimum Percentage	#REF!

28	Stress Factor	#REF!
29	LTM Max Default Ratio	#REF!
30	Loss Horizon Ratio	#REF!
31	Loss Reserve Ratio	#REF!

32	Expected Dilution Ratio	#REF!
33	Dilution Spike — Max 2-month Average Dilution	#REF!
34	Dilution Horizon Ratio	#REF!
35	Dilution Volatility Ratio	#REF!
36	Stress Factor	#REF!
37	Dilution Reserve Ratio	#REF!

38	Sum of the Default Reserve Ratio & Dilution Reserve Ratio	#REF!

39	Yield Factor	#REF!
40	Servicing Fee Reserve	#REF!
41	Yield Factor & Servicing Fee Reserve	#REF!

42	Required Reserve Percentage	#REF!
43	Required Reserves	#REF!
Aging Information (Days Past Due)
44	Current	#REF!	#REF!
45	1-30 Days Past Due	#REF!	#REF!
46	31-60 Days Past Due	#REF!	#REF!
47	61-90 Days Past Due	#REF!	#REF!
48	91-120 Days Past Due	#REF!	#REF!
49	121+ Days Past Due	#REF!	#REF!
50	Total Agings	#REF!	#REF!

	Portfolio Compliance	Value	Trigger	Compliance (Y/N)
51	Delinquency Ratio	#REF!	4.75%	#REF!
52	Three-Month Delinquency Ratio	#REF!	4.00%	#REF!
53	Dilution Ratio	#REF!	3.50%	#REF!
54	Three-Month Average Default Ratio	#REF!	1.50%	#REF!

	Originator Financial Covenant Compliance	Value	Trigger	Compliance (Y/N)
55	Interest Coverage Ratio	8.17	3.00	YES
56	Leverage Ratio	1.65	3.50	YES

Excess Concentration Calculation

		10 Largest Obligors	Balance	%	Limit	Excess
57	1	#REF!	#REF!	#REF!	#REF!	#REF!
58	2	#REF!	#REF!	#REF!	#REF!	#REF!
59	3	#REF!	#REF!	#REF!	#REF!	#REF!
60	4	#REF!	#REF!	#REF!	#REF!	#REF!
61	5	#REF!	#REF!	#REF!	#REF!	#REF!
62	6	#REF!	#REF!	#REF!	#REF!	#REF!
63	7	#REF!	#REF!	#REF!	#REF!	#REF!
64	8	#REF!	#REF!	#REF!	#REF!	#REF!
65	9	#REF!	#REF!	#REF!	#REF!	#REF!
66	10	#REF!	#REF!	#REF!	#REF!	#REF!

67		Subtotal	#REF!	#REF!		#REF!

68		Agricultural Receivables	#REF!	#REF!	9.00%	#REF!
69		Extended Term Receivables	#REF!	#REF!	3.50%	#REF!

70			Total Excess Concentrations			#REF!

Certification
Greif Receivables Funding LLC has delivered this information as required in the Transfer and Administration Agreement among Greif Receivables Funding LLC, Greif, Inc., YC SUSI Trust, and Bank of America, N.A. Attached are all relevant facts in reasonable detail and accurate in all material respects as certified by:

BY:		DATE:

NAME:
TITLE:

Confidential	Banc of America Securities LLC

Exhibit E
Form of SPV Secretary’s Certificate

Exhibit E-1

GREIF RECEIVABLES FUNDING LLC
SECRETARY’S CERTIFICATE
Pursuant to Section 5.1 of the Transfer and Administration Agreement (the “Transfer Agreement”), dated as of December 5, 2008, by and among Greif Receivables Funding LLC (the “Company”), Greif Packaging LLC, as originator and as initial Servicer, YC SUSI Trust, as a Conduit Investor and Uncommitted Investor, Bank of America, National Association, as the Agent, a Managing Agent, an Administrator and a Committed Investor, and the various Investor Groups, Managing Agents and Administrators from time to time parties thereto, the undersigned hereby certifies that he is the Secretary of the Company, and he further certifies as follows:
1. Attached hereto as Exhibit A are true and correct copies of resolutions that were duly adopted by the managers of the Company by unanimous written action as of December 5, 2008, which resolutions approve and authorize the execution, delivery and performance of the Transfer Agreement and the other Transaction Documents (as defined in the Credit Agreement) to which the Company is a party, and such resolutions are in full force and effect, have not in any manner whatsoever been amended, modified or rescinded, and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to herein.
2. Attached hereto as Exhibit B is a true and correct copy of a certificate of good standing for the Company from the Secretary of State of Delaware.
3. Attached hereto as Exhibit C and Exhibit D, respectively, are true and correct copies of the Certificate of Formation and all amendments thereto, if any, and the Amended and Restated Limited Liability Company Agreement and all amendments thereto, if any, of the Company, as in effect on the date hereof.
4. Each of the officers of the Company whose name and signature appear on Exhibit E attached hereto is a duly elected or appointed, qualified and acting officer of the Company, holding the office or offices of the Company set forth opposite his or her name, and the signature set forth opposite his or her name is his or her own genuine signature. Each such officer is duly authorized to execute and deliver, on behalf of the Company, each of the Transaction Documents to which it is a party.
The undersigned is delivering this certificate for and on behalf of the Company in his capacity as an officer of the Company, and not in any individual capacity. This certificate shall not under any circumstances result in the assessment of any personal liability with respect to the matters certified herein, and the undersigned shall not be deemed to have accepted any personal liability by virtue of rendering this certificate on behalf of the Company.

The undersigned has executed this Secretary’s Certificate as of December 8, 2008.

/s/ Gary R. Martz
Gary R. Martz, Secretary
The undersigned hereby certifies that Gary R. Martz is the duly elected and appointed Secretary of the Company and that the signature set forth opposite his name is his own genuine signature.

Dated: December 8, 2008	/s/ John K. Dieker
John K. Dieker, Vice President & Treasurer

EXHIBIT A
Receivables Transfer Facility with Bank of America, National Association
WHEREAS, the managers believe that it is in the best interests of the Company to enter into a receivables transfer securitization program to provide ongoing funds in an aggregate principal amount not to exceed $153,000,000 at any time (the “Receivables Transfer Program”);
NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to enter into the Receivables Transfer Program in an aggregate principal amount not to exceed $153,000,000, with Bank of America, National Association and any of its affiliates or any one or more other financial institutions or their affiliates (collectively, the “Receivables Purchaser”) for a term not to exceed five years, under which the Company may purchase eligible receivables (“Receivables”) originated by Greif Packaging LLC (“Greif Packaging”) and in turn sell those Receivables to the Receivables Purchaser for an agreed upon purchase price; and
FURTHER RESOLVED, that the Chairman, the President, the Chief Financial Officer, any Executive or Senior Vice President, the Treasurer and the Secretary of the subsidiaries of the Company (collectively, the “Authorized Officers” and individually, an “Authorized Officer”), and any one of them acting alone, shall be and hereby are authorized and directed for and on behalf of the Company to execute and deliver a Transfer and Administration Agreement (the “Transfer Agreement”) among the Company, Greif Packaging and the Receivables Purchaser and its affiliates, which will provide, among other matters, for: the sale by the Company and the purchase by the Receivables Purchaser, from time to time, of all the Receivables now and hereafter originated by Greif Packaging, all at a purchase price equal to the face amount thereof less an agreed upon discount; the payment to the Receivables Purchaser of a yield at an agreed upon rate on the outstanding balance of Receivables purchased from the Company; representations and warranties relating to Greif Packaging and the Company; Greif Packaging being appointed as the servicer to collect and administer the Receivables; affirmative and negative covenants of the Company, including certain reporting requirements and covenants relating to Greif, Inc. and its subsidiaries and a default ratio, delinquency ratio and dilution ratio of the Receivables; indemnification and reimbursement obligations, including the obligation to adjust the purchase price of Receivables and to repurchase certain Receivables subject to certain conditions; the payment of fees; and events of termination and default; all as negotiated and agreed upon by the officers or officer executing the same and as such officers or officer approve as being in the best interests of the Company, the execution of the

Transfer Agreement to be conclusive evidence of such approval and such authority; and
FURTHER RESOLVED, that the Authorized Officers of the Company, and any one of them acting alone, shall be and hereby are authorized and directed for and on behalf of the Company to execute and deliver any additional agreements and documents contemplated by the Transfer Agreement; all as negotiated and agreed upon by the officers or officer executing the same and as such officers or officer approve as being in the best interests of the Company, the execution thereof to be conclusive evidence of such approval and such authority, including but not limited to, the following:
a. A sale agreement between Greif Packaging and the Company pursuant to which Greif Packaging transfers Receivables to the Company from time to time (the “Sale Agreement”); and
b. One or more blocked account control agreements to provide for the collection of the Receivables and agreements to provide for the grant of a security interest in bank accounts in which proceeds of the Receivables are deposited; and
FURTHER RESOLVED, that the officers of the Company, and any one of them acting alone, shall be and hereby are authorized and directed to execute and deliver such other agreements, instruments and documents and to perform such other acts as may in the judgment of the officers or officer so acting be necessary or desirable to carry out the purposes of the resolutions hereinabove adopted (including, without limitation, the consummation and performance of all transactions and other acts thereby contemplated or incident thereto) and to execute and deliver any amendments, modifications and supplements to the agreements, instruments and documents described in the resolutions hereinabove adopted that such officers or officer approve as being in the best interests of the Company, and any such agreement, instrument or document executed or act performed by them or any of them shall be conclusive evidence of such approval and their or his or her authority so to do; and
FURTHER RESOLVED, that the Secretary and any Assistant Secretary of the Company, and any one of them acting alone, shall be and hereby are authorized and directed to certify to the passage of the foregoing resolutions; and
FURTHER RESOLVED, that all actions heretofore taken by any officer of the Company in connection with the negotiation of the Transfer Agreement and the Sale Agreement and the transactions

2

contemplated by any and all of the foregoing shall be and hereby are ratified and approved.

 3

EXHIBIT B

Delaware
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “GREIF RECEIVABLES FUNDING LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE NINETEENTH DAY OF NOVEMBER, A.D. 2008.

3687315 8300	/s/ Harriet Smith Windsor

081127559 You may verify this certificate online at corp. delaware.gov/authver. shtml	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6976746 DATE: 11-19-08

EXHIBIT C

Delaware
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREIF RECEIVABLES FUNDING LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF JULY, A.D. 2003, AT 11:39 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREIF RECEIVABLES FUNDING LLC”.

3687315 8100H	/s/ Harriet Smith Windsor
081127559 You may verify this certificate online at corp. delaware.gov/authver. shtml	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6976746 DATE: 11-19-08

State of Delaware Secretary of State Division of Corporations Delivered 12:10 PM 07/30/2003 FILED 11:39 AM 07/30/2003 SRV 030496827 – 3687315 FILE
CERTIFICATE OF FORMATION
OF
GREIF RECEIVABLES FUNDING LLC
This Certificate of Formation of Greif Receivables Funding LLC (the “LLC”), dated as of July 29, 2003, is being duly executed and filed by Michael P. McNamara, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DeLC. §18-101, et seq.).
First. The name of the limited liability company formed hereby is Greif Receivables Funding LLC.
Second. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.
Third. The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Michael P. McNamara
Michael P. McNamara

SCHEDULE C
MANAGERS
Kenneth J. Uva, Independent Manager
Victor A. Duva, Independent Manager
Donald S. Huml, Manager
Gary R. Martz, Manager
John K. Dieker, Manager

SCH-C-1

EXHIBIT D

AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
GREIF RECEIVABLES FUNDING LLC
This Amended and Restated Limited Liability Company Operating Agreement (together with the schedules attached hereto, this “Agreement”) of Greif Receivables Funding LLC (the “Company”), is entered into as of December 8, 2008 by Greif Packaging LLC as the equity member (the “Member”), and Kenneth J. Uva and Victor A. Duva, each in their capacity as an Independent Manager (as defined in Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
RECITALS
WHEREAS, on July 30, 2003, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.), as amended from time to time (the “Act”);
WHEREAS, the original members of the Company entered into that certain Limited Liability Company Agreement dated as of October 31, 2003 in connection with a receivables funding transaction with Fortis Bank S.A./N.V. (such agreement, as amended to date, the “Original Agreement”); and
WHEREAS, immediately prior to the execution of this Agreement, the receivables funding transaction with Fortis Bank S.A./N.V. terminated, and in connection with a new receivables funding transaction with Bank of America, National Association, the Member desires to amend and restate the Original Agreement in order to effectuate the transactions contemplated by the Transaction Documents.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Name.
The name of the limited liability company is Greif Receivables Funding LLC.
Section 2. Principal Business Office.
The principal business office of the Company shall be located at 1209 Orange Street, Wilmington, Delaware 19801 or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.
The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
Section 4. Registered Agent.
The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
Section 5. Member.
(a) The mailing address of the Member is set forth on Schedule B attached hereto.
(b) Subject to Section 9(j), the Member may act by written consent.
(c) Upon the occurrence of any event that causes the Member to cease to be the member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 23), each person acting as an Independent Manager pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as a Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 10; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each person who is currently acting as Independent Manager is executing a counterpart of this Agreement, and any person who subsequently acts as an Independent Manager pursuant to Section 10 shall execute a counterpart to this Agreement simultaneously with such person’s appointment as an Independent Manager. Prior to its admission to the Company as a Special Member, each person acting as an Independent Manager pursuant to Section 10 shall not be a member of the Company.

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Section 6. Certificates.
The Member is a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the Act. The Member or an Officer of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation, as provided in the Act.
Section 7. Purposes.
(a) The sole purpose to be conducted or promoted by the Company is to engage in the following activities:
(i)
To enter into and perform its obligations under any agreement relating to the Receivables that provides for the acquisition, origination, administration, servicing and collection of amounts due on such Receivables (including, without limitation, the Sale Agreement);

(ii)	To enter into and perform its obligations under any of the Transaction Documents and to enter into any transactions contemplated by or related to the Transaction Documents; and

(iii)
To engage in any lawful act or activity and exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company may enter into, and perform the transactions contemplated by, the Transfer and Administration Agreement, the Sale Agreement and the other Transaction Documents, and all other documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member, the Board or any Officer to enter into other agreements on behalf of the Company.
Section 8. Powers.
Subject to Section 9(j), the Company, and the Board of Managers and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7, and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
Section 9. Management.
(a) Board of Managers. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Managers

3

designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers, and subject in all cases to Section 10. The number of Managers as of the effective date of this Agreement is five, two of which are Independent Managers pursuant to Section 10. Each Manager elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal. Managers need not be a Member. The current Managers designated by the Member are listed on Schedule C hereto.
(b) Powers. Subject to Section 9(j), the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.
(c) Meeting of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager by telephone, facsimile, mail, electronic mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.
(d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
(f) Committees of Managers.
(i)
The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or

4

more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that only an Independent Manager may replace or otherwise act in place of another Independent Manager.

(ii)
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, however, that only an Independent Manager may replace or otherwise act in place of another Independent Manager.

(iii)
Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Managers; Expenses. The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
(h) Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.
(i) Managers as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Managers, a Manager may not bind the Company.
(j) Limitations on the Company’s Activities.
(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)	No Member shall, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Manager” or Sections

5

5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Manager). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)
Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior written consent of the Member and the Board (including the Independent Manager), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Manager then serving in such capacity.

(iv)
The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. So long as any Obligation is outstanding, the Board also shall cause the Company to:

(A)	maintain its own separate books and records, bank accounts and other assets;

(B)	at all times conduct and operate its business and hold itself out to the public and all other Persons as a legal entity separate from its Affiliates, the Member and any other Person;

(C)	have a Board of Managers separate from that of the Member and any other Person;

(D)
file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)	except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person;

(F)	conduct its business in its own name and comply with all organizational and other Delaware limited liability company formalities necessary to maintain its separate existence;

6

(G)	maintain separate financial statements;

(H)	pay its own liabilities only out of its own funds;

(I)	maintain an arm’s length relationship with its Affiliates and the Member and enter into transactions with its Affiliates and the Member only on a commercially reasonable basis;

(J)	pay the salaries of its own employees, if any;

(K)	allocate fairly and reasonably any overhead for shared office space;

(L)	use separate stationery, invoices and checks;

(M)
except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person and not guarantee or become obligated for the debts or obligations of any other Person, including any Affiliate;

(N)	correct any known misunderstanding regarding its separate identity;

(O)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(P)	not acquire any securities of the Member;

(Q)
cause Managers, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and

(R)	maintain title to all of the Company’s assets in its own name and not in the name of any other Person.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Managers.

(v)	So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:
(A)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed (i) in furtherance of the

7

purposes set forth in Section 7, (ii) under the Transaction Documents or (iii) under this Section 9(j);

(B)	incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents;

(C)
make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in “Eligible Investments” (as defined in the Transfer and Administration Agreement) and in those other investments permitted under the Transaction Documents and may make any advance required or permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

(D)
the fullest extent permitted by law, to engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents; or

(E)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
Section 10. Independent Manager.
As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one (1) Independent Manager who will be appointed by the Member. At least one (1) Independent Manager shall be a natural person, whose affirmative vote will be required in order for a voluntary filing for protection under the Bankruptcy Code or similar action by the Company and who is not at the time of such individual’s initial appointment as Independent Manager, shall not be during such individual’s tenure as Independent Manager, and may not have been at any time during the preceding five (5) years, (i) a shareholder, member or partner of, or an officer, manager, director, except in his or her capacity as Independent Manager of the Company, paid consultant or employee of, customer of or supplier to or a member of the immediate family of the Originator or any of its shareholders, members, partners, subsidiaries or affiliates or (ii) any person or other entity controlling or under common control with any such shareholder, member, partner, officer, manager, director, employee, supplier or customer or any member of the immediate family of any of them. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). The Member shall be deemed to have consented to the foregoing by virtue of the Member’s execution of this Agreement or the purchase or other acquisition of interests in the Company, and no further act or deed shall be required to evidence such consent. No removal of an Independent Manager or appointment of a successor Independent Manager shall be effective until such successor shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of

8

Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager and no action requiring the vote of an Independent Manager shall be taken until such successor Independent Manager shall have accepted his or her appointment; provided, however, that if no Obligations remain outstanding, the Company shall not be required to maintain the Independent Manager as provided in this Section 10 and the approval of the Independent Manager shall not be required with respect to any action proposed to be taken by the Company. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.
Section 11. Officers.
(a) Officers. The Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Managers may also choose one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.
(b) President. The President shall be the chief executive officer of the Company, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall be authorized to execute the Transaction Documents and all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).
(c) Vice President.
(i)
The Vice Presidents, if any, shall perform such duties and have such other powers as the Board may from time to time prescribe, and shall be authorized to execute the Transaction Documents and other contracts, except: (i) where required by law or this Agreement to be otherwise signed and executed, and (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

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(ii)
In the absence of the President or in the event of the President’s inability to act, the Vice President, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election, unless the Board has designated certain duties of the President to a certain Vice President), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election, unless the Board has designated certain duties of the Secretary to a certain Assistant Secretary), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Secretary and any Assistant Secretary shall be authorized to execute the Transaction Documents and other contracts, except: (i) where required by law or this Agreement to be otherwise signed and executed, and (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.
(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election, unless the Board has designated certain duties of the Treasurer to a certain Assistant Treasurer), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Treasurer and any Assistant Treasurer shall be authorized to execute the Transaction Documents and other contracts, except: (i) where required by law or this Agreement to be otherwise signed and executed, and (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

10

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.
(g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Manager and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.
Section 12. Limited Liability.
Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Manager or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Manager or Officer of the Company.
Section 13. Capital Contributions.
The Member has previously made capital contributions to the Company. In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.
Section 14. Additional Contributions.
The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
Section 15. Allocation of Profits and Losses.
The Company’s profits and losses shall be allocated to the Member.
Section 16. Distributions.
Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account

11

of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.
Section 17. Books and Records.
The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep any information confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.
Section 18. Tax Reports and Fiscal Year.
The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year. The Company’s fiscal year shall be the twelve-month period ending October 31 of each year.
Section 19. Other Business.
The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, to the fullest extent permitted by law. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
Section 20. Exculpation and Indemnification.
(a) Neither the Member, the Special Member, any Manager nor any Officer (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s (i) gross negligence or willful misconduct, (ii) breach of the duty of loyalty to the Company or the Member (except to the extent otherwise provided in Section 10), (iii) act or omission in bad faith or which involves a knowing violation of law, or (iv) participation in a transaction from which such Covered Person derives an improper benefit.
(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person

12

in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and neither the Member nor the Special Member shall have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable to a Covered Person from amounts allocable to any other Person pursuant to the Transaction Documents. So long as any Obligation is outstanding, any such indemnity payable from funds of the Company under this Section 20 to any Covered Person: (i) shall be subordinated to amounts allocable to any holders of the Obligations pursuant to the Transaction Documents; (ii) shall be non-recourse to the Company or any assets of the Company other than cash flow in excess of amounts necessary to pay holders of the Obligations; and (iii) to the fullest extent permitted by law, shall not constitute a claim against the Company to the extent that funds are insufficient to pay such indemnification payments.
(c) To the fullest extent permitted by applicable law, reasonable expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20; provided, however, until the occurrence of the Termination Date, no expense from funds of the Company (as distinct from funds from other sources, such as insurance) of any expense advance under this Section 20 to any Covered Person shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.
(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

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(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.
Section 21. Assignments.
Subject to Section 23 and provided that no Obligation is outstanding, the Member may assign in whole, but not in part, its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution. No action shall be taken under this Section 21 unless the conditions set forth in Section 23 have been satisfied.
Section 22. Resignation.
So long as any Obligation is outstanding, no Member may resign, except as permitted under the Transaction Documents. If a Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
Section 23. Admission of Additional Members.
One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company; provided, further, that this Section 23 shall not prohibit the replacement or addition of Special Members who are Independent Managers.
Section 24. Dissolution.
(a) Subject to Section 9(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the

14

Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company, (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company. Notwithstanding any other provision of this Agreement, so long as any Obligation remains outstanding, the Member shall not have the power or authority to vote for or consent to the dissolution of the Company.
(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or the Special Member shall not cause any additional Member or the Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
(c) Notwithstanding any other provision of this Agreement, the Member and the Special Member waive any right they may have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company. The Member hereby covenants and agrees, to the fullest extent permitted by law, so long as any Obligations remain outstanding, not to take any action that would cause a voluntary bankruptcy of such Member or withdraw or attempt to withdraw from the Company.
(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act. In the event of dissolution, the holders of outstanding Obligations shall have the right to retain any collateral pledged to secure the Obligations and cause the payments of scheduled debt service on the Obligations to be made or to liquidate such collateral, each to the extent provided for in the Transaction Documents and in accordance with applicable law.
(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or reasonable provision for the payment of all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in accordance with the Act.
(f) Notwithstanding the foregoing, Company shall not cause, permit, or empower the Member, or any other person to dissolve the Company, consolidate or merge the Company into any other entity without the affirmative vote and express written authorization of all members of the Company and the Independent Manager.

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Section 25. Waiver of Partition; Nature of Interest.
Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member and the Special Member hereby irrevocably waive any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member, in its capacity as such, shall not have an interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.
Section 26. Benefits of Agreement; No Third-Party Rights.
None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).
Section 27. Severability of Provisions.
Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
Section 28. Entire Agreement.
This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
Section 29. Binding Agreement.
Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager, in accordance with its terms. In addition, the Independent Manager shall be an intended beneficiary of this Agreement.
Section 30. Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

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Section 31. Amendments.
Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless such action is permitted by the Transaction Documents.
Section 32. Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
Section 33. Notices.
Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Operating Agreement as of the 8th day December, 2008.

MEMBER:

Greif Packaging LLC

By:	/s/ Robert S. Zimmermann

Name: [ILLEGIBLE]
Title: [ILLEGIBLE]

SOLELY FOR THE PURPOSE OF COMPLYING
WITH SECTION 5(C) OF THE
AGREEMENT, THE INDEPENDENT
MANAGERS:

/s/ Kenneth J. Uva

Kenneth J. Uva, Independent Manager

/s/ Victor A. Duva

Victor A. Duva, Independent Manager
LLC Agreement for Greif Receivables Funding LLC

SCHEDULE A

Definitions
A. Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” has the meaning set forth in the first recital to this Agreement.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
“Agent” means Bank of America, National Association.
“Agreement” means this Amended and Restated Limited Liability Company Operating Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and supersede the definition of “Bankruptcy” set forth in Section 18-101(1) and 18-304 of the Act.
“Board” or “Board of Managers” means the Board of Managers of the Company.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of Delaware on July 30, 2003, as amended or amended and restated from time to time.
“Company” means Greif Receivables Funding LLC, a Delaware limited liability company.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

SCH-A-1

“Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
“Covered Persons” has the meaning set forth in Section 20(a).
“Independent Manager” means a natural person who (i) is not and for the past five years has not been a stockholder, holder of membership interest or other equity participation (whether direct, indirect or beneficial), of the Company or any of its Affiliates; (ii) is not and for the past five years has not been a director (other than an independent director), officer, employee, Affiliate of the Member and any of its Affiliates (other than the Company); (iii) is not and for the past five years has not been a Person related to any Person referred to in clauses (i) or (ii); and (iv) is not and for the past five years has not been a trustee, conservator or receiver for any Affiliates of the Member.
“Managers” means the Persons appointed to the Board of Managers from time to time by the Member, including the Independent Managers, in their capacity as managers of the Company. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.
“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.
“Member” means Greif Packaging LLC, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include any Special Member.
“Obligations” means any and all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Company arising under or in connection with the Transaction Documents or any related document in effect as of any date of determination and shall include, without limitation, all fees, all liability for principal of and interest on loans, all premiums, indemnifications (other than inchoate indemnification obligations), and other amounts due or to become due under or in connection with this Agreement, the Transaction Documents or any related document in effect as of any date of determination, including, without limitation, interest, fees, premiums and other obligation that accrue after the commencement of any insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

SCH-A-2

“Officer” means an officer of the Company described in Section 11.
“Original Agreement” has the meaning set forth in the second recital to this Agreement.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
“Receivables” has the meaning assigned to that term in the Transfer and Administration Agreement.
“Sale Agreement” means the Sale Agreement, dated as of December 8, 2008 between the Company and the Member, as amended, restated or supplemented or otherwise modified from time to time.
“Special Member ” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Manager, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
“Termination Date” has the meaning assigned to that term in the Transfer and Administration Agreement.
“Transfer and Administration Agreement” means the Transfer and Administration Agreement, dated as of December 8, 2008 between the Company, the Member, the Agent and YC Susi Trust, as amended, restated or supplemented or otherwise modified from time to time.
“Transaction Documents” has the meaning assigned to that term in the Transfer and Administration Agreement.
B. Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCH-A-3

SCHEDULE B

Member

Name	Mailing Address
Greif Packaging LLC	425 Winter Road
Delaware, Ohio 43015
Attention: Treasurer

SCH-B-1

EXHIBIT E

Name	Title	Signature

Donald S. Huml	Executive Vice President	/s/ Donald S. Huml

Gary R. Martz	Secretary	/s/ Gary R. Martz

John K. Dieker	Vice President & Treasurer	/s/ John K. Dieker

Exhibit F
Form of Originator/Servicer Secretary’s Certificate

Exhibit F-1

GREIF PACKAGING LLC
SECRETARY’S CERTIFICATE
Pursuant to Section 5.1 of the Transfer and Administration Agreement (the “Transfer Agreement”), dated as of December 5, 2008, by and among Greif Receivables Funding LLC, Greif Packaging LLC (the “Company”), as originator and as initial Servicer, YC SUSI Trust, as a Conduit Investor and Uncommitted Investor, Bank of America, National Association, as the Agent, a Managing Agent, an Administrator and a Committed Investor, and the various Investor Groups, Managing Agents and Administrators from time to time parties thereto, the undersigned hereby certifies that he is the Secretary of the Company, and he further certifies as follows:
1. Attached hereto as Exhibit A are true and correct copies of resolutions that were duly adopted by the sole member of the Company as of December 5, 2008, which resolutions approve and authorize the execution, delivery and performance of the Transfer Agreement and the other Transaction Documents (as defined in the Credit Agreement) to which the Company is a party, and such resolutions are in full force and effect, have not in any manner whatsoever been amended, modified or rescinded, and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to herein.
2. Attached hereto as Exhibit B is a true and correct copy of a certificate of good standing for the Company from the Secretary of State of Delaware.
3. Attached hereto as Exhibit C and Exhibit D, respectively, are true and correct copies of the Certificate of Formation and all amendments thereto, if any, and the Limited Liability Company Agreement and all amendments thereto, if any, of the Company, as in effect on the date hereof.
4. Each of the officers of the Company whose name and signature appear on Exhibit E attached hereto is a duly elected or appointed, qualified and acting officer of the Company, holding the office or offices of the Company set forth opposite his or her name, and the signature set forth opposite his or her name is his or her own genuine signature. Each such officer is duly authorized to execute and deliver, on behalf of the Company, each of the Transaction Documents to which it is a party.
The undersigned is delivering this certificate for and on behalf of the Company in his capacity as an officer of the Company, and not in any individual capacity. This certificate shall not under any circumstances result in the assessment of any personal liability with respect to the matters certified herein, and the undersigned shall not be deemed to have accepted any personal liability by virtue of rendering this certificate on behalf of the Company.

The undersigned has executed this Secretary’s Certificate as of December 8, 2008.

/s/ Gary R. Martz
Gary R. Martz, Secretary
The undersigned hereby certifies that Gary R. Martz is the duly elected and appointed Secretary of the Company and that the signature set forth opposite his name is his own genuine signature.
Dated: December 8, 2008

/s/ John K. Dieker
John K. Dieker, Vice President & Treasurer

EXHIBIT A
Receivables Transfer Facility with Bank of America, National Association
WHEREAS, the Board of Directors of the sole member of the Company believes that it is in the best interests of the Company to enter into a receivables transfer securitization program to provide ongoing financing for the sole member and its subsidiaries in an aggregate principal amount not to exceed $153,000,000 at any time (the “Receivables Transfer Program”);
NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to enter into the Receivables Transfer Program in an aggregate principal amount not to exceed $153,000,000, with Bank of America, National Association and any of its affiliates or any one or more other financial institutions or their affiliates (collectively, the “Receivables Purchaser”) for a term not to exceed five years, under which the Company may sell its eligible receivables (“Receivables”) to Greif Receivables Funding LLC (“Greif Receivables”), which in turn will sell those Receivables to the Receivables Purchaser for an agreed upon purchase price; and
FURTHER RESOLVED, that the Chairman, the President, the Chief Financial Officer, any Executive or Senior Vice President, the Treasurer and the Secretary of the subsidiaries of the Company (collectively, the “Authorized Officers” and individually, an “Authorized Officer”), and any one of them acting alone, shall be and hereby are authorized and directed for and on behalf of the Company to execute and deliver a Transfer and Administration Agreement (the “Transfer Agreement”) among the Company, Greif Receivables and the Receivables Purchaser and its affiliates, which will provide, among other matters, for: the sale by Greif Receivables and the purchase by the Receivables Purchaser, from time to time, of all the Receivables now and hereafter originated by the Company, all at a purchase price equal to the face amount thereof less an agreed upon discount; the payment to the Receivables Purchaser of a yield at an agreed upon rate on the outstanding balance of Receivables purchased from Greif Receivables; the Company being appointed as the servicer to collect and administer the Receivables; representations and warranties relating to the Company and its subsidiaries; affirmative and negative covenants of the Company, including certain reporting requirements and covenants relating to Greif, Inc. and its subsidiaries and a default ratio, delinquency ratio and dilution ratio of the Receivables; indemnification and reimbursement obligations, including the obligation to adjust the purchase price of Receivables and to repurchase certain Receivables subject to certain conditions; the payment of fees; and events of termination and default; all as negotiated and agreed upon by the officers or officer executing the same and as such officers or officer approve as being in the best interests of the Company, the execution of the Transfer Agreement to be conclusive evidence of such approval and such authority; and
FURTHER RESOLVED, that the Authorized Officers of the Company, and any one of them acting alone, shall be and hereby are authorized and directed for and on behalf of the Company to execute and deliver any additional agreements and documents contemplated by the Transfer Agreement; all as negotiated and agreed upon by the officers or officer executing the same and as such officers or officer approve as being in the best interests of the Company, the execution thereof to be conclusive evidence of such approval and such authority, including but not limited to, the following:
a. A sale agreement between Greif Receivables and the Company pursuant to which the Company transfers Receivables to Greif Receivables from time to time (the “Sale Agreement”); and
b. One or more blocked account agreements to provide for the collection of the Receivables and agreements to provide for the grant of a security interest in bank accounts in which proceeds of the Receivables are deposited; and
FURTHER RESOLVED, that the officers of the Company, and any one of them acting alone, shall be and hereby are authorized and directed to execute and deliver such other agreements, instruments and documents and to perform such other acts as may in the judgment of the officers or officer so acting be necessary or desirable to carry out the purposes of the resolutions hereinabove adopted (including, without limitation, the consummation and performance of all transactions and other acts thereby contemplated or incident thereto) and to execute and deliver any amendments, modifications and supplements to the agreements, instruments and documents described in the resolutions hereinabove adopted that such officers or officer approve as being in the best interests of the Company, and any such agreement, instrument or document executed or act performed by them or any of them shall be conclusive evidence of such approval and their or his or her authority so to do; and
FURTHER RESOLVED, that the Secretary and any Assistant Secretary of the Company, and any one of them acting alone, shall be and hereby are authorized and directed to certify to the passage of the foregoing resolutions; and
FURTHER RESOLVED, that all actions heretofore taken by any officer of the Company in connection with the negotiation of the

2

Transfer Agreement and the Sale Agreement and the transactions contemplated by any and all of the foregoing shall be and hereby are ratified and approved.

3

EXHIBIT B

Delaware
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “GREIF PACKAGING LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE NINETEENTH DAY OF NOVEMBER, A.D. 2008.

2023645      8300
081127558
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6976727

DATE: 11-19-08

EXHIBIT C

Delaware
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREIF PACKAGING LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 1983, AT 10 O’CLOCK A.M.
CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “VAN LEER CONTAINERS, INC.” TO “GREIF CONTAINERS, INC.”, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 2001, AT 4 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTIETH DAY OF NOVEMBER, A.D. 2001.
CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2004, AT 12:56 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF NOVEMBER, A.D. 2004, AT 12:01 O’CLOCK A.M.
CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “GREIF CONTAINERS, INC.” TO “GREIF INDUSTRIAL PACKAGING & SERVICES

2023645      8100H
081127558
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6976726

DATE: 11-19-08

Delaware
The First State
LLC”, FILED THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2004, AT 2:01 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF NOVEMBER, A.D. 2004, AT 12:06 O’CLOCK A.M.
CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2004, AT 2:01 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF NOVEMBER, A.D. 2004, AT 12:06 O’CLOCK A.M.
CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2007, AT 8:37 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2007.
CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2007, AT 8:35 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2007.

2023645      8100H
081127558
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6976726

DATE: 11-19-08

Delaware
The First State
CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2007, AT 9:01 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2007.
CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2007, AT 11:15 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007.
CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2007, AT 11:53 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007.
CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2007, AT 12:25 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007.

2023645      8100H
081127558
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6976726

DATE: 11-19-08

Delaware
The First State
CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2007, AT 12:47 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007.
CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2007, AT 1:07 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007.
CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “GREIF INDUSTRIAL PACKAGING & SERVICES LLC” TO “GREIF PACKAGING LLC”, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2007, AT 2:02 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007.
CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2008, AT 8:45 O’CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF

2023645      8100H
081127558
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6976726

DATE: 11-19-08

Delaware
The First State
THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2008.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREIF PACKAGING LLC”.

2023645      8100H
081127558
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6976726

DATE: 11-19-08

FILED
DEC 16 1983
CERTIFICATE OF INCORPORATION

of

VAN LEER CONTAINERS, INC.
1. The name of this corporation is Van Leer Containers, Inc.
2. Its registered office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
3. The purpose of this corporation is to engage in any manufacturing, mercantile, selling, management, service or other business or any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have as additional purposes all powers granted to corporations by the laws of said State, provided that no such purpose shall include any activity inconsistent with the General Corporation Law of said State.
4. The total number of shares of stock that this corporation shall have authority to issue is 1000 shares of Common Stock, par value $1.00 per share. Each share of stock shall be entitled to one vote.
5. The name and mailing address of the incorporator is: Robert F. Hayes, 225 Franklin Street, Boston, MA 02110.
6. The election of directors need not be by ballot unless the by-laws shall so require. Subject to the limitations and exceptions, if any, contained therein, by-laws may be adopted, amended or repealed by the board of directors.
7. The corporation shall indemnify each person who is or was a director or officer of this corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.
8. The books of the corporation may (subject to any statutory requirements) be kept outside the State of

Delaware as may be designated by the board of directors or in the by-laws of the corporation.
9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of December, 1983

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 11/19/2001 010586297 — 2023645
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VAN LEER CONTAINERS, INC.
Van Leer Containers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of Van Leer Containers, Inc., (the “Corporation”) at a meeting duly adopted the following resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and recommending its adoption by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article First thereof so that, as amended, said Article First shall be and shall read as follows:
“FIRST: The name of the Corporation shall be Greif Containers, Inc.”
SECOND: That the amendment was duly adopted by written action of the stockholder without a meeting in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware.
THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the effective date of this name change shall be November 30, 2001.
IN WITNESS WHEREOF, Van Leer Containers, Inc. has caused this Certificate of Amendment to be signed by its President this 19th day of November, 2001.

VAN LEER CONTAINERS, INC.
By:	/s/ William B. Sparks, Jr.
William B. Sparks, Jr., President

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 10/28/2004 FILED 12:56 PM 10/28/2004 SRV 040779070 — 2023645 FILE
CERTIFICATE OF MERGER
OF
VAN LEER INTERMEDIATES, L.L.C.
(a Delaware limited liability company)
AND
JUNE D’S, LLC
(a Delaware limited liability company)
INTO
GREIF CONTAINERS, INC.
(a Delaware corporation)
The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the name and state of domicile of each of the constituent entities of the merger is as follows:

NAME	STATE OF DOMICILE

Van Leer Intermediates, L.L.C.	Delaware

June D’S, LLC	Delaware

Greif Containers, Inc.	Delaware
SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of subsection (c) of Section 264 of the General Corporation

Law of the State of Delaware and Section 18-209 of the Limited Liability Company Act of the State of Delaware.
THIRD: That the name of the surviving corporation of the merger is Greif Containers, Inc., a Delaware corporation.
FOURTH: That the Certificate of Incorporation of Greif Containers, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.
FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 425 Winter Road, Delaware, Ohio 43015.
SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.
SEVENTH: That this Certificate of Merger shall act as a certificate of cancellation for each of Van Leer Intermediates, L.L.C. and June D’s, LLC.
EIGHTH: That this Certificate of Merger shall be effective at 12:01 a.m. on November 1, 2004.

GREIF CONTAINERS, INC.
By:	/s/ Gary R. Martz
Gary R. Martz, Vice-President

2

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 10/28/2004 FILED 02:01 PM 10/28/2004 SRV 040779195 — 2023645 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
OF GREIF CONTAINERS, INC.
INTO GREIF INDUSTRIAL PACKAGING & SERVICES LLC
THE UNDERSIGNED, being a duly authorized officer of Greif Containers, Inc., a Delaware Corporation f/k/a Van Leer Containers, Inc. (the “Corporation”), does hereby certify that:
1.	The name of the Corporation immediately prior to filing this Certificate is Greif Containers, Inc.

2.	The original certificate of incorporation of Van Leer Containers, Inc. n/k/a Greif Containers, Inc. was filed with the Delaware Secretary of State on December 16, 1983.

3.	The name of the Delaware limited liability company into which the Corporation shall be converted is Greif Industrial Packaging & Services LLC.

4.
The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law. The sole director of the Corporation adopted a resolution approving the conversion of the Corporation to a Delaware limited liability company and recommending the approval of such conversion by the sole stockholder of the Corporation. The sole stockholder of the Corporation adopted the resolution of the sole director approving the conversion of the Corporation to a Delaware limited liability company.

5.	The conversion shall be effective at 12:06 a.m. on November 1, 2004.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed by a duly authorized officer, this 15th day of October, 2004.

GREIF CONTAINERS, INC.
By:	/s/ Gary R. Martz
Gary R. Martz, Senior Vice-President

State of Delaware Sacretary of State Division of Corporations Delivered 02:01 PM 10/28/2004 FILED 02:01 PM 10/28/2004 SRV 040779195 — 2023645 FILE
STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
GREIF INDUSTRIAL PACKAGING & SERVICES LLC
The undersigned, desiring to form a limited liability company under Title 6, Sections 18-101 et seq. of the Delaware Code, hereby certifies as follows:
1. The name of the limited liability company is Greif Industrial Packaging & Services LLC.
2. The address of the limited liability company’s registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
3. This Certificate of Formation shall be effective at 12:06 a.m. on November 1, 2004.
4. The undersigned is an authorized representative of Greif Industrial Packaging & Services LLC for purposes of the execution and delivery of this Certificate of Formation.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Greif Industrial Packaging & Services LLC this 15th day of October, 2004.

/s/ Gary R. Martz
Gary R. Martz
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 08:37 AM 10/30/2007 FILED 08:37 AM 10/30/2007 SRV 071167576 — 2023645 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC, and the name of the limited liability company being merged into this surviving limited liability company is Sirco Systems, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC.
FOURTH: The merger is to become effective on October 31, 2007.
FIFTH: The Agreement of Merger is on file at Greif, Inc., 425 Winter Road, Delaware, Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 26th day of October, A.D., 2007.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz

Print or Type

Title:	Senior Vice President & Sec.

State of Delaware Secretary of State Division of Corporations Delivered 08:35 AM 10/30/2007 FILED 08:35 AM 10/30/2007 SRV 071167570 — 2023645 FILE
CERTIFICATE OF MERGER
In accordance with Section 18-209 of the Delaware Limited Liability Company Act, GCC Drum, Inc., an Illinois corporation, wishes to merge into Greif Industrial Packaging & Services LLC, a Delaware limited liability company, and to that end set forth the following facts:
(1) The name and jurisdiction of formation or organization of each of the domestic limited liability companies and other business entities which is to merge or consolidate are:
GCC Drum, Inc. an Illinois corporation
Greif Industrial Packaging & Services LLC, a Delaware limited liability company.
(2) An agreement of merger or consolidation has been approved and executed by each of the domestic limited liability companies and other business entities which is to merge or consolidate.
(3) The name of the surviving or resulting domestic limited liability company or other business entity is: Greif Industrial Packaging & Services LLC.
(4) In the case of a merger in which a domestic limited liability company is the surviving entity, such amendments, if any, to the certificate of formation of the surviving domestic limited liability company to change its name as are desired to be effected by the merger are; none.
(5) The future effective date or time (which shall be a date or time certain) of the merger or consolidation if it is not to be effective upon the filing of the certificate of merger or consolidation shall be: October 31, 2007.
(6) The agreement of merger or consolidation is on file at a place of business of the surviving or resulting domestic limited liability company or other business entity, which is located at: 425 Winter Road, Delaware, Ohio 43015.
(7) A copy of the agreement of merger or consolidation will be furnished by the surviving or resulting domestic limited liability company or other business entity, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate; and
The laws of the state under which each constituent entity exists, permits this merger. This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.
Upon the date specified above, the merging entity listed herein shall merge into the listed surviving entity.

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers on the dates stated below.

GCC Drum, Inc.		Greif Industrial Packaging & Services LLC

By:	/s/ Gary R. Martz	By:	/s/ Gary R. Martz

	Gary R. Martz, Senior Vice President and Secretary		Gary R. Martz, Senior Vice President and Secretary

Date: October 26, 2007		Date: October 26, 2007

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 10/30/2007
FILED 09:01 AM 10/30/2007
SRV 071167681 — 2023645 FILE
CERTIFICATE OF MERGER
In accordance with Section 18-209 of the Delaware Limited Liability Company Act, GCC Fibre Drum, Inc., a New Jersey corporation, wishes to merge into Greif Industrial Packaging & Services LLC, a Delaware limited liability company, and to that end set forth the following facts:
(1) The name and jurisdiction of formation or organization of each of the domestic limited liability companies and other business entities which is to merge or consolidate are:
GCC Fibre Drum, Inc. a New Jersey corporation
Greif Industrial Packaging & Services LLC, a Delaware limited liability company.
(2) An agreement of merger or consolidation has been approved and executed by each of the domestic limited liability companies and other business entities which is to merge or consolidate.
(3) The name of the surviving or resulting domestic limited liability company or other business entity is: Greif Industrial Packaging & Services LLC.
(4) In the case of a merger in which a domestic limited liability company is the surviving entity, such amendments, if any, to the certificate of formation of the surviving domestic limited liability company to change its name as are desired to be effected by the merger are: none.
(5) The future effective date or time (which shall be a date or time certain) of the merger or consolidation if it is not to be effective upon the filing of the certificate of merger or consolidation shall be: October 31, 2007.
(6) The agreement of merger or consolidation is on file at a place of business of the surviving entity, which is located at: 425 Winter Road, Delaware, Ohio 43015.
(7) A copy of the agreement of merger or consolidation will be furnished by the surviving entity, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate; and
The laws of the state under which each constituent entity exists, permits this merger. This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.
Upon the date specified above, the merging entity listed herein shall merge into the listed surviving entity.

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers on the dates stated below.

GCC Fibre Drum, Inc.		Greif Industrial Packaging & Services LLC

By:	/s/ Gary R. Martz	By:	/s/ Gary R. Martz

	Gary R. Martz, Senior Vice President and Secretary		Gary R. Martz, Senior Vice President and Secretary

Date:	October 26, 2007	Date:	October 26, 2007

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:15 AM 12/12/2007
FILED 11:15 AM 12/12/2007
SRV 071312166 — 2023645 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC and the name of the corporation being merged into this surviving limited liability company is Heritage Packaging Corporation.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.
THIRD: The name of the surviving limited liability company is Greif industrial Packaging & Services LLC.
FOURTH: The merger is to become effective on December 31, 2007.
FIFTH: The Agreement of Merger is on file at 425 Winter Road, Delaware, Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 10th day of December, A.D., 2007.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz
Print or Type

Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:53 AM 12/12/2007
FILED 11:53 AM 12/12/2007
SRV 071312777 — 2023645 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC, and the name of the limited liability company being merged into this surviving limited liability company is CorrChoice LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC.
FOURTH: The merger is to become effective on December 31, 2007.
FIFTH: The Agreement of Merger is on file at 425 Winter Road, Delaware, Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 10th day of December, A.D., 2007.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz
Print or Type

Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:25 PM 12/12/2007
FILED 12:25 PM 12/12/2007
SRV 071312818 — 2023645 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC, and the name of the limited liability company being merged into this surviving limited liability company is Greif Riverville LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC.
FOURTH: The merger is to become effective on December 31, 2007.
FIFTH: The Agreement of Merger is on file at 425 Winter Road, Delaware, Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 10th day of December, A.D., 2007.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz
Print or Type

Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 12/12/2007
FILED 12:47 PM 12/12/2007
SRV 071313024 — 2023645 FILE
CERTIFICATE OF MERGER
In accordance with Section 18-209 of the Delaware Limited Liability Company Act, CP Louisiana, Inc., a Louisiana corporation, wishes to merge into Greif Industrial Packaging & Services LLC, a Delaware limited liability company, and to that end set forth the following facts:
(1) The name and jurisdiction of formation or organization of each of the domestic limited liability companies and other business entities which is to merge or consolidate are:
CP Louisiana, Inc., a Louisiana corporation
Greif Industrial Packaging & Services LLC, a Delaware limited liability company.
(2) An agreement of merger or consolidation has been approved and executed by each of the domestic limited liability companies and other business entities, which is to merge or consolidate.
(3) The name of the surviving or resulting domestic limited liability company or other business entity is: Greif Industrial Packaging & Services LLC.
(4) In the case of a merger in which a domestic limited liability company is the surviving entity, such amendments, if any, to the certificate of formation of the surviving domestic limited liability company to change its name as are desired to be effected by the merger are: None.
(5) The future effective date or time (which shall be a date or time certain) of the merger or consolidation if it is not to be effective upon the filing of the certificate of merger or consolidation shall be: December 31, 2007.
(6) The agreement of merger or consolidation is on file at a place of business of the surviving or resulting domestic limited liability company or other business entity, which is located at: 425 Winter Road, Delaware, Ohio 43015.
(7) A copy of the agreement of merger or consolidation will be furnished by the surviving or resulting domestic limited liability company or other business entity, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate; and

The laws of the state under which each constituent entity exists, permits this merger. This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.
Upon the date specified above, the merging entity listed herein shall merge into the listed surviving entity.
The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers on the dates stated below.

CP Louisiana, Inc.		Greif Industrial Packaging & Services LLC

By:	/s/ Gary R. Martz	By:	/s/ Gary R. Martz

	Gary R. Martz, Secretary		Gary R. Martz, Secretary

Date:	December 10, 2007	Date:	December 10, 2007

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:07 PM 12/12/2007
FILED 01:07 PM 12/12/2007
SRV 071313361 — 2023645 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC, and the name of the limited liability company being merged into this surviving limited liability company is Greif Services LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC.
FOURTH: The merger is to become effective on December 31, 2007.
FIFTH: The Agreement of Merger is on file at 425 Winter Road, Delaware, Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 10th day of December, A.D., 2007.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz
Print or Type

Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:02 PM 12/12/2007
FILED 02:02 PM 12/12/2007
SRV 071314115 — 2023645 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC, and the name of the limited liability company being merged into this surviving limited liability company is Greif Paper, Packaging & Services LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Greif Industrial Packaging & Services LLC.
FOURTH: The merger is to become effective on December 31, 2007.
FIFTH: The Agreement of Merger is on file at 425 Winter Road, Delaware, Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
SEVENTH: Immediately following the merger and effective on 12/31/07, Greif Industrial Packaging & Services LLC will change its name to Greif Packaging LLC.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 10th day of December, A.D., 2007.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz
Print or Type

Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:45 AM 10/30/2008
FILED 08:45 AM 10/30/2008
SRV 081078084 — 2023645 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Greif Packaging LLC and the name of the corporation being merged into this surviving limited liability company is Greif Bros. Service Corp.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.
THIRD: The name of the surviving limited liability company is Greif Packaging LLC.
FOURTH: The merger is to become effective on October 31, 2008.
FIFTH: The Agreement of Merger is on file at 425 Winter Road, Delaware Ohio 43015, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 29th day of October, A.D., 2008.

By:	/s/ Gary R. Martz

Authorized Person

Name:	Gary R. Martz
Print or Type

Title:	Secretary

EXHIBIT D

GREIF INDUSTRIAL PACKAGING & SERVICES LLC
LIMITED LIABILITY COMPANY AGREEMENT AND DECLARATION
THIS LIMITED LIABILITY COMPANY AGREEMENT AND DECLARATION (this “Agreement”), by Greif, Inc., a Delaware corporation (the “Member”), dated as of October 15, 2004, to be effective at 12:06 a.m. on November 1, 2004;
WITNESSETH:
WHEREAS, the Member is the sole stockholder of Greif Containers, Inc., a Delaware corporation (“Greif Containers”);
WHEREAS, in accordance with Section 266 of the Delaware General Corporation Law, the Board of Greif Containers and the Member, as the sole stockholder of Greif Containers, have authorized the conversion of Greif Containers from a Delaware corporation to a Delaware limited liability company, which conversion is to be effective at 12:06 a.m. on November 1, 2004;
WHEREAS, in compliance with Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act, Delaware Code Title 6, Chapter 18 (the “Act”), the Member intends to cause to be filed with the Delaware Secretary of State a Certificate of Formation in respect of Greif Industrial Packaging & Services LLC (the “LLC”), a limited liability company to be formed under the laws of the State of Delaware in connection with the conversion of Greif Containers from a Delaware corporation to a Delaware limited liability company; and
WHEREAS, the Member desires to enter into this Agreement as to the affairs of the LLC and the conduct of its business, and the Member intends that this Agreement constitute the “limited liability company agreement” of the LLC, within the meaning of that term as defined in the Act;
NOW THEREFORE, it is agreed, stated and declared as follows:
Section 1. Formation; Member. The Certificate of Formation of the LLC shall be substantially in the form of Exhibit A attached hereto and made a part hereof (the “Certificate of Formation”). The Certificate of Formation shall be executed by the Member or an authorized representative of the Member. The Member hereby acknowledges and agrees that Gary R. Martz is an authorized representative to execute the Certificate of Formation of the LLC. The LLC shall be formed at the time specified in its Certificate of Formation, which is 12:06 a.m. on November 1, 2004. The Member hereby approves and ratifies the completion, execution, delivery, recording and filing of the Certificate of Formation. The Member shall be the sole “member” of the LLC, as defined in the Act. Whether under this Agreement, under any other agreement or obligation by which the LLC and/or the Member may be bound, or pursuant to applicable law, any action or inaction taken or omitted to be taken by or with the consent of the Member shall bind the LLC. The Member may delegate such power and authority.

Section 2. Term. The term of the LLC shall commence at 12:06 a.m. on November 1, 2004. The LLC shall continue in perpetuity, unless and until the Member consents in writing to dissolve the LLC. Upon dissolution, the LLC shall be wound up and terminated as provided in the Act, and the Member shall have the authority to wind up the LLC. No event described in Section 18-304 of the Act (entitled “Events of Bankruptcy”) involving the Member shall cause the Member to cease to be a member of the LLC.
Section 3. Capital Contributions. The Member shall determine the amounts, forms and timing of capital contributions to be made by the Member. The initial capitalization of the LLC shall consist of the assets and liabilities of Greif Containers, the Delaware corporation that converted into the LLC.
Section 4. Tax Matters. So long as the LLC has only one member, the LLC shall be disregarded as an entity separate from its member, solely for tax purposes, in accordance with Sections 301.7701-1, -2 and -3 of the regulations promulgated under the Internal Revenue Code of 1986, as amended, and the profits, losses, income, loss, deductions, credits and similar items of the LLC shall be allocated accordingly.
Section 5. Distributions. Distributions of cash or property under circumstances not involving the liquidation of the LLC, if any, shall be within the discretion of the Member as to amount, form and frequency, subject to Section 18-607 of the Act (entitled “Limitations on Distribution”). Upon the liquidation of the LLC, the Member shall have power to liquidate or to distribute in kind any and all of the assets of the LLC, and the proceeds of any such liquidation shall be applied and distributed in accordance with Section 18-804 of the Act (entitled “Distribution of Assets”).
Section 6. Officers.
(a) General. The Member may from time to time elect, if desired, as officers of the LLC, a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the Member may from time to time elect. The officers of the LLC shall hold office at the pleasure of the Member and need not be elected annually. Any officer of the LLC may be removed, either with or without cause, at any time, by the Member.
(b) Duties of the President. The president shall be the chief executive officer of the LLC and shall exercise supervision over the business of the LLC and shall have such additional powers and duties as the Member may from time to time assign to him.
(c) Duties of the Vice Presidents. The vice presidents shall perform such other duties and have such powers as the Member or the President may from time to time prescribe.

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(d) Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the Member and to make a proper record of the same; to perform such other duties as may be required by law, the Certificate of Formation or this Agreement; to perform such other and further duties as may from time to time be assigned to him by the Member or the president; and to deliver all books, paper and property of the LLC in his possession to his successor, or to the president.
(e) Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, securities and similar property belonging to the LLC, and shall do with or disburse the same as directed by the president or the Member; shall keep an accurate account of the finances and business of the LLC, including accounts of its assets, liabilities, receipts, disbursements, gains and losses, together with such other accounts as may be required and hold the same open for inspection and examination by the Member; shall give bond in such sum with such security as the Member may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the LLC in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the Member or the President.
(f) Initial Officers. The following persons are hereby elected as the officers of the LLC, to hold the offices set forth beside their respective names at the pleasure of the Member:
Michael J. Gasser — Chairman
William B. Sparks, Jr. — President
Donald S. Huml — Vice President
Gary R. Martz — Vice President and Secretary
Robert A. Young — Vice President
John K. Dieker — Vice President
Robert S. Zimmerman — Treasurer
Sharon R. Maxwell — Assistant Secretary
Section 7. General Provisions.
(a) No Third Party Beneficiaries. None of the provisions of this Agreement shall be construed as existing for the benefit of any creditor of the LLC or as being enforceable by any party not a signatory hereto. There shall be no third party beneficiaries of this Agreement.
(b) Entire Agreement. This Agreement constitutes the entire “operating agreement” of the LLC within the meaning of the Act and contains the entire understanding, agreement and statement of the Member upon the subject matter of this Agreement and may only be amended, changed or waived in a writing signed by the Member. The Member acknowledges that the provisions of the Act shall govern the affairs of the LLC and the conduct of its business, except as provided in this Agreement.

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(c) Provisions Binding. This Agreement shall inure to the benefit of and be binding upon the Member and the Member’s heirs, executors, administrators, successors and assigns.
(d) Applicable Law. This Agreement shall be interpreted in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement and Declaration of Greif Industrial Packaging & Services LLC.

GREIF, INC., a Delaware corporation
By:	/s/ Gary R. Martz
Gary R. Martz, Sr. Vice-President

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EXHIBIT A
CERTIFICATE OF FORMATION

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EXHIBIT E

Name	Title	Signature

Donald S. Huml	Executive Vice President	/s/ Donald S. Huml

Gary R. Martz	Secretary	/s/ Gary R. Martz

John K. Dieker	Vice President & Treasurer	/s/ John K. Dieker